Exhibit 99.2
AGREEMENT AND PLAN OF MERGER
among
MICHIGAN INSURANCE COMPANY,
WEST BEND MUTUAL INSURANCE COMPANY,
DONEGAL GROUP INC.
and
DGI ACQUISITION CORP.
DATED AS OF JULY 15, 2010

(i)

(ii)

(iii)

SCHEDULES:
MICO Disclosure Schedule
DGI Disclosure Schedule

(iv)

AGREEMENT AND PLAN OF MERGER
     This Agreement and Plan of Merger is made as of July 15, 2010, among Donegal Group Inc., a Delaware corporation (“DGI”), DGI Acquisition Corp., a Delaware corporation (the “Merger Sub”), Michigan Insurance Company, a Michigan corporation (“MICO”), and West Bend Mutual Insurance Company, a Wisconsin mutual insurance company (“WBM”). This Agreement refers to each of DGI, Merger Sub, MICO and WBM as a “Party” and collectively as the “Parties” as the context permits or requires.
RECITALS
     A. The Board of Directors of MICO has (i) determined that it is in the best interests of MICO and its Shareholders, individually a “Shareholder” and collectively, the “Shareholders”, and declared it advisable, to enter into this Agreement that provides for the merger (the “Merger”) of Merger Sub with and into MICO, with MICO being the surviving corporation, pursuant to the terms of this Agreement and in accordance with the MBCA and the DGCL, (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement and the consummation of the transactions this Agreement contemplates, including the Merger, pursuant to the terms of this Agreement and in accordance with the MBCA and the DGCL and (iii) resolved to recommend that the Shareholders approve and adopt this Agreement.
     B. The Board of Directors of WBM has approved the execution, delivery and performance of this Agreement and the consummation of the transactions this Agreement contemplates.
     C. The Board of Directors of DGI has approved the execution, delivery and performance of this Agreement and the consummation of the transactions this Agreement contemplates.
     D. The Boards of Directors of DGI and Merger Sub have (i) determined that it is in the best interests of DGI and Merger Sub, and declared it advisable, to enter into this Agreement providing for the Merger pursuant to the terms of this Agreement and in accordance with the MBCA and the DGCL and (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement and the consummation of the transactions this Agreement contemplates, including the Merger, pursuant to the terms of this Agreement and in accordance with the MBCA and the DGCL.
AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and the mutual promises made in this Agreement, in consideration of the representations, warranties and covenants contained in this Agreement and intending to be legally bound by this Agreement, MICO, WBM, DGI and Merger Sub agree as follows:
     1. The Merger.
          (a) The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the MBCA and the DGCL, Merger Sub shall merge with and into MICO, the separate existence of Merger Sub shall cease and MICO shall be the surviving corporation in the Merger (sometimes called the “Surviving Corporation”) and shall continue its corporate existence as a property and casualty insurance company under the Laws of the State of Michigan. The name of the Surviving Corporation shall be “Michigan Insurance Company.”
          (b) The Closing. The closing of the transactions this Agreement contemplates (the “Closing”) shall take place at the offices of Duane Morris LLP in Chicago, Illinois, at 10:00 a.m., Central Standard Time, as soon as practicable, but no later than the third Business Day, or such other date, time and place as WBM, MICO, DGI and Merger Sub shall mutually agree (the actual date being herein called the “Closing Date”), after all of the conditions to the Closing set forth in Section 8 of this Agreement have been satisfied or waived in writing other than those conditions to Closing that by their terms cannot be satisfied prior to the Closing, but subject to the fulfillment or waiver in writing of such conditions at the Closing.
          (c) Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, DGI shall file with the Department of Energy, Labor and Economic Growth of the State of Michigan (“DELEG”) and the Office of the Secretary of State of the State of Delaware (the “Office of the Secretary”) certificates of merger (the “Certificates of Merger”), and shall make all other filings or recordings as may be required under the MBCA and the DGCL and any other applicable Law in order to effect the Merger. The Merger shall become effective (the “Effective Time”) on the date set forth in the Certificates of Merger, in the form required by the MBCA and the DGCL and otherwise conforming to the requirements of the MBCA and the DGCL.
          (d) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the MBCA and the DGCL. Without limiting the generality of the foregoing, and subject to such Certificates of Merger, the MBCA and the DGCL, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers, and franchises of MICO and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, and duties of MICO and Merger Sub shall become the debts, liabilities, and duties of the Surviving Corporation.

          (e) Articles of Incorporation and By-Laws. At the Effective Time, the Articles of Incorporation and the By-Laws of MICO, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.
          (f) Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until their respective successors are duly elected or appointed and qualified. The officers of MICO as of the Effective Time shall be the Surviving Corporation’s officers until their respective successors are duly elected or appointed and qualified, except that Sheri O. Smith shall be Secretary.
     2. Merger Consideration; Conversion of Shares.
          (a) Aggregate Consideration.
               (i) The aggregate merger consideration payable on behalf of Merger Sub to the Shareholders shall be an amount in cash equal to 122% of the Final Book Value of MICO (the “Merger Consideration”) as determined pursuant to this Agreement.
               (ii) Not less than seven Business Days prior to the Closing Date, MICO shall prepare and deliver to DGI the balance sheet of MICO as of the end of the calendar month immediately preceding the Closing Date, which balance sheet (the “Preliminary Closing Balance Sheet”) shall include MICO’s calculation of the Book Value of MICO as of such month end (the “Preliminary Book Value of MICO”). WBM, MICO, DGI and Merger Sub agree that in determining the Preliminary Book Value of MICO and the Final Book Value of MICO, MICO shall establish its reserves for loss and loss adjustment expenses using methodology consistent with the methodology MICO used in determining such reserves for the year ended December 31, 2009.
               (iii) On the Closing Date, DGI shall pay, or cause Merger Sub to pay to M&T Bank (the “Paying Agent”) an amount in cash equal to the Preliminary Book Value of MICO (such amount the “Preliminary Merger Consideration”) DGI shall have reasonably determined after its receipt of the Preliminary Closing Balance Sheet. On the Closing Date, WBM and DGI shall provide the Paying Agent with joint written instructions setting forth the amount (the “Purchase Price Escrow Amount”) the Paying Agent shall pay into an escrow account as provided in the Escrow Agreement in the form of Appendix E to this Agreement. The Purchase Price Escrow Amount shall equal 10% of the Preliminary Merger Consideration to secure any amount that may become payable pursuant to Section 2(a)(vii) if the Merger Consideration, as finally determined, is less than the Preliminary Merger Consideration and any claims DGI or Merger Sub may have pursuant to Section 10.

               (iv) As soon as practicable, but not later than 90 days after the Closing Date, DGI shall prepare and deliver to WBM DGI’s calculation of the Book Value of MICO as of the Closing Date (the “Proposed Final Book Value of MICO”). DGI shall calculate the Proposed Final Book Value of MICO using the same accounting methods, policies, practices and procedures MICO used in the preparation of the Preliminary Book Value of MICO.
               (v) DGI shall permit WBM to review all accounting records and all work papers and computations DGI used in the preparation of the Proposed Final Book Value of MICO. If WBM does not give notice of dispute to DGI within 45 days of receiving the Proposed Final Book Value of MICO, the Proposed Final Book Value of MICO shall be deemed to be the balance sheet of MICO as of the close of business on the Closing Date (the “Final Closing Balance Sheet”), and the Proposed Final Book Value of MICO shall be deemed to be the Book Value of MICO as of the Closing Date (the “Final Book Value of MICO”) and shall be conclusive and binding upon WBM and DGI for purposes of this Agreement.
               (vi) If WBM gives DGI notice of dispute within such 45-day period, WBM and DGI shall negotiate in good faith to resolve such dispute and determine the final calculation of the Book Value of MICO as of the Closing Date. Any notice of dispute delivered pursuant to this Agreement shall specify the nature of the dispute in reasonable detail. If, after 30 days from the date WBM notified DGI of a dispute as to the calculation and determination of the Final Book Value of MICO, WBM and DGI cannot agree on the resolution of all of the disputed items, the items still in dispute shall be referred to the Unrelated Accounting Firm to resolve the dispute, whose decision as to the issues in dispute shall be conclusive and binding upon WBM and DGI for all purposes of this Agreement. The Unrelated Accounting Firm shall address only those issues in dispute and shall do so based solely on the provisions of this Agreement and not by independent review. The Unrelated Accounting Firm shall deliver its resolution of the dispute within 90 days of submission of the dispute to the Unrelated Accounting Firm. The fees and expenses of the Unrelated Accounting Firm pertaining to the dispute resolution hereunder shall be shared equally by WBM and DGI.
               (vii) If 122% of the Final Book Value of MICO as finally determined pursuant to Section 2(a)(v) or (vi) is greater than the Preliminary Merger Consideration, DGI shall pay to the Paying Agent, by wire transfer, the amount of such excess (the “Excess Amount”) within five Business Days after the Final Book Value of MICO has been finally determined (which amount shall be deposited into the Payment Fund). If 122% of the Final Book Value of MICO as finally determined pursuant to Section 2(a)(v) or (vi) is less than the Preliminary Merger Consideration, the Paying Agent shall pay from the Purchase Price Escrow Amount, to DGI, by wire transfer and in accordance with joint written instructions delivered to the Paying Agent, the amount of such deficit within five Business Days after the Final Book Value of MICO has been finally determined and thereafter except as otherwise provided in this Agreement, neither WBM nor the Shareholders shall have any further liability with respect to DGI.
          (b) Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of DGI, Merger Sub, MICO, WBM or the Shareholders, pursuant to this Agreement and the MBCA and the DGCL, subject to the other provisions of this Section 2:
               (i) Each Share of MICO issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount in cash (subject to any applicable withholdings specified in Section 2(c)(i)), without interest thereon, equal to the Merger Consideration, less the Purchase Price Escrow Amount divided by 2,095,829, which is the number of outstanding Shares, other than any Shares to be cancelled pursuant to Section 2(b)(iii) (the “Per Share Merger Consideration”), payable to the holder thereof upon surrender of the certificate representing such Share. As of the Effective Time, all outstanding Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any outstanding Shares shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration.
               (ii) Each share of common stock, par value $1.00 per share, of Merger Sub (the “Merger Sub Common Stock”), issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and non assessable share of voting common stock, par value $1.00 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”). From and after the Effective Time, each outstanding certificate which represented shares of Merger Sub Common Stock shall evidence ownership of and represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Sub Common Stock shall have been converted.
               (iii) All Shares held in MICO’s treasury as of the Effective Time shall automatically be cancelled and retired and all rights in respect thereof shall cease to exist, without any conversion thereof or payment of any consideration therefor.
          (c) Payments; Payment for Shares; Lost Certificates.
               (i) Immediately following the Effective Time, DGI shall deposit, or shall cause to be deposited, with M&T Bank, for the benefit of the Shareholders and for exchange and payment pursuant to this Section 2 through the Paying Agent, cash in an amount equal to the Preliminary Merger Consideration (the “Payment Fund”). Upon the making of such payment to the Paying Agent, DGI, Merger Sub and the Surviving Corporation shall thereafter have no further liability to any Shareholder for payment for any of the Shares, except for the payment of the Excess Amount, if applicable, or as otherwise set forth in this Agreement. The Paying Agent shall, pursuant to irrevocable written instructions executed by WBM, deliver out of the Payment Fund all amounts received by the Paying Agent for the account of the Shareholders, except to the extent paid into the Purchase Price Escrow Amount. The Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Shareholder such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder or any provision of any state, local or foreign tax Law. To the extent such amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect to which such deduction and withholding were made.
               (ii) At or prior to the Effective Time, [a] each Shareholder who held at the Effective Time an outstanding certificate or certificates that represented outstanding Shares (the “Certificates”) shall surrender such Certificates to the Paying Agent, together with a completed and duly executed letter of transmittal (a “Letter of Transmittal”), [b] upon such surrender of a Certificate and delivery of a duly completed and executed Letter of Transmittal, the holder of the Certificate will be entitled to receive an amount equal to [i] the number of Shares represented by such Certificate, multiplied by [ii] the Per Share Merger Consideration, payable promptly following the Effective Time, to an account designated in writing by such Shareholder, [c] the Paying Agent shall promptly pay such amounts to such holder and [d] the Surviving Corporation shall cancel the Certificates so surrendered. No interest will be paid or accrue on the Merger Consideration payable upon the surrender of the Certificates. Subject to Section 2(c)(v), under no circumstances will any holder of a Certificate be entitled to receive any part of the Merger Consideration until such holder shall have surrendered such Certificate and shall have duly executed the Letter of Transmittal and delivered such Letter of Transmittal to the Paying Agent. Until surrendered and exchanged for shares of the Surviving Corporation, no Shareholder shall be entitled to receive any dividends or other distributions declared and paid by the Surviving Corporation.
               (iii) As described in Section 2(a)(vii), within five Business Days of the determination of the Final Closing Balance Sheet and the Final Merger Consideration, DGI shall deposit, or shall cause to be deposited, with the Paying Agent cash in an amount equal to the Excess Amount, if there is an Excess Amount. In accordance with the applicable terms of Section 2(c)(ii), as soon as practicable thereafter, the Paying Agent shall distribute the Excess Amount to the Shareholders in proportion to the Merger Consideration allocable to each Shareholder.
               (iv) If payment is to be made to a Person other than the Person in whose name a surrendered Certificate is registered, the Certificate must be properly endorsed or otherwise in proper form for transfer and the Person requesting such payment must agree to pay any applicable transfer or other taxes or establish to the reasonable satisfaction of DGI and the Surviving Corporation that such tax has been paid or is not applicable.
               (v) If any Certificate has been lost, stolen or destroyed, the Paying Agent will issue the applicable portion of the Merger Consideration deliverable in respect thereof upon receipt of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed. After the Effective Time, until surrendered in accordance with these provisions, each Certificate shall represent only the right to receive the applicable portion of the Merger Consideration as set forth in this Agreement.
               (vi) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. Certificates presented to the Surviving Corporation after the Effective Time shall be cancelled.
               (vii) Any portion of the Payment Fund that remains undistributed to the Shareholders for one year after the Effective Time shall be delivered to DGI upon demand, and any Shareholder who has not theretofore complied with this Section 2 shall thereafter look only to DGI for payment of such Shareholder’s claim to any part of the Merger Consideration. None of DGI, Merger Sub, WBM or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration delivered to a public office pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates representing outstanding Shares shall not have been surrendered immediately prior to the date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate shall, at such time and the extent permitted by applicable Law, become the property of DGI, as the agent of those Shareholders that have failed to surrender their Certificates, free and clear of all claims of interest of any Person previously entitled thereto.
     3. Representations and Warranties of MICO and WBM. MICO and WBM hereby represent and warrant, severally and not jointly, to DGI that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date, except as set forth in the corresponding section of the disclosure schedule delivered by MICO to DGI on or prior to the execution of this Agreement (the “MICO Disclosure Schedule”). The MICO Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered paragraphs contained in this Section 3; provided, however, that any event, fact or circumstance disclosed in any lettered paragraph of the MICO Disclosure Schedule shall be deemed to be a disclosure for purposes of all other lettered paragraphs of the MICO Disclosure Schedule so long as it is reasonably apparent that such disclosure applies to such other lettered paragraphs of the MICO Disclosure Schedule.

          (a) Organization; Authorization of Transaction.
               (i) MICO is a corporation duly organized and validly existing under the Laws of the State of Michigan. MICO is duly authorized to conduct business and is in good standing under the Laws of the State of Michigan and does not conduct business in any other state. MICO has all requisite corporate power and authority and all governmental licenses, authorization, permits, registrations, Orders and approvals to carry on the businesses in which it is engaged on the date of this Agreement (the “MICO Permits”), except for those powers, authorizations, licenses, permits, registrations, Orders and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect. MICO is in compliance with the terms of the MICO Permits, except where the failure to be in such compliance has not had and would not, individually or in the aggregate, reasonably expected to have a MICO Material Adverse Effect.
               (ii) MICO has full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to consummate the transactions this Agreement contemplates, subject, in the case of the Merger, to obtaining the affirmative vote of the necessary number of the votes entitled to be cast by holders of the Shares (the “Requisite Shareholder Vote”). This Agreement constitutes the valid and legally binding obligation of MICO and WBM, enforceable against each of them in accordance with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or by general equitable principles and subject to the Requisite Shareholder Vote.
               (iii) This Agreement has been duly executed and delivered by MICO and WBM and, assuming due authorization, execution and delivery by DGI and Merger Sub, constitutes a legal, valid and binding agreement of MICO and WBM, enforceable against MICO and WBM in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or by general equitable principles. The approval of this Agreement by the Requisite Shareholder Vote is the only vote of the holders of any class or series of capital stock of MICO or of any other obligation of MICO and WBM necessary to approve this Agreement or approve the transactions this Agreement contemplates.
               (b) Governmental Authorization. The execution and delivery of this Agreement by MICO and WBM do not, and the performance of and the consummation by MICO and WBM of the transactions to which either of them is a party that this Agreement contemplates, will not require at or prior to the Closing any consent or approval by, or filing with, any Governmental Authority, other than (i) the filing of the Certificates of Merger with the DELEG and the Office of the Secretary, (ii) approvals or filings of MICO or WBM (the “MICO Insurance Approvals”) under all applicable state Laws regulating the business of insurance or otherwise affecting the transactions this Agreement contemplates, as set forth in Section 3(b) of the MICO Disclosure Schedule (collectively, the “Insurance Laws”), (iii) DGI Insurance Approvals, assuming the accuracy and completeness of Section 4(c) of the DGI Disclosure Schedule, and (iv) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions this Agreement contemplates.
          (c) Noncontravention. Except as set forth in Section 3(c) of the MICO Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions this Agreement contemplates, shall (i) violate any Law or Order to which MICO is subject or any provision of the Organizational Documents of MICO or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which MICO is a party or by which it is bound or to which any of its assets are subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a MICO Material Adverse Effect or a material adverse effect on the ability of the Shareholders or MICO to consummate the transactions this Agreement contemplates. Except for the MICO Insurance Approvals or as otherwise set forth in Section 3(c) of the MICO Disclosure Schedule, MICO is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Agency in order to consummate the transactions this Agreement contemplates, except where the failure to give notice, to file or to obtain any authorization, consent or approval would not have a MICO Material Adverse Effect or a material adverse effect on the ability of the Shareholders or MICO to consummate the transactions this Agreement contemplates.
          (d) Brokers’ Fees. Neither the Shareholders nor MICO has any liability or obligation to pay any fees or commissions to any broker, finder or investment banker with respect to the transactions this Agreement contemplates for which DGI could become liable or obligated, except for the fees of Keefe, Bruyette & Woods, Inc., which shall be paid by WBM, in its capacity as the majority shareholder of MICO and not on behalf of the Shareholders in its capacity as their representative.
          (e) Capitalization. Section 3(e) of the MICO Disclosure Schedule sets forth for MICO (i) the number of shares of authorized capital stock of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iii) its directors and officers. All of the issued and outstanding shares of capital stock of MICO have been duly authorized and are validly issued, fully paid and nonassessable. Each Shareholder holds of record all of the Shares of MICO set forth next to such Shareholder’s name in Section 3(e) of the MICO Disclosure Schedule, free and clear of any restrictions on transfer and

Security Interests other than restrictions under the Securities Act and state securities Laws and the Shareholders’ Agreements. Except as set forth on Section 3(e) of the MICO Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require any Shareholder to sell, transfer or otherwise dispose of any capital stock of MICO or that could require MICO to issue, sell or otherwise cause to become outstanding any of its capital stock, in each case, other than this Agreement and the Shareholders’ Agreements. There are no outstanding stock appreciation, phantom stock or similar rights with respect to MICO. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of MICO.
          (f) Subsidiaries. MICO has no Subsidiaries and is not a partner or member of any partnership, joint venture or other similar relationship.
          (g) Financial Statements. Attached hereto as Appendix A are the following financial statements (collectively the “Financial Statements”): (i) MICO’s audited balance sheet and statements of income, stockholders’ equity and cash flows as of and for the years ended December 31, 2007, December 31, 2008 and December 31, 2009 (December 31, 2009 shall be referred to herein as the “Most Recent Fiscal Year End”) and (ii) MICO’s unaudited balance sheet and statements of income and cash flows (the “Most Recent Financial Statements”) as of and for the period beginning January 1, 2010 and ended March 31, 2010. The Financial Statements have been prepared in accordance with SAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of MICO as of such dates and the results of operations of MICO for such periods; provided that the Most Recent Financial Statements are subject to normal year end adjustments and lack footnotes and other presentation items. The Financial Statements include notes setting forth those adjustments that would be made if the Financial Statements were prepared in accordance with GAAP.
          (h) Title to Personal Property. Except as (i) set forth on Section 3(h) of the MICO Disclosure Schedule or (ii) as would not constitute, individually or in the aggregate, a MICO Material Adverse Effect, MICO has good and valid title to, or a valid leasehold interest in, the material tangible personal property that is reflected on the Most Recent Balance Sheet, free and clear of any Security Interest except for Permitted Liens.
          (i) Absence of Certain Developments. Except as set forth on Section 3(i) of the MICO Disclosure Schedule or otherwise contemplated by this Agreement, since the Most Recent Fiscal Year End, MICO has not suffered any MICO Material Adverse Effect. In addition to the foregoing, since that date, except as set forth on Section 3(i) of the MICO Disclosure Schedule, MICO has not:

               (i) borrowed any amount or incurred any material liabilities, except amounts borrowed or liabilities incurred in the Ordinary Course of MICO’s Business or under contracts entered into in the Ordinary Course of MICO’s Business;
               (ii) mortgaged, pledged or subjected to any material lien or other encumbrance, any material portion of its assets, except for Permitted Liens;
               (iii) issued, sold or transferred any of its capital stock, securities convertible into its capital stock or warrants, options or other rights to acquire its capital stock, or any notes, bonds or debt securities;
               (iv) redeemed or purchased any shares of its capital stock;
               (v) made any material change in employment terms for any of its directors or officers outside the Ordinary Course of MICO’s Business; or
               (vi) committed to do any of the foregoing.
          (j) Undisclosed Liabilities. MICO has no liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, except for (i) liabilities accrued or reserved for on the Most Recent Balance Sheet, including any notes thereto, (ii) liabilities under agreements, contracts, leases, licenses and other arrangements, (iii) liabilities reflected on the MICO Disclosure Schedule, (iv) liabilities not required to be disclosed or reflected on financial statements prepared in accordance with GAAP or SAP, (v) liabilities which arise or have arisen in the Ordinary Course of MICO’s Business, (vi) insurance claims or related litigation or arbitration arising on the Ordinary Course of MICO’s Business, (vii) liabilities that would not have a MICO Material Adverse Effect and (viii) liabilities arising or incurred in connection with the transactions this Agreement contemplates.
          (k) Legal Compliance.
               (i) To the Knowledge of MICO, MICO is in compliance with all applicable Laws, except where the failures to comply would not have, or would not reasonably be likely to have, individually or in the aggregate, a MICO Material Adverse Effect. Except as set forth on Section 3(k) of the MICO Disclosure Schedule, MICO has not received any written communication from any Governmental Authority that alleges that MICO is not in compliance with any Laws, except where the written communication alleges a failure to comply that would not reasonably be expected to have a MICO Material Adverse Effect or where the alleged failure to comply has been substantially resolved or is no longer alleged by such Governmental Authority.
               (ii) There is no pending or, to the Knowledge of MICO, threatened proceeding to which MICO is subject before any Governmental Authority regarding whether

MICO has violated, nor is there any pending or, to the Knowledge of MICO, threatened, investigation by any Governmental Authority with respect to possible violations of, any applicable Laws, except for such violations or possible violations that have not had and would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect.
               (iii) There is no proceeding to which MICO is subject before any Governmental Authority pending or, to the Knowledge of MICO, threatened in writing regarding whether MICO has violated any applicable Insurance Laws, nor any investigation by any Governmental Authority pending or, to the Knowledge of MICO, threatened in writing with respect to possible violations of any applicable Insurance Laws, except for proceedings or investigations relating to violations or possible violations which would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect. Since January 1, 2010, MICO has filed all material reports required to be filed by it with its domiciliary state insurance department or such failure to file has been remedied. Except as required by applicable Law, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on MICO to which MICO is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, or Orders specifically with respect to MICO, that [a] limit in any material respect the ability of MICO to issue insurance policies under its MICO Permits, or [b] impose any requirements on MICO in respect of risk based capital requirements that materially increase or modify the risk based capital requirements imposed under applicable Insurance Laws except, in each case, as has not had and would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect.
          (l) Tax Matters. Except as set forth on Section 3(l) of the MICO Disclosure Schedule:
               (i) WBM has filed on MICO’s behalf all Income Tax Returns required to be filed by MICO, and has paid all Income Taxes shown to be due and payable by MICO, except where the failure to pay such Income Taxes would not have a MICO Material Adverse Effect.
               (ii) No deficiency or proposed adjustment which has not been resolved or settled for any amount of Income Tax has been proposed, asserted or assessed in writing by any taxing authority against MICO, except where such deficiency or proposed adjustment would not have a MICO Material Adverse Effect.
               (iii) MICO has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, except where failure to withhold and pay such Taxes would not have a MICO Material Adverse Effect.

               (iv) Section 3(l) of the MICO Disclosure Schedule lists those Income Tax Returns that currently are the subject of audit or for which written notice of intent to audit has been received.
               (v) MICO has not waived any statute of limitations in respect of Income Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
          (m) MICO SAP Statements. MICO has filed or submitted all MICO SAP Statements required to be filed with or submitted to the Office of Financial and Insurance Regulation of the State of Michigan for MICO on forms prescribed or permitted by such department, except for such failures to file or submit which would not, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect. The MICO SAP Statements were prepared in all material respects in conformity with SAP applied on a consistent basis for the periods covered thereby, except as may be indicated in the notes thereto, and the MICO SAP Statements fairly present, in all material respects, the statutory financial position of MICO as at the respective dates thereof and the statutory results of operations of MICO for the respective periods then ended. No material deficiency has been asserted in writing with respect to any MICO SAP Statements by the domiciliary state insurance departments for MICO that has not been remedied. The annual statutory balance sheets and income statements included in the MICO SAP Statements have been, where required by applicable Insurance Law, audited by an independent accounting firm of recognized national or international reputation.
          (n) Insurance Matters.
               (i) To the Knowledge of MICO, as of the date of this Agreement, all reinsurance treaties or agreements to which MICO is a party or under which MICO has any existing material rights, obligations or liabilities (the “MICO Reinsurance Agreements”) are in full force and effect in all material respects in accordance with their terms. MICO is not in material default as to any provision thereof. Since January 1, 2010 through the third Business Day prior to the date of this Agreement, MICO has not received any written notice to the effect that [a] the financial condition of any reinsurer party to any such agreement is materially impaired to the extent that MICO reasonably believes may result in a default or [b] there is a material dispute with respect to any material amounts recoverable by MICO pursuant to any MICO Reinsurance Agreement. Except as set forth on Section 3(n) of the MICO Disclosure Schedule, since January 1, 2010, MICO has not entered into any reinsurance treaty or agreement under which it has assumed any material liabilities of any Person.
               (ii) With respect to any MICO Reinsurance Agreement for which MICO has taken credit for reinsurance ceded on its MICO SAP Statements, [a] there has been no separate written or oral agreements between MICO and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the Parties under any such MICO Reinsurance Agreement, other than inuring contracts that are explicitly defined in any such MICO Reinsurance Agreement, [b] for each such MICO Reinsurance Agreement entered into, renewed or amended on or after January 1, 2010, for which risk transfer is not reasonably considered to be self evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by Statutory Statement of Accounting Principle No. 62 Property & Casualty Reinsurance (“SSAP No. 62”), is available for review by the domiciliary state insurance departments for MICO, [c] from and after January 1, 2010, MICO complies, and has complied in all material respects, with all of the requirements set forth in SSAP No. 62 and [d] from and after January 1, 2010, MICO has, and has had, appropriate controls in place to monitor the use of reinsurance and comply with the provisions of SSAP No. 62.
               (iii) Except for regular periodic assessments in the Ordinary Course of MICO’s Business or assessments based on developments that are publicly known within the insurance industry, as of the date of this Agreement, no material claim or material assessment is pending or, to the Knowledge of MICO, threatened in writing against MICO by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers.
          (o) Policy Reserves. The Policy Reserves of MICO recorded in the MICO SAP Statements, (i) have been computed in all material respects in accordance with generally accepted actuarial standards in effect on such date and (ii) were in compliance in all material respects with the requirements for Policy Reserves established by the domiciliary insurance regulatory authority of MICO.
          (p) Real Property. Section 3(p) of the MICO Disclosure Schedule lists all real property leased or subleased and used by MICO (the “Leased Real Property”). MICO has made available to DGI a copy of the leases and subleases for the Leased Real Property. To the Knowledge of MICO, except where the invalidity, nonbinding nature, unenforceability, ineffectiveness or default would not be reasonably expected to have a MICO Material Adverse Effect, each lease and sublease for the Leased Real Property is valid, binding, enforceable and in full force and effect in all material respects, and MICO has not received a current written notice of default under any such lease or sublease.
          (q) Intellectual Property.
               (i) Section 3(q) of the MICO Disclosure Schedule identifies each patent or registered Intellectual Property, or application therefor, owned by MICO, and each material written license agreement (excluding “off the shelf” software license agreements) pursuant to which MICO has granted to any third party, or has been granted by any third party, any rights in the Intellectual Property.

               (ii) With respect to each item of Intellectual Property identified in Section 3(q) of the MICO Disclosure Schedule, except as set forth in Section 3(q)(ii) of the MICO Disclosure Schedule, to the Knowledge of MICO, [a] MICO possess all right, title and interest in and to the item, free and clear of any Security Interest, license or other restriction; [b] the item is not subject to any outstanding Order; and [c] no action, suit, proceeding, hearing, investigation, written claim or written demand is pending or threatened which challenges the legality, validity, enforceability, use or ownership of the item; except where a failure to comply with the representations in [a], [b] or [c] would not have a MICO Material Adverse Effect.
               (iii) With respect to each material license agreement identified in Section 3(q) of the MICO Disclosure Schedule, to the Knowledge of MICO, [a] no party to any license agreement is in material breach or default; and [b] no party to any license agreement has repudiated any material provision thereof; except where a failure to comply with the representations in [a] or [b] would not have a MICO Material Adverse Effect.
          (r) Contracts. Section 3(r) of the MICO Disclosure Schedule lists the following written contracts and other written agreements to which MICO is a party:
               (i) any agreement required to be filed as exhibits to the MICO SAP Statements;
               (ii) any agreement for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;
               (iii) any agreement concerning a partnership or joint venture that is material to the business of MICO, taken as a whole;
               (iv) any agreement under which it has created, incurred, assumed or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a material Security Interest on any of its material assets, tangible or intangible;
               (v) any agreement which materially restricts the ability of MICO to freely conduct its business, except for any such contract that may be cancelled without any penalty or other liability to MICO upon notice of 30 days or less;
               (vi) any material agreement with any of the Shareholders or their Affiliates;
               (vii) any agreement involving any exchange traded or over the counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract;

               (viii) any other agreement or group of related agreements the performance of the executory portion of which involves consideration in excess of $100,000 per annum; or
               (ix) any reinsurance agreements as of the date of this Agreement to which MICO is a ceding or assuming party.
Except as set forth in Section 3(r) of the MICO Disclosure Schedule, to the Knowledge of MICO, with respect to each such agreement: [a] the agreement is legal, valid, binding, enforceable and in full force and effect in all material respects, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors rights generally and general equitable principles; [b] no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement and [c] no party has repudiated any provision of the agreement, except, in each case, where such circumstance or event would not have a MICO Material Adverse Effect.
          (s) Litigation. Except as set forth on Section 3(s) of the MICO Disclosure Schedule, there is no action, suit, investigation, claim, complaint, demand, summons, subpoena, injunction, notice of violation or other proceeding pending against or, to the Knowledge of MICO, threatened in writing against MICO or pending against or threatened in writing against any present or former officer or director of MICO in connection with which MICO has an indemnification obligation pursuant to the MICO Organizational Documents or a written agreement, before any Governmental Authority other than insurance claims litigation or arbitration arising in the Ordinary Course of MICO’s Business, which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against MICO which would, individually or in the aggregate, reasonably be expected to have a MICO Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions this Agreement contemplates.
          (t) Employees. MICO is not a party to nor is it bound by any collective bargaining agreement, nor is it a party to any material arbitration or grievance proceeding relating to any such collective bargaining agreement. Within the last three years, MICO has not experienced any work stoppage due to labor disagreements and there is currently no labor strike, dispute, request for representation, slow down or work stoppage actually pending. MICO is not bound by any administrative agency, tribunal, commission or board decree relating to any collective bargaining agreement, claims of unfair labor practices or attempts to organize a collective bargaining unit which in any case is reasonably expected to have a MICO Material Adverse Effect.

          (u) Employee Benefits.
               (i) Section 3(u) of the MICO Disclosure Schedule sets forth all of the current Employee Pension Benefit Plans, Employee Welfare Benefit Plans and all other material employee benefit, fringe benefit plans and programs maintained or contributed to by MICO with respect to current or former employees of MICO (the “Plans”). MICO has provided or made available to DGI [a] a copy of each of the Plans, including all amendments thereto, [b] any trust agreements thereunder, [c] each summary plan description and [d] the most recent favorable determination letter issued by the Internal Revenue Service, if applicable.
               (ii) Except as set forth in Section 3(u) of the MICO Disclosure Schedule, each Plan is in compliance with the applicable requirements of Law, including, if applicable, ERISA and the Code, except where such failure to comply is not reasonably expected to have a MICO Material Adverse Effect.
               (iii) Except as set forth in Section 3(u) of the MICO Disclosure Schedule, each Employee Pension Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter that it is so qualified, and, to the Knowledge of MICO, there exist no facts or circumstances which would cause any of such favorable determination letters to be revoked.
          (v) Environmental Matters. To the Knowledge of MICO, MICO is in material compliance with applicable Environmental Laws and Environmental Permits. MICO possesses all material Environmental Permits which are required for its operations. During the past three years, MICO has not received any written communication alleging any material failure by it to comply with any applicable Environmental Laws or Environmental Permits. To the Knowledge of MICO, there is no Environmental Claim pending or threatened, against MICO.
          (w) Certain Business Relationships. Except as disclosed in the notes to the Financial Statements or Section 3(w) of the MICO Disclosure Schedule, neither WBM nor any of its Affiliates has been involved in any material business arrangement or relationship with MICO within the past 12 months, other than in his, her or its capacity as a director, officer, employee or shareholder of MICO.
          (x) Rating. As of the date of this Agreement, A.M. Best Company has not threatened in writing to lower or place under surveillance any rating presently assigned to MICO.
          (y) State Takeover Laws. MICO has previously taken any and all action necessary to render the provisions of any Michigan anti-takeover statutes that may be applicable to the Merger and the other transactions this Agreement contemplates inapplicable to WBM, MICO, DGI and Merger Sub and their respective affiliates, and to the Merger, and this Agreement and the transactions this Agreement contemplates.
     4. Representations and Warranties of DGI. DGI represents and warrants to MICO and WBM that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by DGI on or prior to the execution of this Agreement (the “DGI Disclosure Schedule”). The DGI Disclosure Schedule shall be arranged in paragraphs corresponding to the lettered paragraphs contained in this Schedule 4; provided, however, that any event, fact or circumstance disclosed in any lettered paragraph of the DGI Disclosure Schedule shall be deemed to be a disclosure for purposes of all other lettered paragraphs of the DGI Disclosure Schedule so long as it is reasonably apparent that such disclosure applies to such other lettered paragraphs of the DGI Disclosure Schedule.
          (a) Organization of DGI and Merger Sub. DGI is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized and validly existing under the Laws of the State of Delaware. Each of DGI and Merger Sub has all requisite corporate, partnership or similar powers and all governmental licenses, authorizations, permits, certificates, registrations, consents, franchises, variances, exemptions, orders and approvals required to carry on its business as conducted on the date of this Agreement (the “DGI Permits”). DGI and Merger Sub are in compliance with DGI Permits. DGI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is required.
          (b) Authorization of Transaction. DGI and Merger Sub, as applicable, each has the full power and authority to execute and deliver this Agreement and to perform the obligations this Agreement contemplates. This Agreement constitutes the valid and legally binding obligation of DGI and Merger Sub, enforceable in accordance against each of them with its terms and conditions, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally or by general equitable principles.
          (c) Governmental Authorization. The execution, delivery and performance by DGI and Merger Sub of this Agreement and the consummation by each of DGI and Merger Sub of the transactions to which it is a party that this Agreement contemplates will not require at or prior to the Closing any consent or approval by, or filing with, any Governmental Authority, other than (i) the filing of the Certificates of Merger with the DELEG and the Office of the Secretary and appropriate documents with the relevant authorities of other states in which DGI and Merger Sub are admitted to do business, (ii) approvals or filings under Insurance Laws as set forth in Section 4(c) of DGI Disclosure Schedule (collectively, but excluding any such filings included on Section 4(c) of the DGI Disclosure Schedule that are required to be made following the consummation of the Merger, the “DGI Insurance Approvals” and, together with the MICO Insurance Approvals, the

“Transaction Approvals”), (iii) the MICO Insurance Approvals, assuming the accuracy and completeness of Section 3(b), (iv) those consents, approvals or filings as may be required as a result of the business or identity of MICO or any of its Affiliates and (v) any other consents, approvals or filings the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a DGI Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions this Agreement contemplates.
          (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions this Agreement contemplates, shall (i) assuming compliance with the matters referred to in Section 4(c), violate any Law or Order to which DGI or Merger Sub is subject, (ii) violate any provision of their respective Organizational Documents or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which DGI or Merger Sub is a party or by which either is bound or to which any of their respective assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the ability of DGI or Merger Sub to consummate the transactions this Agreement contemplates, except for such violations, breaches or conflicts in clauses (i) and (iii) that would not, individually or in the aggregate, reasonably be expected to have a DGI Material Adverse Effect.
          (e) Capitalization; Interim Operations of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, $1.00 par value per share, all of which are issued and outstanding. DGI owns all of the issued and outstanding shares of capital stock of Merger Sub. All of the issued and outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable and free and clear of preemptive or other similar rights, and were not issued in violation of the Organizational Documents of Merger Sub. Merger Sub was formed solely for the purposes of engaging in the transactions this Agreement contemplates and other than in connection with the transactions this Agreement contemplates has not conducted any business prior to the date of this Agreement and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation or as this Agreement contemplates.
          (f) Brokers’ Fees. Neither DGI nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, investment banker or agent with respect to the transactions this Agreement contemplates for which MICO, WBM or any Shareholder could become liable or obligated.
          (g) Availability of Funds. DGI has and will have at the Closing sufficient cash available, or irrevocable commitments from financial institutions, to enable DGI to pay the full consideration payable to the Shareholders hereunder, to make all other necessary payments by it in connection with the transactions this Agreement contemplates.
          (h) Litigation. There is no action, suit, investigation, claim, complaint, demand, summons, cease and desist letter, subpoena, injunction, notice of violation or other proceeding pending against, or, to the knowledge of DGI, threatened in writing against DGI or any of its Subsidiaries before any Governmental Authority, (other than insurance claims litigation or arbitration arising in the ordinary course of DGI’s Business consistent with past custom and practice), that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions this Agreement contemplates. As of the date of this Agreement, there is no Order outstanding against DGI or any of its Subsidiaries which would reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions this Agreement contemplates.
          (i) Interested Shareholder. At the time immediately preceding the date of this Agreement, neither DGI nor any of its Affiliates is, with respect to MICO, an “interested shareholder” as such term is defined in Section 778 of the MBCA and or Section 203 of the DGCL.
          (j) Compliance with Laws.
               (i) Since January 1, 2008, the business and operations of DGI and the Merger Sub have been conducted in compliance with all applicable Laws (including Insurance Laws), except where the failure to so conduct such business and operations would not, individually or in the aggregate, reasonably be expected to have a DGI Material Adverse Effect.
               (ii) All of the DGI Permits regarding conducting insurance operations are in full force and effect in accordance with their terms and there is no proceeding or investigation to which DGI or any such Subsidiary is subject before a Governmental Authority that is pending or threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such DGI Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not, individually or in the aggregate, reasonably be expected to have a DGI Material Adverse Effect.
               (iii) There is no proceeding to which DGI or any Subsidiary is subject before any Governmental Authority pending or threatened in writing regarding whether any of DGI or its Subsidiaries has violated any applicable Insurance Laws, nor any investigation by any Governmental Authority pending or threatened in writing with respect to possible violations of, any applicable Insurance Laws, except for proceedings or investigations relating to violations or possible violations which would not individually or in the aggregate, reasonably be expected to have a DGI Material Adverse Effect. Since January 1, 2008, DGI and its Subsidiaries have filed all material reports required to be filed by any of them with their respective domiciliary state insurance department or such failure to file has been remedied. Except as required by applicable Law and the DGI Permits maintained by DGI or its Subsidiaries, there are no written agreements, memoranda of understanding, commitment letters or similar undertakings binding on DGI or its Subsidiaries to which DGI or any Subsidiary is a party, on the one hand, and any Governmental Authority is a party or addressee, on the other hand, or Orders specifically with respect to DGI or any Subsidiary, that [a] limit in any material respect the ability of any of DGI or its Subsidiaries to issue insurance policies under the DGI Permits, [b] impose any requirements on DGI or any of its Subsidiaries in respect of risk based capital requirements that materially increase or modify the risk based capital requirements imposed under applicable Insurance Laws, [c] relate to the ability of any of DGI or any of its Subsidiaries to pay dividends or [d] restrict in any material respect the conduct of business of DGI or any of its Subsidiaries.
          (k) Due Diligence. DGI and the Merger Sub further acknowledge and agree that (i) they have conducted such investigations of MICO and its business as they deem necessary in connection with the execution of this Agreement and the consummation of the transactions this Agreement contemplates (ii) they and their representatives have been permitted access to the records, facilities, equipment, Tax Returns, contracts and other properties and assets of MICO which they and their representatives have desired and requested to see or review and (iii) they and their representatives have had the opportunity to meet with representatives of MICO to discuss the business and the assets of MICO.
     5. Pre-Closing Covenants. WBM, MICO, DGI and Merger Sub agree as follows with respect to the period between the execution of this Agreement and the Closing.
          (a) General.
               (i) Subject to the terms of this Agreement, each of WBM, MICO, DGI and Merger Sub shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the Merger and the other transactions this Agreement contemplates, including satisfaction, but not waiver, of the closing conditions set forth in Section 8. In furtherance and not in limitation of the foregoing, each of the Parties agrees to make, as promptly as practicable after the date of this Agreement, [a] appropriate filings required by the Transaction Approvals and [b] all other necessary filings with any other Governmental Authorities with respect to the transactions this Agreement contemplates. In addition, the Parties agree to cooperate and coordinate the filings required in connection with the Transaction Approvals with each other.
               (ii) If any objections are asserted with respect to the transactions this Agreement contemplates under any applicable Law or if any suit is initiated by any

Governmental Authority or any private party challenging any of the transactions this Agreement contemplates as violative of any applicable Law, each Party shall use its commercially reasonable efforts to resolve any such objections or challenges as such Governmental Authority or private party may have to such transactions under such applicable Law, including responding to any request for information from any such Governmental Authority and complying with any requirements or conditions imposed by any such Governmental Authority so as to permit consummation of the transactions this Agreement contemplates on the terms set forth in this Agreement and without the imposition of any material restrictions on the operations of MICO for the future.
          (b) Notices and Consents. MICO shall use commercially reasonable efforts to obtain any third party consents that are required to be obtained in connection with the consummation of the transactions this Agreement contemplates. Each of WBM, MICO, DGI and Merger Sub shall give any notices to, make any filings with, and use commercially reasonable efforts to obtain any authorizations, consents and approvals of any Governmental Authorities which are required to be given, made or obtained in connection with consummation of the transactions this Agreement contemplates, including any Transaction Approvals. Each of WBM, MICO, DGI and Merger Sub shall bear its own costs and expenses in preparing such filings.
          (c) Operation of Business by MICO.
               (i) From the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 9(a)(i), except [a] for payments MICO makes in accordance with the Surplus Note, [b] as prohibited or required by applicable Law or by any Governmental Authority, [c] as set forth in Section 5(c) of the MICO Disclosure Schedule or [d] as otherwise contemplated, required or permitted by this Agreement, unless DGI shall otherwise consent, which consent DGI shall not unreasonably withhold, condition or delay, MICO shall conduct its business in the ordinary course consistent with past practice in all material respects and, to the extent consistent therewith, use its commercially reasonable efforts to preserve intact in all material respects its business organization and goodwill and relationship with brokers, including its currently in force reinsurance agreements, and other intermediaries, customers, Governmental Authorities and others with which it has material business dealings.
               (ii) In addition to and without limiting the generality of the foregoing, from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is earlier terminated pursuant to Section 9(a)(i), except [x] as prohibited or required by applicable Law or by any Governmental Authority, [y] as set forth in Section 5(c) of the MICO Disclosure Schedule or [z] as otherwise contemplated, required or permitted by this Agreement, unless DGI shall otherwise consent, which consent shall not be unreasonably withheld, conditioned or delayed, MICO shall not directly or indirectly:

                    (A) amend or propose or agree to amend, in any material respect, any of its Organization Documents;
                    (B) [i] declare, set aside, make or pay any dividend or other distribution, whether in cash, stock or property, in respect of any of its capital stock, [ii] adjust, split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities, including options, warrants or any similar security exercisable for, or convertible into, such other security, in respect of, in lieu of, or in substitution for, Shares or [iii] repurchase, redeem or otherwise acquire any Shares of its Common Stock, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except for repurchases of Shares in connection with the Shareholder Agreements;
                    (C) issue, sell, grant, pledge, amend, grant any rights in respect of or otherwise encumber any Shares of its Common Stock or other securities, including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security, or make any changes, by combination, merger, consolidation, reorganization, liquidation or otherwise, in the capital structure of MICO, except for the issuance of Shares pursuant to contracts in effect prior to the execution and delivery of this Agreement and made available to DGI;
                    (D) merge or consolidate with any other Person or acquire any material assets or make a material investment in, whether through the acquisition of stock, assets or otherwise, any other Person, except for [i] acquisitions of inventory, equipment and software in the Ordinary Course of MICO’s Business or [ii] investment portfolio transactions in the Ordinary Course of MICO’s Business in accordance with MICO’s existing investment guidelines;
                    (E) sell, lease, license, subject to a material Security Interest, except for a Permitted Lien, or otherwise dispose of any material assets, product lines or businesses of MICO except [i] pursuant to contracts in effect prior to the execution and delivery of this Agreement and made available to DGI and renewals thereof in the Ordinary Course of MICO’s Business, [ii] investment portfolio transactions in the Ordinary Course of MICO’s Business in accordance with MICO’s existing investment guidelines or [iii] sales, leases or licenses of inventory, equipment, software and other assets in the Ordinary Course of MICO’s Business;
                    (F) [i] make any loans, advances or capital contributions to any other Person, except for investment portfolio transactions in the Ordinary Course of MICO’s Business in accordance with MICO’s existing investment guidelines; [ii] create, incur, guarantee or assume any indebtedness, except for (A) indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing indebtedness on materially no less favorable terms, (B) guarantees by MICO of indebtedness for borrowed money or (C) indebtedness for borrowed money in each case incurred pursuant to agreements in effect prior to the execution and delivery of this Agreement and made available to DGI; [iii] make or commit to make any capital expenditure in excess of $100,000 in the aggregate during any 12-month period other than capital expenditures set forth in MICO’s capital budget for fiscal year 2010, which 2010 capital budget is attached hereto as Appendix B or [iv] cancel any material debts of any Person to MICO or waive any claims or rights of material value, except for cancellations or waivers in the Ordinary Course of MICO’s Business;
                    (G) except as required by contracts in effect prior to the execution and delivery of this Agreement or the Plans, [i] increase the compensation or other benefits payable or provided to MICO’s directors or employees; [ii] except in the Ordinary Course of MICO’s Business, materially increase the compensation or other benefits payable or provided to MICO’s employees, except the Ordinary Course of MICO’s Business including, for this purpose, the employee salary and short and long term incentive compensation review process and related adjustments substantially as conducted each year, provided that MICO may make cash incentive grants to new hires in a value substantially equivalent to the value of equity awards historically granted to new hires in the Ordinary Course of MICO’s Business; [iii] enter into any employment, change of control, severance or retention agreement with any employee of MICO, except (A) any such agreement set forth in the MICO Disclosure Schedule, (B) for renewals or replacements of existing employment agreements with current employees upon expiration of the term of the applicable agreement on substantially the same terms as the previous agreement or (C) separation agreements entered into with employees in the Ordinary Course of MICO’s Business in connection with terminations of employment; provided, that MICO shall not enter into any separation agreement or arrangement without obtaining a general release of claims from the applicable employee or [iv] except as permitted pursuant to clause [iii], establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except as would not result in a material increase in cost to MICO or as is required (A) to comply with Section 409A of the Code or (B) by the terms of such agreement, plan, trust, fund, policy or arrangement;
                    (H) [i] settle or compromise any material claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the Most Recent Balance Sheet plus any applicable third party insurance proceeds, except (A) as required by any contract in effect prior to the execution and delivery of this Agreement, (B) for any settlements or compromises of insurance claims or litigation or arbitration arising in the Ordinary Course of MICO’s Business or (C) for any settlements or compromises involving total aggregate payments not in excess of $250,000, it being understood that this subsection (C) shall be in addition to and not in limitation of subsections (A) and (B), or [ii] enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business of MICO after the Effective Time;
                    (I) except in the Ordinary Course of MICO’s Business, [i] modify or amend in any materially adverse respect or terminate any material contract, [ii] enter into any successor agreement to an expiring material contract that changes the terms of the expiring material contract in a way that is materially adverse to MICO or [iii] enter into any new agreement that would have been set forth on Section 3(r) of the MICO Disclosure Schedule if it were entered into at or prior to the date hereof;
                    (J) terminate, cancel, amend or modify any insurance policies or reinsurance contracts maintained by it covering MICO as an insured or reinsured which is not replaced by a comparable amount of insurance or reinsurance coverage at a substantially similar cost;
                    (K) other than a renewal transaction with any reinsurer upon the expiration of any current reinsurance agreement, enter into any new reinsurance transaction as assuming or ceding insurer, which does not contain arms’ length cancellation, termination and commutation provisions; provided, however, with respect to renewal transactions with reinsurers for current reinsurance agreements, MICO shall use commercially reasonable efforts to negotiate commercially reasonable cancellation, termination and commutation provisions;
                    (L) alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or accounting practices, guidelines or policies, including compliance policies, or any material assumption underlying an actuarial practice or policy, except as may be required by (or, in the reasonable good faith judgment of MICO, advisable under) GAAP or SAP;
                    (M) except in the Ordinary Course of MICO’s Business [i] make or rescind any Tax election, [ii] settle or compromise any claim related to Taxes or [iii] enter into a written and legally binding agreement with a Governmental Authority relating to Taxes;
                    (N) [i] make a request for a written ruling of a Taxing Authority relating to Taxes or [ii] change any of its methods of reporting income or deductions, including changes in methods of accounting, for federal income Tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable year ended December 31, 2009;
                    (O) enter into or renew or extend any agreements or arrangements that materially limit or otherwise materially restrict MICO or any of its respective Affiliates or any successor thereto, or that would, after the Effective Time, materially limit or materially restrict DGI or any of its Affiliates, including the Surviving Corporation, or any successor thereto, from engaging or competing in any line of business or in any material geographic area;
                    (P) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of MICO; or
                    (Q) authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.
          (d) Access to Books and Records. MICO shall permit representatives of DGI to have reasonable access at reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of MICO, to the premises, properties, personnel, books, records, including Tax records but not including employee files or medical records, contracts and documents of or pertaining to MICO; provided, however, that all such access shall be approved by a Person WBM designates. DGI reaffirms its obligations under the confidentiality agreement between DGI and MICO previously executed and delivered in connection with this transaction (the “Confidentiality Agreement”).
          (e) Notice of Developments.
               (i) Each Party shall give prompt written notice to the other Party of any development causing or reasonably expected to result in a breach of any of its own representations and warranties in Section 3 and Section 4, as applicable. Unless the non-breaching Party has the right to terminate this Agreement pursuant to Section 9(a)(iii) or Section 9(a)(iv), as applicable, by reason of such development and exercises that right, the written notice pursuant to this Section 5(e) shall be deemed to have amended the MICO Disclosure Schedule, as applicable, to have qualified the representations and warranties contained in Section 3 or 4, as applicable, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such development.
               (ii) Prior to the Closing, DGI shall promptly notify MICO if DGI obtains knowledge that any representation or warranty contained in Section 3 of this Agreement or in the MICO Disclosure Schedule is not true and correct in all material respects, or if DGI obtains knowledge of any material errors in, or omissions from, the MICO Disclosure Schedule.
          (f) Disclaimer Regarding Estimates and Projections. In connection with DGI’s investigation of MICO, DGI and Merger Sub have received from MICO and/or Keefe, Bruyette & Woods, Inc. certain estimates, forecasts, plans and financial projections of MICO. DGI and Merger Sub acknowledge that there are uncertainties inherent in attempting to make such estimates, forecasts, plans and projections, that DGI is familiar with such uncertainties, that DGI and Merger Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans and projections so furnished to it, including the reasonableness of the assumptions underlying such estimates, forecasts, plans and projections, and that neither DGI nor Merger Sub shall have any claim against the Shareholders, WBM and/or Keefe, Bruyette & Woods, Inc. with respect thereto. Accordingly, none of the Shareholders, WBM, MICO or Keefe, Bruyette & Woods, Inc., make any representation or warranty with respect to such estimates, forecasts, plans and projections, including any such underlying assumptions.
          (g) Special Meeting. As promptly as practicable after the execution and delivery of this Agreement and obtaining the Transaction Approvals, MICO, acting through its Board of Directors, shall, in accordance with applicable Law, take all actions required to duly call, give notice of, convene and hold a special meeting of the Shareholders, including any postponement or adjournment thereof, for the purpose of obtaining the Requisite Shareholder Vote (the “Special Meeting”). MICO shall use commercially reasonable efforts to obtain the necessary adoption of this Agreement and approval of the Merger by the Shareholders, the Board of Directors of MICO shall recommend that the Shareholders vote in favor of the adoption of this Agreement and approval of the Merger at the Special Meeting, and MICO agrees that it shall include in any proxy statement or similar documentation provided to the Shareholders in connection with the Special Meeting the recommendation of the Board of Directors of MICO that the Shareholders adopt this Agreement.
          (h) No Solicitation. MICO agrees that it shall, and shall cause its directors, officers and employees to, and shall use its reasonable best efforts to cause its other representatives to, (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any submission of proposals or offers from Persons relating the acquisition or purchase of all or any portion of the Shares or the assets of MICO (other than in the Ordinary Course of MICO’s Business), or any equity interest in MICO, or any business combination with MICO, other than with DGI or Merger Sub, (ii) not participate in any negotiations regarding or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to seek or do any of the foregoing.
          (i) Reserves. Between the date of this Agreement and the Closing Date, MICO shall not:
               (i) make any reduction in any loss expense reserve or incurred but not reported loss reserve not consistent with the levels, procedures or methods MICO employs in the setting or change of such reserves as agreed by DGI and MICO;
               (ii) make any change in the levels, procedures or methods it employs in the setting or changing of case basis loss reserves;

               (iii) make any reduction in net case basis loss reserves not consistent with the levels, procedures or methods MICO employs in the setting or changing of case basis loss reserves as agreed by DGI and MICO, and, in any event, within 10 days following any reduction in MICO’s net case basis loss reserves in excess of $75,000, except for any reduction that occurs because MICO has made a claims payment or because MICO has settled the claim and closed the case, MICO shall provide DGI with a written explanation of any such reduction in reasonable detail and certified as true and correct by the Manager of claims; or
               (iv) make any reduction in its guaranty fund accruals, except as required by GAAP or SAP.
          (j) Suspension of Dividends. As of the date of this Agreement, WBM agrees to suspend the payment of any dividends or other distributions to WBM, unless, in each case, (i) DGI consents to the payment of such dividend or other distribution prior to the payment thereof and (b) the Merger Consideration payable by DGI to WBM is reduced by the amount of all such dividends and other distributions.
     6. Post-Closing Covenants. WBM, MICO, DGI and Merger Sub agree as follows with respect to the period following the Closing.
          (a) General. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of WBM, MICO, DGI and Merger Sub shall take such further action, including the execution and delivery of such further instruments and documents, as the other Party may reasonably request, all at the sole cost and expense of the requesting Party. DGI agrees to retain records relating to MICO for the period prior to the Closing and make them available to WBM for a period of five years after the Closing, or, in the alternative, to notify WBM in writing at least 30 days prior to of their disposal at any time prior to the expiration of such period and permit WBM to have access to such records.
          (b) Litigation Support. In the event and for so long as any party to this Agreement actively is contesting or defending against any action, suit, proceeding, hearing, investigation, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving MICO, each of the other parties shall cooperate with each other party or its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably requested in connection with the defense or contest, all at the sole cost and expense of the contesting or defending party.

          (c) Transition. Neither the Shareholders, WBM nor MICO shall take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, agent or other business associate of MICO from maintaining the same business relationships with DGI and MICO after the Closing as it maintained with MICO and WBM prior to the Closing.
          (d) Tax Matters.
               (i) WBM shall prepare or cause to be prepared, and file or cause to be filed, all Income Tax Returns of MICO with respect to periods ending on or before the Closing Date and all other Tax Returns of MICO that are due on or before the Closing Date and shall pay all taxes such Income Tax Returns reflect as payable in excess of those amounts reflected on the Final Closing Balance Sheet. DGI shall prepare or cause to be prepared, and file or cause to be filed, all other Tax Returns required to be filed by the Surviving Corporation after the Closing Date; provided that any Tax Return with respect to any taxable period that includes, but does not end on, the Closing Date (a “Straddle Period”) shall be prepared consistently with prior practice unless otherwise required by applicable Tax Law and shall be provided by DGI to WBM for review and approval at least 20 days before due, including extensions.
               (ii) From and after the Closing Date, WBM and DGI shall give prompt notice to each other of any Tax authority’s proposed adjustment to Taxes of MICO for any Tax period ending on or prior to the Closing Date or any Straddle Period. WBM shall have the right to represent and control the interests of MICO in any Tax audit or administrative or court proceeding relating to taxable periods of MICO which end on or before the Closing Date and to employ counsel of its choice at the Shareholders’ expense; provided, however, that DGI shall have the right to participate in, and consult with WBM regarding, any such contest that may affect MICO or the Surviving Corporation for any periods ending after the Closing Date at DGI’s own expense. DGI shall control the conduct of any audit or proceeding involving MICO or the Surviving Corporation for periods that end after the Closing Date, including any Straddle Period. DGI shall keep WBM reasonably informed of the progress of any such audit or other proceeding, and WBM shall cooperate with DGI and the Surviving Corporation in the conduct of any such audit or other proceeding. Notwithstanding anything in this Agreement to the contrary, DGI and the Surviving Corporation shall not resolve, settle, compromise, or abandon any issue or claim without the prior written consent of WBM, on behalf of the Shareholders, if such action would affect the Tax liabilities of any of MICO or the Shareholders for any period ending before the Closing Date or the pre Closing portion of any Straddle Period, including any imposition of any income Tax deficiencies.
               (iii) Neither DGI nor the Surviving Corporation may amend or cause the amendment of a Tax Return of MICO, change an annual accounting period, adopt or change any accounting method, or file or amend any Tax election concerning MICO with respect to any period ending on or prior to the Closing Date without the written consent of WBM. The Surviving Corporation shall, and DGI shall cause the Surviving Corporation to comply, upon request by WBM, cooperate in the preparation of and submission to the proper Tax authority of any amended Tax Return with respect to MICO for any taxable period ending on or before the Closing Date.
               (iv) Any refund of Taxes of MICO, including any interest with respect thereto, attributable, or treated as attributable, to any period that occurs on or before the Closing Date, including the pre Closing portion of a Straddle Period, shall be the property of the Shareholders, and if DGI or MICO receives such a refund, DGI shall promptly pay such refund to WBM.
               (v) Any payment of Taxes of MICO in excess of those amounts reflected on the Final Closing Balance Sheet, including any interest with respect thereto, attributable or treated as attributable, to any period that occurs on or before the Closing Date, shall be the liability of the Shareholders, and, if any Tax is ultimately determined to be due and payable, WBM shall be solely responsible for the payment of such Tax and shall hold DGI harmless against amounts in excess of those amounts reflected on the Final Closing Balance Sheet, subject to the limitations set forth in Section 10(b) of this Agreement.
               (vi) DGI, MICO, the Shareholders and the Surviving Corporation, as applicable, shall reasonably cooperate, as and to the extent reasonably requested by any such Party, in connection with the furnishing of information relating to and the filing of Tax Returns of MICO and the Surviving Corporation and any audit, litigation or other proceeding with respect to Taxes of MICO or the Surviving Corporation. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and, upon the other Party’s request, the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. DGI, MICO, the Shareholders and the Surviving Corporation agree to retain all books and records with respect to Tax matters pertinent to MICO relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.
               (vii) Effective as of the Closing, MICO and WBM shall terminate the Intercompany Tax Allocation Agreement between MICO and WBM dated February 12, 1997 (the “Tax Allocation Agreement”); provided that such termination shall apply only with respect to activity of MICO after the Closing and shall not affect MICO’s obligations under the Tax Allocation Agreement with respect to any period or portion of thereof occurring before the Closing Date. As soon as practicable, but not later than 60 days after the Closing, WBM shall prepare and deliver to DGI a statement (the “Tax Statement”) providing for the final unpaid obligation of MICO through the Closing Date under the Tax Allocation Agreement (the “Final Tax Allocation Obligation”) of MICO. DGI shall pay to WBM, by wire transfer, the amount of the Final Tax Allocation Obligation within 30 Business Days after WBM has delivered such Tax Statement to DGI.
          (e) Directors’ and Officers’ Indemnification and Insurance.
               (i) From and after the Effective Time, DGI shall cause the Surviving Corporation to, to the fullest extent permitted by Law, including to the fullest extent authorized or permitted by any amendments to or replacements of the MBCA and the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors, indemnify and hold harmless and advance expenses for, provided the Person to whom expenses are advanced provides a reasonable and customary undertaking which shall not include posting of any collateral to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, the present and former directors and officers of MICO or any fiduciaries under any Plan (each a “MICO Indemnified Party”) against any and all costs or expenses, including reasonable attorneys’ fees and expenses, judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, excluding the approval of this Agreement or the transactions this Agreement contemplates or arising out of or pertaining to the transactions this Agreement contemplates, whether asserted or claimed prior to, at or after the Effective Time.
               (ii) From and after the Effective Time, DGI shall cause the Surviving Corporation to, to the fullest extent permitted by law, including to the fullest extent authorized or permitted by any amendments to or replacements to the MBCA and the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors and officers, indemnify and hold harmless and advance expenses for, provided the Person to whom the Surviving Corporation advances expenses, provides a reasonable and customary undertaking which shall not include the posting of any collateral to repay such advances if it is ultimately determined that such Person is not entitled to indemnification, the present and former directors and officers of MICO that are not also directors or officers of WBM or any fiduciaries under any Plan against any and all costs or expenses, including reasonable attorneys’ fees and expenses, judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to or in connection with the approval of this Agreement or the transactions this Agreement contemplates or arising out of or pertaining to the transactions this Agreement contemplates, whether asserted or claimed prior to, at or after the Effective Time.
               (iii) The Surviving Corporation shall, and DGI shall cause the Surviving Corporation to, at no expense to the beneficiaries:
                    (A) continue to maintain in effect for six years from the Effective Time directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions no less favorable to the MICO Indemnified Parties as MICO’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance (the “Current Insurance”) with respect to matters existing or occurring at or prior to the Effective Time, including the transactions this Agreement contemplates. Notwithstanding the foregoing, in no event shall DGI or the Surviving Corporation be required to expend for any such policies contemplated by this Section 6(e)(iii) an annual premium amount in excess of 175% of the annual premiums currently paid by MICO for such insurance; provided further that if the annual premiums of such insurance coverage exceed such amount, DGI or the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
                    (B) The Organizational Documents of the Surviving Corporation shall include provisions for indemnification, advancement of expenses and exculpation of the MICO Indemnified Parties on terms and conditions that are substantially equivalent as those set forth in the Organizational Documents of MICO in effect on the date of this Agreement. Following the Effective Time, the Surviving Corporation shall, and DGI shall cause the Surviving Corporation to, maintain in effect the provisions in the MICO Organizational Documents providing for indemnification, advancement of expenses and exculpation of MICO Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law, which provisions shall not be amended except as required by applicable Law or except to make changes permitted by applicable Law that would enlarge the scope of the MICO Indemnified Parties’ indemnification rights thereunder.
                    (C) If DGI or the Surviving Corporation or any of their respective successors or assigns [a] consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or [b] transfers all or substantially all of its properties and assets to any Person, then, and in each such case, DGI shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause [a] or clause [b] of this sentence so that the successors and assigns of DGI or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6(e).
                    (D) This Section 6(e) is intended for the irrevocable benefit of, and to grant third party rights to, the MICO Indemnified Parties and shall be binding on all successors and assigns of DGI and the Surviving Corporation. Each MICO Indemnified Party shall be a third party beneficiary of this Section 6(e), and entitled to enforce the covenants contained in this Section 6(e). If any MICO Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 6(e) that is denied by DGI and/or the Surviving Corporation, and a court of competent jurisdiction determines that the MICO Indemnified Party is entitled to such indemnification, then DGI or the Surviving Corporation shall pay such MICO Indemnified Party’s costs and expenses, including reasonable legal fees and expenses, incurred in connection with pursuing such claim against DGI and/or the Surviving Corporation. The rights of the MICO Indemnified Parties under this Section 6(e) shall be in addition to any rights such MICO Indemnified Parties may have under the Organizational Documents of MICO, the Organizational Documents of the Surviving Corporation or under any applicable contracts, insurance policies or Laws.
          (f) Employee Matters.
               (i) Until the six-month anniversary of the Effective Time (the “Benefits Continuation Period”), the Surviving Corporation shall provide, or cause to be provided, for those employees of MICO who continue as employees of the Surviving Corporation during all or a portion of the Benefits Continuation Period (the “Continuing Employees”), compensation, including base salary, bonus and other cash based incentive compensation and the value of equity based incentive compensation, and employee benefits that in the aggregate, with any bonus or other incentive compensation measured at target for this purpose, but excluding the full amount of any retention bonuses WBM or MICO have agreed to pay to any of MICO’s executive officers in connection with the transactions this Agreement contemplates, shall not be any less favorable than the compensation and employee benefits provided by MICO to the Continuing Employees immediately prior to the date of this Agreement. Notwithstanding the foregoing, at and following the Effective Time, the Surviving Corporation shall continue to honor, and shall continue to discharge its contractual obligations under, the following MICO employee benefit plans as in effect on the date of this Agreement (in accordance with any modifications or amendments described below):
                    (A) the MICO 2009 Long-Term Incentive Plans which provide for the payment of benefits through 2011; and
                    (B) the MICO 2010 Long-Term Incentive Plans which provide for the payment of benefits through 2012, subject to the condition that the 2010 Plans would terminate effective December 31, 2010, the maximum payout under the 2010 Plans would be one-third of the incentive amount for the 2010 Plan year results and any incentive compensation earned under the 2010 Plans would be paid in the first quarter of 2011.
                    Nothing herein shall be deemed to be a guarantee of employment for any current or former employee of MICO, or other than as provided in any applicable employment agreement or other contract, to restrict the right of DGI or the Surviving Corporation to terminate any such employee or to give any person any right to any specific terms or conditions of employment.
               (ii) DGI shall [a] waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation, except for the short and long term disability benefit plans of the Surviving Corporation or any of its Affiliates, which Plans, however, will recognize prior service for purposes of meeting the time requirements in those Plans’ preexisting condition exclusions; provided, however, any such preexisting condition exclusion shall not apply to preclude a Continuing Employee who had previously received disability benefits under the MICO disability plan prior to the Effective Time from receiving coverage for the same condition, as determined using the same criteria as the MICO disability plan, following the Effective Time, that a Continuing Employee is eligible to participate in following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Effective Time under the analogous MICO Benefit Plan in which such Continuing Employee participated, [b] provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time, to the same extent such credit was given under the analogous MICO Benefit Plan prior to the Effective Time, in satisfying any applicable deductible or out of pocket requirements, and [c] recognize service prior to the Effective Time with MICO for purposes of eligibility to participate and vesting and level of benefits, but not for purposes of benefits accrual under any defined benefit pension plan or levels of benefits or entitlement to eligibility or coverage under any post retirement medical plan, to the same extent such service was recognized by MICO under the analogous MICO Benefit Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.
               (iii) DGI shall cause each such plan to (A) waive any pre-existing conditions limitations to the extent such conditions are covered under the applicable medical, dental or health plan of DGI and (B) waive any waiting period limitation or evidence of insurability that would otherwise be applicable to such employee or dependent on or after the Effective Time to the extent such employee or dependent had satisfied any similar limitation or requirement under an analogous MICO plan prior to the Effective Date.
               (iv) With respect to matters described in this Section 6(f), MICO shall consult with DGI, and consider in good faith the advice of DGI, prior to sending any material notices or other material communication materials to its employees or former employees. Prior to the Effective Time, subject to applicable Law, MICO shall provide DGI with reasonable access to such employees and contact information for former employees for purposes of DGI providing reasonable notices or other communication materials regarding

DGI compensation and benefit plans and the matters described in this subsection, provided that such notices or other communication materials are reasonably approved in advance by MICO.
               (v) MICO agrees that prior to the Closing Date, it will take all actions necessary to commence the termination of its employee stock ownership plan.
          (g) MICO Principal Office. For a period of five years from the Closing Date, DGI will not take any action to relocate the principal office of MICO from Grand Rapids, Michigan.
          (h) Loss and Adjusting Reserves Guarantee.
               (i) WBM hereby guaranties DGI against any deficiency in excess of $1.0 million in the case basis loss reserves, reserves for incurred but not reported losses and reserves for allocated loss adjustment expenses of MICO (collectively, the “Reserves”) that are provided for on the Final Closing Balance Sheet based on a final actuarial review of the development of the Reserves, if any. Such actuarial review shall be conducted in preliminary form annually within 60 days of the anniversary of the Closing Date with a final actuarial review and report being rendered within 60 days as of the third anniversary of the Closing Date (the “Final Redetermination Date”). WBM shall make any guarantee payment due DGI within 10 Business Days after the final determination of the amount thereof as provided in this subsection (h). This guarantee shall be the exclusive remedy of WBM with respect to the Reserves.
               (ii) DGI agrees to pay to WBM 50% of any redundancy in excess of $1.0 million in the Reserves that are provided for on the Final Closing Balance Sheet based upon an actuarial review of the development of the Reserves rendered within 60 days of the Final Redetermination Date, if any. DGI shall pay any such payments to the Paying Agent within 10 Business Days after the final determination thereof as provided in this subsection (h).
               (iii) Annually, DGI shall cause Huggins Actuarial Services, Inc. (the “Actuary”) to prepare an actuarial review within 60 days of each anniversary of the Closing Date and the results shall be submitted to WBM and DGI upon completion in the form of a certified actuarial report (each an “Annual Actuarial Report”). With the exception of the final report rendered on the Final Redetermination Date, which final report shall be subject to the dispute resolution procedures set forth in this subsection (h), each annual report shall be deemed by WBM and DGI to be preliminary in form and shall not be binding on the parties. Each Annual Actuarial Report shall consist of an actuarial redetermination as of each anniversary of the Closing, of (i) the Reserves for liabilities of MICO incurred on or before the Closing Date, (ii) a determination of the amount of reinsurance with respect to such liabilities and (iii) a determination of the losses and loss adjustment expenses paid, net of proceeds collected from reinsurance purchased by MICO prior to the Closing Date, by MICO during the period between the Closing Date and the respective anniversary of the Closing Date with respect to liabilities incurred prior to the Closing Date, which review shall be conducted by the Actuary (x) using its independent judgment based on prevailing facts, circumstances and trends, (y) in accordance with generally accepted actuarial standards and principles and (z) to the extent not inconsistent with the foregoing, in a manner and applying a method consistent with the determination of the Reserves in MICO’s 2009 Annual Statements. Each Annual Actuarial Report shall be accompanied by:
                    (A) a schedule that shows the composition of the Reserves, net of reinsurance purchased by MICO prior to the Closing Date, in respect of losses incurred by MICO on or before the Closing Date and in respect of the development of such losses after the Closing Date;
                    (B) a reconciliation of the amounts included in such schedule to the Reserves included, or to be included, in the Annual Statements of MICO filed, or to be filed, with the state regulatory authorities after the Closing Date; and
                    (C) a calculation of any payment required to be made in accordance with this subsection (h).
               (iv) If WBM objects to the final report rendered on the Final Redetermination Date (a “Dispute”), WBM shall give DGI a written notice of a Dispute (a “Dispute Notice”) which notice shall be rendered within 30 days after the receipt by WBM of the final Annual Actuarial Report rendered as of the Final Redetermination Date (the “Dispute Period”). Such Dispute Notice shall set forth in reasonable detail the elements and amounts to which it objects and the basis for such objection. DGI shall within 30 days after receipt of such Dispute Notice, attempt to resolve such Dispute and agree in writing upon the final content of the respective Annual Actuarial Report and upon the amount of any guarantee payment to be made by WBM to DGI and shall also provide the information required by paragraph (d) of this subsection (h). In the event that WBM and DGI are unable to resolve any Dispute within such 30-day period, then the Dispute shall immediately be submitted to an independent actuary (the “Arbiter”) for resolution. Within 30 days from the date that any such dispute is submitted to the Arbiter, the Arbiter shall deliver to DGI and WBM a written report setting forth (i) the Arbiter’s determination of any guarantee payment to be made by WBM to DGI, if any, as of such Anniversary of the Closing Date and (ii) the Arbiter’s determination of the amount of the fees and expenses of the Arbiter arising from such Dispute and the appropriate apportionment thereof among the parties hereto which in the absence of a frivolous claim by either party shall be evenly split. Such report shall be final and binding on the parties to this Agreement with respect to the Dispute . If WBM fails to give written notice of a Dispute within the Dispute Period, the Actuarial Report rendered as of the Final Anniversary of the Closing Date shall be deemed to have been accepted in the form in which it was delivered and shall be final and binding upon the parties with respect to the Dispute in the absence of fraud or manifest error. The fees and expanses of the Actuary and the Arbiter in connection with the services each may provide pursuant to this subsection (h) shall be shared equally by WBM and DGI.
               (v) Following the Closing, upon the delivery of reasonable prior written notice, WBM may review, once each calendar year, claims payments, expenses, reinsurance and other matters directly relating to the Reserves. In that regard, DGI shall, and shall cause its and MICO’ officers, employees and auditors to:
                    (A) afford the officers, employees, agents, accountants, actuaries and representatives of WBM reasonable access, for a period not to exceed 10 Business Days, during normal business hours and upon reasonable advance written notice, to the relevant offices, employees, properties, books and records of MICO; and
                    (B) during the review period provided for in clause [a], upon the reasonable written request of WBM, furnish to the officers, employees, accountants, actuaries and representatives of WBM such additional financial and operating data and other information regarding claims payments, expenses, reinsurance and other matters directly relating to the Reserves as are available to MICO or DGI.
               (vi) WBM’s guarantee in this subsection (h) shall expire on the making of any guarantee payment required by the third Annual Actuarial Report.
               (vii) Notwithstanding anything contained in this subsection (h) to the contrary, in the event that all of the Reserves are, within the three-year period referenced in subsection (i) actually paid by MICO and DGI provides evidence of the same, then in such event WBM shall begin to make payments to DGI to the extent that such Reserves are actually paid and are in excess of the $1.0 million threshold referenced in this subsection (h). DGI shall nonetheless cause MICO to provide the reports referenced in this subsection (h).
               (viii) During the period commencing on the date of this Agreement and ending on the date on which the Annual Actuarial Report issued in connection with the Final Redetermination Date is delivered to WBM, except as required by this Agreement, each of the Parties to this Agreement agrees that it shall not engage the Actuary for the performance of any services, nor engage, nor promise to engage, the Actuary for any services commencing following such period.
          (i) Non-Disclosure and Non-Solicitation.
               (i) In connection with the Merger and to protect the business and goodwill of MICO, WBM agrees that, for a period commencing on the date of this Agreement and ending on the third anniversary of the Closing Date, neither WBM nor any Affiliate of WBM shall induce or attempt to persuade any employee of MICO to terminate such employment with MICO in order to enter into employment with WBM or any such Affiliates provided, however, that this covenant shall not prohibit WBM or its Affiliates from hiring such employees in the event that an employee responds to an advertisement for employment that is not directed at such employee.
               (ii) In furtherance of the Merger and to protect the business and goodwill of MICO, WBM agrees, on behalf of itself and all of its Affiliates, that for a period commencing on the date of this Agreement and ending on the fifth anniversary of the Closing Date, neither WBM nor any other Affiliate of WBM shall disclose any information, in whatever form or whether now or later in its possession, with respect to the policyholders or the agents of MICO, except as related to those policyholders and agents that WBM has in common with MICO; provided, however, that the restrictions of this subsection (i)(ii) shall not apply to the following information: (A) information that comes into the public domain by means other than unauthorized disclosure by WBM; (B) information that is required to be disclosed in a judicial or administrative proceeding, provided that WBM provides DGI written notice as soon as reasonably practicable in advance of such disclosure so that DGI has an opportunity to object to such disclosure or take action to assure the confidential handling of such information, (C) information that is rightfully received by WBM from a third party which WBM neither knows or has a reason to know is under a duty of confidentiality at the time of disclosure or (D) information that is approved for release and disclosure by the written authorization of DGI.
               (iii) In consideration of the Merger, WBM, on behalf of itself and any Affiliate, agrees, for a period commencing on the date of this Agreement and ending on the fifth anniversary of the Closing Date, not to offer any property and casualty insurance in the State of Michigan other than the current lines of property and casualty insurance offered by NSI and any coverages incidental to policies WBM or NSI issues to insureds in other states which have incidental locations in Michigan. DGI agrees that NSI may offer new programs as long as these new programs are not programs currently written by WBM commercial lines or personal lines and are programs offered in other NSI states. The non-solicitation provisions in this Section 6(j) shall not limit WBM’s ability to make changes in NSI products offered in markets outside of Michigan.
               (iv) Without limiting the right of DGI and any of its successors or assigns to pursue all other legal and equitable rights available to any of them for violation of the covenants set forth in this subsection (i) by MICO, MICO agrees that other remedies cannot fully compensate DGI and its successors and assigns for such a violation and that DGI and its successors and assigns shall be entitled to injunctive relief to prevent violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this covenant, any term, restriction, covenant or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          (j) Use of Trademarks. From and after the Closing Date, except as permitted or required by applicable Law, neither WBM nor any Affiliate nor any officer, director or employee of WBM shall have the right to use any of the trademarks, trade names or applications therefor heretofore used or owned by MICO or to use any trademarks or trade names similar thereto or designs imitative thereof, except as officers or agents of MICO in connection with their businesses prior to the Closing Date.
     7. Appointment of WBM.
          (a) Powers of Attorney. Each of the Shareholders, by his, her or its acceptance of the Merger Consideration, irrevocably constitutes and appoints WBM to act as such Person’s true and lawful attorney in fact and agent and authorizes WBM acting for such Person and in such Person’s name, place and stead, in any and all capacities to do and perform every act and thing required or permitted to be done in connection with the transactions this Agreement contemplates, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:
               (i) to direct distribution of the Merger Consideration in accordance with Section 2;
               (ii) to receive and direct distribution of the Purchase Price Escrow Amount in accordance with Section 2;
               (iii) to take any and all action on behalf of the Shareholders from time to time as WBM may deem necessary or desirable to fulfill the interests and purposes of this Section 7(a) and to engage agents and representatives, including accountants and legal counsel, to assist in connection therewith;
               (iv) to take any and all action on behalf of the Shareholders from time to time as WBM may deem necessary or desirable, to prepare or cause to be prepared and file or cause to be filed any Tax Return as contemplated by Section 6(d), to amend this Agreement and to make or enter into any waiver, amendment, agreement, opinion, certificate or other document contemplated hereunder;
               (v) to deliver all notices required to be delivered by the Shareholders; and
               (vi) to receive all notices required to be delivered to the Shareholders.
               In furtherance of the foregoing and the appointment of WBM herein made, each Shareholder, fully and without restriction: [a] agrees to be bound by all notices received and agreements and determinations made by and documents executed and delivered by WBM under this Agreement, and [b] authorizes WBM to [i] deliver to DGI all certificates and documents to be delivered to DGI by the Shareholders pursuant to this

Agreement, together with any certificates and documents executed by the Shareholders and deposited with WBM for such purpose, [ii] dispute or refrain from disputing any Claim made by DGI under this Agreement, [iii] negotiate, compromise and settle any dispute which may arise under this Agreement, [iv] pay any amounts due DGI under this Agreement, [v] exercise or refrain from exercising any remedies available to the Shareholders under this Agreement, [vi] sign any releases or other documents with respect to any such dispute or remedy, [vii] waive any condition contained in this Agreement, [viii] give such instructions and do such other things and refrain from doing such other things as WBM, in its sole discretion, deems necessary or appropriate to carry out the provisions of this Agreement, [ix] receive all amounts payable by DGI to the Shareholders hereunder on behalf of the Shareholders and, subject to clauses [x], [xi] and [xii], pay to each Shareholder each Shareholder’s share of such amounts, [x] pay out of funds coming into the hands of WBM from DGI, all fees and expenses of the Shareholders incurred in connection with the transactions this Agreement contemplates, including, without limitation, the fees and expenses of counsel, accountants, brokers and other professional advisors retained by or on behalf of the Shareholders, or any of them, in connection with such transactions, [xi] retain such counsel, accountants and other professional advisors as WBM reasonably deems necessary to assist it in the performance of its duties hereunder and pay the fees, costs and expenses thereof out of the funds coming into the hands of WBM and [xii] retain out of funds coming into the hands of WBM from DGI such amounts as WBM, in its sole discretion, deems appropriate to be held as reserves for expected or potential future expenses or liabilities of the Shareholders hereunder and pay such amounts to such parties as it deems appropriate.
               Each of the Shareholders, by his, her or its acceptance of the Merger Consideration, grants unto said attorney in fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the matters described, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that WBM may lawfully do or cause to be done by virtue hereof. Each of the Shareholders further acknowledges and agrees that upon execution of this Agreement, any delivery by WBM of any waiver, amendment, agreement, opinion, certificate or other documents executed by WBM pursuant to this Section 7, such Shareholder shall be bound by such documents as fully as if such Shareholder had executed and delivered such documents.
          (b) Liability of WBM. WBM shall not have by reason of this Agreement a fiduciary relationship in respect of any Shareholder. WBM shall not be liable to any Shareholder for any action taken or omitted by it hereunder or under any other document hereunder, or in connection therewith, except that WBM shall not be relieved of any liability imposed by Law for gross negligence or willful misconduct. WBM shall not be liable to any Shareholder for any apportionment or distribution of payments made by it in good faith, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Shareholder to whom payment was due, but not made, shall be to recover from other Shareholders any payment in excess of the amount to which they are determined to have been entitled. WBM shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. Each of the Shareholders acknowledges and agrees that WBM shall not be obligated to take any actions and shall be entitled to take such actions as WBM deems appropriate in WBM’s sole discretion.
          (c) Actions of WBM. By his, her or its acceptance of the Merger Consideration, each Shareholder agrees that DGI shall be entitled to rely on any action taken by WBM on behalf of the Shareholders pursuant to Section 7(a) (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Shareholder as fully as if such Person had taken such Authorized Action.
          (d) Letter of Transmittal. The Letter of Transmittal shall contain an affirmation of the provisions of this Section 7.
     8. Conditions to Obligation to Close.
          (a) Conditions to Obligation of Each Party. The respective obligations of WBM, MICO, DGI and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by Law, waiver on or prior to the Closing Date of the following conditions:
               (i) Shareholder Approval. MICO shall have obtained the Requisite Shareholder Vote.
               (ii) Transaction Approvals. The parties shall have received the Transaction Approvals without any conditions or restrictions that would, individually or in the aggregate, be reasonably likely to have a material adverse effect on the business of DGI or MICO, any applicable waiting periods shall have terminated or expired.
               (iii) No Injunctions or Restraints; Illegality. No Law shall be in effect and no temporary restraining Order, preliminary or permanent injunction or other Order issued by any Governmental Authority of competent jurisdiction shall have been issued and remain in effect that has the effect of making consummation of the Merger illegal or otherwise prohibiting consummation of the Merger; provided that prior to asserting this condition, the Party asserting this condition shall have used its commercially reasonable efforts to prevent the entry of any such temporary restraining Order, injunction or other Order, including taking any and all actions required to comply with Section 5(a) and to appeal promptly any temporary restraining Order, injunction or other Order that may be entered.

               (iv) Certificates of Merger. DGI shall have filed the Certificates of Merger with the DELEG and the Office of the Secretary.
          (b) Conditions to Obligation of DGI and Merger Sub. The obligations of DGI and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by DGI, on or prior to the Closing Date of the following additional conditions:
               (i) No Misrepresentation or Breach of Covenants and Warranties. There shall have been no material breach by WBM or MICO in the performance of any of their respective covenants and agreements herein, each of the representations and warranties of WBM or MICO contained or referred to in this Agreement that is qualified by materiality shall be true and correct on the Closing Date as though made on the Closing Date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except as otherwise set forth in the MICO Disclosure Schedule) that for the year ended December 31, 2009, all of the assets described in MICO’s Annual Statement (the “Annual Statement”) for the year ended December 31, 2009 were the absolute property of MICO, free and clear from any liens or claims thereon, except as described in the Annual Statement together with the related exhibits, schedules and explanations contained in such Annual Statement, and that the Annual Statement, together with the related exhibits, schedules and explanations contained, annexed or referenced in the Annual Statement or annexed or referred to, is a full and true statement of all of the assets and liabilities and of the condition and affairs of MICO as of the reporting period stated above, and of its income and reduction therefrom for the period ended, and have been completed in accordance with the NAIC Annual Statement Instructions and Accounting Practices and Procedures manual. There shall have been delivered to DGI a certificate or certificates to that effect, dated the Closing Date, and signed by an officer of each of WBM or MICO.
               (ii) No Changes in or Destruction of Property. There shall not have been, between the date hereof and the Closing Date, (A) any change, condition, event or development that, individually or in the aggregate, would constitute a MICO Material Adverse Effect as to MICO, (B) no adverse federal, state or local legislative or regulatory change affecting in any material respect the services or business of MICO that would constitute a MICO Adverse Effect as to MICO, (C) no material damage to any Leased Real Property or material assets of MICO by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage, so as to impair in any material respect the ability of MICO to render services or continue operations and (D) no material and adverse development or proceeding affecting the MICO Permits in each of the states listed in Schedule T of its Annual Statement for the year ending December 31, 2009. There shall have been delivered to DGI a certificate, dated the Closing Date, and signed on behalf of each of WBM or MICO to the effect that between the date hereof and the Closing

Date there has been no such MICO Adverse Effect as to MICO as stated in clause (A) hereof, no such material damage as stated in clause (C) hereof and no adverse licensing development as stated in clause (D) hereof.
               (iii) Legal Matters.
                    (A) Filings. All Transaction Approvals required to be obtained prior to the Closing Date shall have been obtained and not rescinded or adversely modified or limited as set forth in the proviso or, if merely required to be filed, such filings shall have been made and accepted, and all waiting periods prescribed by applicable Law shall have expired or been terminated in accordance with applicable Law; provided that such approvals shall not contain any conditions or limitations that compel or seek to compel MICO to dispose of all or any material portion of its business or Assets or impose or seek to impose any material limitation on the ability of MICO to conduct its business or own its Assets after the Closing Date in substantially the same manner as it currently conducts its business or owns its Assets.
                    (B) No Order entered or Law promulgated or enacted by any Governmental Authority shall be in effect that would prevent the consummation of the Merger or the other transactions this Agreement contemplates, and no Proceeding brought by a Governmental Authority shall have been commenced and be pending which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions.
               (iv) Additional Claims. There shall have been delivered to DGI a certificate, dated the Closing Date, and signed by an officer of each of WBM or MICO describing all corporate, non-insurance related actions, suits, proceedings or investigations pending or threatened against MICO up to the Closing Date other than actions, suits, proceedings or investigations not described in the MICO Disclosure Schedule that could reasonably be expected to result in a material adverse change in MICO’s properties, business or assets or that questions the validity of this Agreement or any action taken by WBM or MICO pursuant to this Agreement.
               (v) Minimum MICO Surplus. The policyholders surplus of MICO, determined in accordance with SAP, shall be not less than $30 million as of the last day of the month immediately preceding the month in which the Closing occurs.
               (vi) Escrow Agreement. Each of WBM or MICO and the Escrow Agent shall have duly executed the Escrow Agreement in substantially the form of Appendix D hereto and furnished DGI with a conformed copy thereof.
               (vii) Trust Agreement. Each of WBM and the Trustee shall have duly executed and delivered the Trust Agreement in substantially the form of Appendix E hereto to DGI as well as a certificate from the Trustee to the effect that DGI and WBM shall have made the deposit with the Trustee in the amount the of the Trust Agreement. The Trustee shall furnish DGI with a conformed copy of the Trust Agreement evidencing that WBM has made the required deposit with the Trustee.
               (viii) Simultaneous Closing of Surplus Note. The closing of the Surplus Note Purchase Agreement between DMIC and WBM in the form of Appendix F to this Agreement providing for the purchase of the Surplus Note of MICO by DMIC from WBM shall occur simultaneously with the Closing of the transactions this Agreement contemplates.
          (c) Conditions to Obligations of MICO. The obligations of MICO to effect the Merger are further subject to the satisfaction or, to the extent permitted by Law, waiver by MICO, on or prior to the Closing Date of the following conditions:
               (i) Representations and Warranties. Each of the representations and warranties of DGI and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any qualification or limitation as to “materiality” or “DGI Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.
               (ii) Performance of Obligations of DGI and Merger Sub. Each of DGI and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by each of them under this Agreement at or prior to the Closing.
               (iii) Officer’s Certificate. MICO shall have received a certificate from an executive officer of DGI confirming the satisfaction of the conditions set forth in Sections 8(c)(i) and 8(c)(ii).
               (iv) WBM Reinsurance Agreements. All of WBM’s rights and obligations pursuant to any Quota Share Reinsurance Contract between MICO and WBM (the “WBM Reinsurance Agreements”) shall remain in full force and effect with respect only to those MICO insurance policies with an initial effective date prior to the Closing Date of this Agreement. The WBM Reinsurance Agreements shall terminate as of the Closing Date without any further action by WBM or MICO on a run-off basis. As of the Closing Date, pursuant to the Trust Agreement in the form of Appendix F, WBM shall have deposited pursuant to such Trust Agreement that amount as is sufficient to secure the payment of MICO’s unearned premiums and unpaid losses and loss adjustment expenses that WBM has assumed as of the Closing Date pursuant to the WBM Reinsurance Agreements.

               (v) NSI Reinsurance Agreement. MICO and WBM shall have entered into a quota reinsurance agreement in the form of Appendix C to this Agreement whereby MICO agrees to reinsure business written by NSI, a division of WBM, in Michigan through MICO’s agencies for a minimum period of two years following the Closing Date (the “NSI Reinsurance Agreement”).
               (vi) Payment of Merger Consideration. DGI shall have paid the Preliminary Merger Consideration to the Paying Agent.
               (vii) Purchase of Surplus Note. DMIC shall have purchased from and paid WBM for that certain Surplus Note in the face amount of $5.0 million dated January 24, 2002 issued to WBM Corporation and MICO for an amount equal to the unpaid principal and interest due thereunder. In exchange for such payment, WBM shall assign all rights under the Surplus Note to DMIC upon its receipt of approval from the State of Michigan regarding the transfer of ownership of the Surplus Note.
               (viii) MICO Reinsurance Programs. MICO shall continue to participate in its existing excess of loss and catastrophe reinsurance programs on the same terms and conditions as in place as of the date of this Agreement with WBM and external reinsurers through December 31, 2010, at which time MICO’s participation in such programs shall terminate on a cut-off basis. In the event any losses incurred on or before December 31, 2010 result in an obligation to pay any reinstatement premiums or profit-sharing refunds to any reinsurers, WBM and MICO shall allocate said obligations between them on a pro-rata basis in proportion to the losses of WBM and MICO that give rise to the obligation.
          (d) Frustration of Closing Conditions. None of WBM, MICO, DGI or Merger Sub may rely on the failure of any condition set forth in this Section 8 to be satisfied if such Party’s failure to act in good faith or to use its reasonable best efforts to consummate the transactions this Agreement contemplates in accordance with Section 5(a) has been a principal cause of the failure of such condition to be satisfied.
     9. Termination of this Agreement.
          (a) Termination. This Agreement may be terminated and the transactions this Agreement contemplates may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Requisite Shareholder Vote, with any termination by DGI also being an effective termination by Merger Sub, as follows:
               (i) by mutual written consent of DGI and MICO;
               (ii) by either DGI or MICO, if:
                    (A) the Merger shall not have been consummated on or before January 1, 2011 (the “Initial Outside Date”); provided, however, that if on the Initial Outside

Date any of the conditions to Closing set forth in Section 8(a)(ii), Section 8(a)(iii) and Section 8(b)(iii) shall not have been satisfied but all other conditions to Closing set forth in Section 8 shall be satisfied or capable of being satisfied, then the Initial Outside Date shall be extended to April 1, 2011 if DGI or MICO notifies the other in writing on or prior to the Initial Outside Date of its election to extend the Initial Outside Date (as so extended, the “Outside Date”);
                    (B) any Governmental Authority of competent jurisdiction issues an Order or takes any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9(a)(ii)[b] shall not be available to any party whose failure to act in good faith or to use its commercially reasonable efforts to consummate the transactions this Agreement contemplates has been a principal cause of the application or imposition of such Order or action; or
                    (C) the Requisite Shareholder Vote shall not have been obtained upon a vote taken thereon at the Special Meeting or at any adjournment or postponement thereof.
               (iii) by DGI if MICO or WBM shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform [a] is incapable of being cured by MICO by the Outside Date or [b] if capable of being cured, has not been cured by MICO within 45 days following written notice to MICO from DGI or Merger Sub of such breach, which notice states DGI’s intention to terminate this Agreement pursuant to this Section 9(a)(iii), and, in each case, would result in a failure of any condition set forth in Section 8(b)(i) or Section 8(b)(ii).
               (iv) by MICO if DGI or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform [a] is incapable of being cured by DGI or Merger Sub, as the case may be, by the Outside Date or [b] if capable of being cured, has not been cured by DGI or Merger Sub, as the case may be, within forty five (45) days following written notice to DGI or Merger Sub, as the case may be, from MICO of such breach, which notice states MICO’s intention to terminate this Agreement pursuant to this Section 9(a)(iv), and, in each case, would result in a failure of any condition set forth in Section 8(c)(i) or Section 8(c)(ii).
          (b) Effect of Termination. In the event of any termination of this Agreement as provided in Section 9(a), the obligations of the Parties shall terminate and there shall be no liability on the part of any Party with respect thereto, except for the confidentiality provisions of Section 5(d) and the provisions of Sections 3(d) and the provisions of Sections 3(d) and 4(f), this Section 9(b), Section 9(c) and Section 10, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that neither DGI nor

MICO shall be released from any liabilities or damages arising out of any willful or intentional breach of any representation or warranty, covenant or agreement under this Agreement or fraud, prior to such termination.
          (c) Reimbursement of Expenses. If this Agreement is terminated pursuant to Section 9(a)(i), 9(a)(ii)[a] and 9(a)(ii)[b], no Party shall have any liability or obligation to the other Party to this Agreement as a result of such termination. If this Agreement is terminated pursuant to Sections 9(a)(ii)[c], 9(a)(iii) and 9(a)(iv), the non breaching Party shall be entitled to recover its costs, fees, and expenses which are incurred in connection with the negotiation of the transactions this Agreement contemplates, up to a maximum amount of $300,000. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require any Party to terminate this Agreement, rather than to waive such condition precedent and proceed with the transactions this Agreement contemplates or permit the other Party additional time to attempt to satisfy such condition precedent.
          (d) Procedure for Termination. If this Agreement is terminated as provided herein, each Party shall redeliver all documents, workpapers and other material of the other Party relating to the transactions this Agreement contemplates whether so obtained before or after execution hereof, to the Party furnishing the same. A termination of this Agreement pursuant to Section 9(a) shall, in order to be effective, require in the case of each of DGI and Merger Sub, action by its board of directors or, to the extent permitted by Law, the duly authorized designee of its board of directors, and in the case of MICO, to the extent permitted by Law, action by the Board of Directors of MICO. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of MICO. A terminating Party shall provide written notice of termination to the other Parties specifying with reasonable particularity the basis for this termination. If more than one provision in Section 9(a) is available to a terminating Party in connection with a termination, a terminating Party may rely on any or all available provisions in Section 9(a) for any termination.
     10. Indemnification.
          (a) Indemnification by the Shareholders. Notwithstanding the Closing, but subject to the limitations set forth in this Agreement, the Shareholders shall indemnify, defend and hold DGI and Merger Sub and their respective directors, officers, employees and shareholders (collectively, the “DGI Indemnified Parties”) harmless from and against any damages, liabilities, losses, costs or deficiencies, including, but not limited to, reasonable attorneys’ fees and other costs and expenses incident to proceedings or investigations, or the defense or settlement of any claim, but not including lost profits, diminution in value, incidental, consequential or punitive damages, (collectively, the “DGI Damages”) arising out of, resulting from or relating to: (i) any inaccuracy in or breach of the representations and warranties of MICO set forth in Section 3 of this Agreement and (ii) any failure of (A) MICO or the Shareholders to duly perform or observe any covenant or agreement to be performed or observed by MICO or the Shareholders pursuant to Section 5 of this Agreement or (B) the Shareholders fail to duly perform or observe any covenant or agreement to be performed or observed by the Shareholders pursuant to Section 6 of this Agreement.
          (b) Limitations on the Shareholders’ Indemnification Obligations.
               (i) Except in the case of fraud, no demand or claim for indemnification pursuant to Section 10(a) shall be made later than the date that is twelve months after the Closing Date, except that [a] claims for indemnification for breaches of the representations and warranties set forth in the first sentence of Section 3(a)(i), the first sentence of Section 3(a)(ii), Section 3(e), and Section 3(h) shall survive the Closing indefinitely, and [b] claims for indemnification for breaches of the representations and warranties set forth in Section 3(l) and Section 3(u) shall survive the Closing for the applicable statutes of limitations, including any periods of waiver or extension thereof, plus 60 days. The Shareholders’ obligation to indemnify DGI with respect to a claim for a breach of a representation and warranty shall extend, with respect to such claim, beyond the applicable survival period only if DGI asserts such claim by notice in writing to the Shareholders prior to the expiration of such survival period.
               (ii) No indemnification shall be payable by the Shareholders under this Agreement unless and until the aggregate amount of DGI Damages exceeds 1% of the Merger Consideration (the “Basket”). At such time as the aggregate amount of DGI Damages exceeds the Basket, the Shareholders shall be liable to DGI only for such amount of the DGI Damages that exceed the Basket; provided, however, that in no event shall the aggregate liability of the Shareholders for indemnification under this Section 10 exceed 10% of the Merger Consideration. The limitation set forth in this Section 10(b)(ii) shall not apply to claims for DGI Damages based upon a breach of the representations and warranties set forth in the first sentence of Section 3(a)(i) (Organization), the first sentence of Section 3(a)(ii) (Authorization), Section 3(e) (Capitalization) and Section 3(h) (Title to Personal Property) (collectively, the “Fundamental Representations”). Any amounts claimed by or paid to DGI pursuant to this Section 10 in connection with breaches of Fundamental Representations shall not be counted toward the Basket. In no event shall the Shareholders’ aggregate liability with respect to claims based upon a breach of the Fundamental Representations under this Agreement exceed the Merger Consideration.
               (iii) DGI shall not be entitled to indemnification under this Agreement:
                    (A) in connection with any claim for indemnification hereunder with respect to which DGI has a claim, right of indemnification or right of set off against any third party, unless DGI assigns such claim, right of indemnification or right of set off against such third party to the Shareholders;

                    (B) to the extent of the value of any net Tax benefit realized by DGI or MICO in connection with DGI Damages which form the basis of DGI’s claim for indemnification hereunder, as determined pursuant to Section 10(b)(iii);
                    (C) unless DGI has given the Shareholders written notice of such claim, setting forth in reasonable detail the facts and circumstances pertaining thereto prior to the expiration of any applicable survival period hereunder;
                    (D) to the extent of any net insurance proceeds actually received by DGI in connection with the facts giving rise to such indemnification, as determined pursuant to Section 10(b)(iv);
                    (E) to the extent DGI Damages are reflected in the Final Closing Balance Sheet or the calculation of the Final Book Value of MICO; and
                    (F) in connection with any claim for indemnification hereunder with respect to a breach of representation or warranty or breach of covenant [i] if DGI had knowledge of such breach at the time of the breach or, if the Closing occurs, at any time prior to the Closing or [ii] if DGI had knowledge at any time prior to Closing of the facts and circumstances constituting all or part of such breach.
               (iv) The amount of any indemnity provided in this Agreement shall be reduced by the amount of any reduction in Taxes paid or payable by any DGI Indemnified Party or MICO as a result of DGI Damages giving rise to such indemnity claim. If the indemnity amount is paid prior to DGI Indemnified Parties or MICO realizing a reduction in Taxes in connection with DGI Damages giving rise to such payment, and DGI Indemnified Parties or MICO subsequently realize such reduction in Taxes, then DGI Indemnified Parties shall pay to WBM, on behalf of the Shareholders, the amount of such reduction in Taxes, but not in excess of the indemnification payment or payments actually received with respect to such DGI Damages. For purposes of the preceding two sentences, DGI Indemnified Parties or MICO shall be deemed to have realized a reduction in Taxes with respect to a taxable year if, and to the extent that, DGI Indemnified Parties’ or MICO’s cumulative liability for Taxes from the Closing Date through the end of such taxable year, calculated by excluding any Tax items attributable to DGI Damages from all taxable years and excluding any amounts received from the Shareholders for indemnification for such DGI Damages, exceeds DGI Indemnified Parties or MICO’s actual cumulative liability for Taxes through the end of such taxable year, calculated by taking into account any Tax items attributable to the amount of DGI Damages for all taxable years to the extent permitted by relevant Tax Law and treating such Tax items as the last items claimed for any taxable year.
               (v) The amount of any indemnity provided in this Agreement shall be computed net of any insurance proceeds actually received by a DGI Indemnified Party in connection with or as a result of any claim giving rise to an indemnification claim hereunder.

If the indemnity amount is paid prior to DGI Indemnified Party’s actual receipt of insurance proceeds related thereto, DGI shall assign its right to such insurance and allow WBM to pursue its collection of such insurance proceeds. In addition, if a DGI Indemnified Party subsequently receives such insurance proceeds, then DGI Indemnified Party shall promptly pay to WBM, on behalf of the Shareholders, the amount of insurance proceeds subsequently received, net of all related costs, expenses and other DGI Damages, but not more, in the aggregate, than the indemnity amount paid by the Shareholders. The Shareholders’ obligation to pay an indemnification claims pursuant to this Agreement in any instance in which insurance is reasonably available to cover the events and circumstances giving rise to the indemnification claim is subject to DGI Indemnified Party first filing a claim under the applicable insurance policies.
               (vi) Except as expressly provided in this Agreement, the Escrow Agreement and the Trust Agreement after the Closing, the Shareholders shall have no obligation or liability to the DGI Indemnified Parties and DGI Indemnified Parties and MICO shall have no claim or recourse against the Shareholders arising out of or in connection with this Agreement or the transactions this Agreement contemplates, it being understood and agreed by the parties that the remedies provided for in this Agreement shall be the sole and exclusive remedies for any such claim for any such matters, whether such claims are framed in contract, tort, violation of Law or otherwise.
               (vii) The Shareholders shall not have any liability under any provision of this Agreement for, and DGI Damages shall not include, any incidental, consequential, including diminution in value or lost profits, exemplary or punitive damages, other than such damages for the benefit of a third party).
          (c) Indemnification by DGI. Notwithstanding the Closing, but subject to the limitations set forth in this Agreement, DGI agrees to indemnify, defend and hold the Shareholders harmless from and against any damage, liability, loss, cost or deficiency (including, but not limited to, reasonable attorneys’ fees and other costs and expenses incident to proceedings or investigations or the defense or settlement of any claim but not including incidental, diminution in value, consequential or punitive damages) (the “Shareholders’ Damages”) arising out of, resulting from or relating to any of the following: (i) any inaccuracy in or breach of the representations or warranties of DGI and the Merger Sub set forth in this Agreement; (ii) any failure to duly perform or observe any term, provision or covenant to be performed or observed by DGI or the Merger Sub pursuant to this Agreement or any agreement to be executed by DGI or the Merger Sub pursuant to the terms of this Agreement; (iii) any and all liabilities relating to MICO or the Surviving Corporation which arise after the Closing Date; and (iv) in connection with the terms of Section 2(b)(vii), any portion of the Payment Fund delivered to DGI pursuant to Section 2(b)(vii).

          (d) Procedure.
               (i) Following the discovery of any facts or conditions which could reasonably be expected to give rise to either DGI’s Damages or the Shareholders’ Damages, the party seeking indemnification under this Agreement (the “Indemnified Party”) shall, within 60 days thereafter, provide written notice to the party from whom indemnification under this Agreement is sought (the “Indemnifying Party”), specifying the factual basis of the claim in reasonable detail to the extent then known by the party seeking indemnification; provided that the failure to give such notice in such time period shall not relieve the Indemnifying Party of its obligations except to the extent it can show prejudice from such failure.
               (ii) If any Indemnified Party receives notice of any matter involving a third party which, if sustained, could give rise to a claim for indemnification hereunder (a “Third Party Claim”), the Indemnified Party shall within the time specified in Section 10(d)(i), provide written notice to the Indemnifying Party of such matter setting forth with reasonable specificity the facts and circumstances as to which such party has received notice; provided, however, that the Indemnified Party shall in any event give written notice to the Indemnifying Party within such period of time as shall be reasonably necessary to allow the Indemnifying Party to respond to any pleading or other document for which a timely response is required; provided further, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent, the Indemnifying Party is thereby prejudiced.
               (iii) Within 90 days after the Indemnifying Party has received the notice described in Section 10(d)(ii) from the Indemnified Party, or such shorter period as is required to avoid prejudice in any claim, suit or proceeding, the Indemnifying Party shall have the right to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; provided further, however, that the Indemnifying Party may not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, unless the judgment or proposed settlement involves only the payment of money damages, resolves the claim entirely, and does not impose an injunction or other equitable relief upon the Indemnified Party. The Indemnified Party, at its option and expense, shall have the right to participate in any defense undertaken by the Indemnifying Party with legal counsel of its own selection.

               (iv) Unless and until the Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 10(d)(iii), the Indemnified Party may defend against the Third Party Claim in any manner it reasonably deems appropriate.
               (v) In no event shall the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.
               (vi) The Indemnified Party and the Indemnifying Party may agree in writing, at any time, as to the existence and amount of a Third Party Claim, and, upon the execution of such agreement, such Third Party Claim shall be deemed established.
               (vii) The Indemnified Party shall provide all information and assistance reasonably requested by the Indemnifying Party in order to evaluate any Third Party Claim and affect any defense, compromise or settlement thereof.
     11. Miscellaneous.
          (a) Press Releases and Public Announcements. All parties shall work in good faith to agree upon and issue appropriate press releases or public announcements relating to the subject matter of this Agreement prior to or after the Closing.
          (b) Third Party Beneficiaries. Except as contemplated by Section 6(f), this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
          (c) Entire Agreement. This Agreement, including the documents referred to herein, constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, other than the Confidentiality Agreement, which shall remain in full force and effect.
          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of DGI and WBM; provided, however, that, unless expressly prohibited hereunder, DGI may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder, in any or all of which cases DGI nonetheless shall remain responsible for the performance of all of its obligations hereunder.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
          (g) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if personally delivered or is sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable overnight courier and addressed to the intended recipient as set forth :
          If to MICO:
Michigan Insurance Company
1700 East Beltline N.E., Suite 100
Grand Rapids, MI 49525
Attention: President
Facsimile: 616-447-9603
          If to the Shareholders or WBM:
West Bend Mutual Insurance Company
1900 South 18th Avenue
West Bend, WI 53095
Attention: James J. Pauly, Esq.
Facsimile: 262-338-5058
          If to DGI:
Donegal Group Inc.
1195 River Road
Marietta, PA 17547
Attention: Donald H. Nikolaus
Facsimile: 717-426-7009
Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth using any other means, including messenger service, telecopy, telex, ordinary mail or electronic mail, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.
          (h) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal Laws of the State of Michigan (i.e., without giving effect to any choice or conflict of Law provision or rule, whether of the State of Michigan or any other jurisdiction, that would cause the application of the Laws of any jurisdiction other than the State of Michigan.) Each of the Parties hereby (i) irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the State of Michigan in any action, suit or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that [a] it is not personally subject to the jurisdiction of such court or of any other court to which proceedings in such court may be appealed, [b] such suit, action or proceeding is brought in an inconvenient forum or [c] the venue of such suit, action or proceeding is improper, (iii) expressly waives any requirement for the posting of a bond by the Party bringing such suit, action or proceeding and (iv) consents to process being served in any such suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such Party at the address in effect for notices hereunder, and agrees that such services shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11(h) shall affect or limit any right to serve process in any other manner permitted by Law.
          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by MICO, DGI, Merger Sub and WBM. No waiver by any such Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction, unless such invalidity or unenforceability would frustrate the basic objectives of the parties in entering into this Agreement.
          (k) Expenses. Each of DGI, Merger Sub, the Shareholders, and MICO will bear its own costs and expenses, including legal, accounting, and investment banking fees and expenses, incurred in connection with this Agreement and the transactions this Agreement contemplates. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges, including any penalties and interest, incurred in connection with the consummation of the transactions this Agreement contemplates, shall be paid by DGI when due, and DGI will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.
          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
          (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
          (n) Disclosure Schedule. The inclusion of information in the MICO Disclosure Schedule shall not be construed as an admission that such information is material to MICO. In addition, matters reflected in the MICO Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the MICO Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.
     12. Definitions.
          (a) Specific Definitions. As used in this Agreement, the following terms have the meanings set forth or referenced:
          “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.
          “Agreement” means this Agreement and Plan of Merger.
          “Annual Statement” has the meaning set forth in Section 8(b)(i).
          “Authorized Action” has the meaning set forth in Section 7(b).
          “Basket” has the meaning set forth in section 10(b)(ii).
          “Benefits Continuation Period” has the meaning set forth in Section 6(f)(i).
          “Book Value of MICO” means the Book Value of MICO of all assets of MICO less all liabilities of MICO, valued in accordance with GAAP and the methods, policies and assumptions otherwise set forth herein, as reflected in the Preliminary Closing Balance Sheet or Final Closing Balance Sheet, as applicable.

          “Business Day” means any day other than Saturday, Sunday or a day on which banks in the City of Grand Rapids, Michigan are authorized or required by Law to close.
          “Certificates” has the meaning set forth in Section 2(c)(ii).
          “Certificates of Merger” has the meaning set forth in Section 1(c).
          “Closing” has the meaning set forth in Section 1(b).
          “Closing Date” has the meaning set forth in Section 1(b).
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Confidentiality Agreement” has the meaning set forth in Section 5(d).
          “Continuing Employees” has the meaning set forth in Section 6(f)(i).
          “Current Insurance” has the meaning set forth in Section 6(e)(iii).
          “Debt” means all debt of MICO for borrowed money as of the Effective Time.
          “DELEG” has the meaning set forth in Section 1(c).
          “DGI” has the meaning set forth in the preface.
          “DGI Damages” has the meaning set forth in Section 10(a).
          “DGI Disclosure Schedule” has the meaning set forth in Section 4.
          “DGI Indemnified Parties” has the meaning set forth in Section 10(a).
          “DGI Insurance Approvals” has the meaning set forth in Section 4(c).
          “DGI Material Adverse Effect” means, with respect to DGI and Merger Sub, any effect or change that would be materially adverse to the business of DGI and Merger Sub taken as a whole; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a DGI Material Adverse Effect: (i) any adverse change, event, development, or effect arising from or relating to [a] general business or economic conditions, including such conditions related to the business of DGI and Merger Sub, [b] national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, [c] financial, banking, or securities markets, including any disruption thereof and any decline in the price of any security or any market index, [d] changes in GAAP or SAP, [e]

changes in Laws, rules, regulations, Orders, or other binding directives issued by any Governmental Authority or [f] the taking of any action contemplated by this Agreement and the other agreements this Agreement contemplates, (ii) any existing event, occurrence, or circumstance with respect to which DGI has knowledge as of the date of this Agreement, (iii) any adverse change in or effect on the business of DGI and Merger Sub that is cured by DGI and Merger Sub before the earlier of [a] the Closing Date and [b] the date on which this Agreement is terminated pursuant to Section 9 and (iv) the execution and announcement of this Agreement and the consummation of the transactions this Agreement contemplates or the taking of any action outside the Ordinary Course of MICO’s Business that is expressly required by the Agreement.
          “DGI Permits” has the meaning set forth in Section 4(a).
          “Effective Time” has the meaning set forth in Section 1(c).
          “Employee Pension Benefit Plan” has the meaning set forth in ERISA section 3(2).
          “Employee Welfare Benefit Plan” has the meaning set forth in ERISA section 3(1).
          “Environmental Claim” means any and all administrative or judicial actions, suits, claims, liens, proceedings or notices of noncompliance or violation by any Person alleging potential liability arising out of, based on or resulting from: (i) the presence, or release into the environment, of any Hazardous Substance at any location, whether or not owned by MICO; or (ii) circumstances forming the basis of any violation of any Environmental Law or (iii) any and all claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Substances.
          “Environmental Laws” means all federal, state or local statutes, regulations, ordinances, Codes and Orders, in effect on the date of this Agreement and relating to the environment relating to Hazardous Substances, including Releases or threatened Releases of Hazardous Substances.
          “Environmental Permits” means all permits, licenses, registrations, and governmental approvals and authorizations required under Environmental Laws.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Escrow Agent” means M&T Bank.

          “Escrow Agreement” shall mean the form of Escrow Agreement included as Appendix E to this Agreement.
          “Escrow Amount” has the meaning set forth in the Escrow Agreement.
          “Excess Amount” means has the meaning set forth in Section 2(a)(vii).
          “Final Book Value of MICO” has the meaning set forth in Section 2(a)(v).
          “Final Closing Balance Sheet” has the meaning set forth in Section 2(a)(v).
          “Financial Statements” has the meaning set forth in Section 3(g).
          “Fundamental Representations” has the meaning set forth in Section 10(b)(ii).
          “GAAP” means United States generally accepted accounting principles as in effect from time to time.
          “Governmental Authority” means any court, tribunal or government, federal, state, local, foreign or provincial, or any political subdivision thereof, including, without limitation, any department, commission, board, bureau, agency or other regulatory, administrative or governmental authority or instrumentality.
          “Hazardous Substances” means any chemicals or wastes which are defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” or “toxic pollutants,” under any Environmental Law.
          “Income Tax” and “Income Taxes” mean any Tax imposed on, or measured by, net income.
          “Income Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “Indemnified Party” has the meaning set forth in Section 10(d)(i).
          “Indemnifying Party” has the meaning set forth in Section 10(d)(i).
          “Initial Outside Date” has the meaning set forth in Section 9(a)(ii).
          “Insurance Laws” has the meaning set forth in Section 3(b).
          “Intellectual Property” means all patents, patent applications, patent disclosures and inventions; trademarks, service marks, trade dress, logos, trade names, corporate names and Internet domain names, together with all goodwill associated therewith (including all translations, adaptations, derivations and combinations of the foregoing); copyrights and copyrightable works; and registrations, applications and renewals for any of the foregoing.
          “Knowledge” means, with respect to MICO, the actual knowledge of Patrick H. Roeser, Ermil L. Adamson, David B. Johnson, Kerri R. McNees and Michelle A. Zimmerman.
          “Law” means any federal, state, local, domestic or foreign statute or Law, including common law, or ordinance, rule, regulation, code, enactment or other statutory or legislative provision.
          “Leased Real Property” has the meaning set forth in Section 3(p).
          “Leases” means all leases, subleases, licenses, concessions and other agreements pursuant to which MICO holds any Leased Real Property.
          “Letter of Transmittal” has the meaning set forth in Section 2(c)(ii).
          “MBCA and the DGCL” means the Michigan Business Corporation Act and the Delaware General Corporation Law.
          “Merger” has the meaning set forth in Recital D.
          “Merger Consideration” has the meaning set forth in Section 2(a).
          “Merger Sub” has the meaning set forth in the preface.
          “Merger Sub Common Stock” has the meaning set forth in Section 2(b)(ii).
          “MICO” has the meaning set forth in the preface.
          “MICO Disclosure Schedule” has the meaning set forth in Section 3.
          “MICO Indemnified Party” and “MICO Indemnified Parties” have the meanings set forth in Section 6(e)(i).
          “MICO Insurance Approvals” has the meaning set forth in Section 3(b).
          “MICO Material Adverse Effect” means, any effect or change that would be materially adverse to the business of MICO taken as a whole; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a MICO Material Adverse Effect: (i) any adverse change, event, development, or effect arising from or relating to [a] general business or economic conditions, including such conditions related to the business of MICO, [b] national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, [c] financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), [d] changes in GAAP or SAP, [e] changes in Laws, rules, regulations, Orders, or other binding directives issued by any Governmental Authority, or [f] the taking of any action contemplated by this Agreement and the other agreements this Agreement contemplates, (ii) any existing event, occurrence, or circumstance with respect to which DGI has knowledge as of the date of this Agreement, (iii) any adverse change in or effect on the business of MICO that is cured by MICO before the earlier of [a] the Closing Date and [b] the date on which this Agreement is terminated pursuant to Section 9 hereof, (iv) the execution and announcement of this Agreement and the consummation of the transactions this Agreement contemplates or the taking of any action outside the Ordinary Course of MICO’s Business that is expressly required by the Agreement, and (v) any failure by MICO to meet any revenue, earnings or other financial projections or forecasts provided to DGI, in and of itself.
          “MICO Permits” has the meaning set forth in Section 3(a)(i).
          “MICO Reinsurance Agreements” has the meaning set forth in Section 3(n)(i).
          “MICO SAP Statements” means the statutory statements of MICO as filed with the domiciliary state insurance departments for MICO for the years ended December 31, 2007, December 31, 2008 and December 31, 2009.
          “Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.
          “Most Recent Financial Statements” has the meaning set forth in Section 3(g).
          “Most Recent Fiscal Year End” has the meaning set forth in Section 3(g).
          “NSI Reinsurance Agreement” has the meaning set forth in Section 8(c)(v).
          “Office of the Secretary” has the meaning set forth in Section 1(c).
          “Order” means any order, writ, injunction, decree, judgment or stipulation issued, promulgated or entered into by or with any Governmental Authority.
          “Ordinary Course of MICO’s Business” means the ordinary course of MICO’s business consistent with past custom and practice.
          “Organizational Documents” means, with respect to any Person, such Person’s articles or certificate of incorporation and by laws, certificate of formation and limited liability company agreement or operating agreement, trust agreement or other organizational documents, as applicable.
          “Outside Date” has the meaning set forth in Section 9(a)(ii).
          “Party” and “Parties” have the meanings set forth in the preface.
          “Paying Agent” has the meaning set forth in Section 2(c)(i).
          “Payment Fund” has the meaning set forth in Section 2(c)(i).
          “Per Share Merger Consideration” has the meaning set forth in Section 2(b)(i).
          “Permitted Liens” means (i) mechanic’s, materialmen’s and similar liens, (ii) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (iii) purchase money liens and liens securing rental payments under capital lease arrangements, and (vi) other liens arising in the Ordinary Course of MICO’s Business and not incurred in connection with the borrowing of money.
          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority or any department, agency or political subdivision thereof.
          “Plans” has the meaning set forth in Section 3(u)(i).
          “Policy Reserves” means loss reserves (including incurred but not reported), allocated and unallocated loss adjustments expense reserves, unearned premium reserves and other reserves required to be maintained pursuant to SAP net of any related reinsurance.
          “Preliminary Book Value of MICO” has the meaning set forth in Section 2(a)(ii).
          “Preliminary Closing Balance Sheet” has the meaning set forth in Section 2(a)(ii).
          “Preliminary Merger Consideration” has the meaning set forth in Section 2(a)(iii).
          “Proposed Final Book Value of MICO” has the meaning set forth in Section 2(a)(iv).
          “Purchase Price Escrow Amount” has the meaning set forth in Section 2(a)(iii).
          “Release” means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, or migration into the atmosphere, soil, surface water, groundwater or property.

          “Requisite Shareholder Vote” has the meaning set forth in Section 3(a)(ii).
          “SAP” means statutory accounting principles prescribed or permitted by the domiciliary state insurance departments for MICO as in effect as of the date of this Agreement.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest, other than Permitted Liens.
          “Shareholder” and “Shareholders” have the meanings set forth in Recital A.
          “Shareholders’ Agreements” means those agreements entered into by MICO and the Shareholders related to the ownership and disposition of the Shares held by the Shareholders.
          “Shareholders’ Damages” has the meaning set forth in Section 10(c).
          “Special Meeting” has the meaning set forth in Section 5(g).
          “SSAP No. 62” has the meaning set forth in Section 3(n)(ii).
          “Straddle Period” has the meaning set forth in Section 6(d)(i).
          “Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which a specified Person, or a Subsidiary thereof owns, directly or indirectly, a majority of the common stock or equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers, as the case may be.
          “Surviving Corporation” has the meaning set forth in Section 1(a).
          “Surviving Corporation Common Stock” has the meaning set forth in Section 2(b)(ii).
          “Tax” or “Taxes” mean (i) all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes of any kind whatsoever, together with interest and any penalties, additions to tax or additional amounts with respect thereto, (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, where such transferee status arose prior to the Closing Date, of being a member of an affiliated, consolidated, combined or unitary group for any period beginning prior to the Closing Date, and (iii) any liability for the payment of amounts described in clauses (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement entered into prior to the Closing Date, excluding for this purpose any liability under a lease that passes through expenses including Taxes.
          “Tax Allocation Agreement” has the meaning set forth in Section 6(c)(vi).
          “Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
          “Tax Statement” has the meaning set forth in Section 6(d)(vi).
          “Third Party Claim” has the meaning set forth in Section 10(d)(ii).
          “Transaction Approvals” has the meaning set forth in Section 4(c).
          “Unrelated Accounting Firm” means an independent public accounting firm acceptable to both DGI and MICO.
          “WBM” has the meaning set forth in the preface.
          “WBM Reinsurance Agreements” have the meaning set forth in Section 8(c)(iv).
          (b) Other Terms. Other terms may be defined elsewhere in the text or this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.
          (c) Other Definitional Provisions.
               (i) The words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
               (ii) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
               (iii) The term “including” shall mean “including, without limitation.”
               (iv) The terms “dollars” and “$” shall mean United States dollars.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement and Plan of Merger as of the date first written.

MICHIGAN INSURANCE COMPANY
By:	/s/ Kurt W. Fuller
Kurt W. Fuller, President

DONEGAL GROUP INC.
By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus, President

DGI ACQUISITION CORP.
By:	/s/ Donald H. Nikolaus
Donald H. Nikolaus, President

WEST BEND MUTUAL INSURANCE COMPANY
By:	/s/ Kevin A. Steiner
Kevin A. Steiner, President

APPENDIX A
Michigan Insurance Company
Statutory-Basis Financial Statements as of and for the Years Ended December 31, 2009 and 2008, Supplemental Schedules as of and for the Year Ended December 31, 2009, Additional Information for the Years Ended December 31, 2009 and 2008, and Independent Auditors’ Report

MICHIGAN INSURANCE COMPANY
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1-2

STATUTORY-BASIS FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008:

Statements of Admitted Assets, Liabilities, and Policyholders’ Surplus	3

Statements of Income	4

Statements of Policyholders’ Surplus	5

Statements of Cash Flows	6

Notes to Statutory-Basis Financial Statements	7-26

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2009:	27

Supplemental Investment Risk Interrogatories	28-33

Supplemental Summary Investment Schedule	34

Supplemental Schedule of Reinsurance Interrogatories	35-37

STATUTORY-BASIS ADDITIONAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008:	38

Statutory Schedule of Expenses Incurred	39

Deloitte & Touche LLP 111 S. Wacker Drive Chicago, IL 60606-4301 USA Tel:+1 312 486 1000 Fax: +1 312 486 1486 www.deloitte.com
INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Michigan Insurance Company:
We have audited the accompanying statutory-basis statements of admitted assets, liabilities, and policyholders’ surplus of Michigan Insurance Company (the “Company”) as of December 31, 2009 and 2008, and the related statutory-basis statements of income, policyholders’ surplus, and cash flows for the years then ended. These statutory-basis financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As described more fully in Note 1 to the statutory-basis financial statements, the Company prepared these statutory-basis financial statements using accounting practices prescribed or permitted by the Michigan Office of Financial and Insurance Regulation, and such practices differ from accounting principles generally accepted in the United States of America. The effects on such financial statements of the differences between the statutory basis of accounting and accounting principles generally accepted in the United States of America are also described in Note 1.
In our opinion, because of the effects of the matter discussed in the preceding paragraph, the statutory-basis financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2009 and 2008, or the results of its operations or its cash flows for the years then ended.
However, in our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and policyholders’ surplus of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended on the basis of accounting described in Note 1.
Our 2009 audit was conducted for the purpose of forming an opinion on the basic 2009 statutory-basis financial statements taken as a whole. The supplemental schedule of investment risk interrogatories, the supplemental summary investment schedule, and the supplemental schedule of reinsurance interrogatories as of and for the year ended December 31, 2009, are presented for purposes of additional analysis and are
Member of
Deloitte Touche Tohmatsu

not a required part of the basic 2009 statutory-basis financial statements. These schedules are the responsibility of the Company’s management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2009 statutory-basis financial statements. The effects on these schedules of the differences between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material. Accordingly, in our opinion, such schedules do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the information shown therein. However, in our opinion, such schedules are fairly stated, in all material respects, when considered in relation to the basic 2009 statutory-basis financial statements taken as a whole.

April 20, 2010

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES,
AND POLICYHOLDERS’ SURPLUS
AS OF DECEMBER 31, 2009 AND 2008

	2009	2008
ADMITTED ASSETS

CASH AND INVESTED ASSETS:
Bonds	$53,904,521	$47,408,699
Common stocks	7,793,840	5,743,467
Cash and short-term investments	4,189,795	8,740,475

Total cash and invested assets	65,888,156	61,892,641

PREMIUMS RECEIVABLE	28,520,489	28,768,957

REINSURANCE RECOVERABLE ON PAID LOSSES AND LOSS EXPENSES	6,140,395	6,818,780

ELECTRONIC DATA PROCESSING EQUIPMENT AND SOFTWARE — At cost — less accumulated depreciation of $853,177 and $656,156 in 2009 and 2008, respectively	45,618	123,950

ACCRUED INTEREST AND DIVIDENDS RECEIVABLE	663,089	566,890

NET DEFERRED TAX ASSET	3,315,000	1,649,000

OTHER ASSETS	305,401	280,539

TOTAL	$104,878,148	$100,100,757

See notes to statutory-basis financial statements.

	2009	2008
LIABILITIES AND POLICYHOLDERS’ SURPLUS

RESERVES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES —Net:
Reserve for losses — net	$17,371,882	$17,845,222
Reserve for loss expenses — net	6,608,702	6,606,076

Total reserves for losses and loss expenses — net	23,980,584	24,451,298

COMMISSIONS PAYABLE	7,545,846	8,033,517

CEDED REINSURANCE PREMIUMS PAYABLE — Net	18,581,795	19,657,721

TAXES, LICENSES, AND FEES, EXCLUDING FEDERAL INCOME TAXES	1,787,153	2,050,629

UNEARNED PREMIUMS	12,068,982	12,412,297

ADVANCE PREMIUMS	978,365	1,189,862

OTHER LIABILITIES	2,959,347	2,124,443

BORROWED MONEY	2,543,559	104,202

FEDERAL INCOME TAX PAYABLE	490,380	275,030

Total liabilities	70,936,011	70,298,999

POLICYHOLDERS’ SURPLUS:
Common stock, $1 par value — authorized, 20,000,000 shares; issued and outstanding, 2,103,845 and 2,087,216 shares in 2009 and 2008, respectively	2,103,845	2,087,216
Surplus notes	5,000,000	5,000,000
Paid-in and contributed surplus	18,948,198	18,723,900
Retained earnings	7,980,663	4,047,086
Treasury stock (8,001 shares in 2009 and 5,501 in 2008)	(90,569)	(56,444)

Total policyholders’ surplus	33,942,137	29,801,758

TOTAL	$104,878,148	$100,100,757

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
UNDERWRITING INCOME:
Net premiums written	$26,700,407	$28,670,336
Change in unearned premiums	343,315	(2,184,301)

Premiums earned	27,043,722	26,486,035

UNDERWRITING DEDUCTIONS:
Losses incurred	15,569,671	16,336,074
Loss expenses incurred	2,006,065	1,899,492
Underwriting expenses incurred	8,314,873	8,825,332

Total underwriting deductions	25,890,609	27,060,898

NET UNDERWRITING GAIN (LOSS)	1,153,113	(574,863)

INVESTMENT INCOME — Net	1,655,221	2,229,551

REALIZED GAIN (LOSS) ON INVESTMENTS — Net of $89,417 and $(10,395) in taxes for 2009 and 2008, respectively	235,337	(1,425,140)

OTHER GAIN — Net	604,337	616,932

INCOME BEFORE FEDERAL INCOME TAX EXPENSE	3,648,008	846,480

FEDERAL INCOME TAX EXPENSE	1,058,223	841,978

NET INCOME	$2,589,785	$4,502

See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF POLICYHOLDERS’ SURPLUS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

				Paid-In and			Total
	Common Stock		Surplus	Contributed	Retained	Treasury	Policyholders’
	Shares	Amount	Notes	Surplus	Earnings	Stock	Surplus
BALANCE — December 31, 2007	2,060,113	$2,060,113	$5,000,000	$18,353,003	$6,958,022	$(37,821)	$32,333,317
Net income					4,502		4,502
Change in unrealized loss on invested assets — net of $733,000 of taxes					(1,360,744)		(1,360,744)
Change in net deferred income tax					1,294,000		1,294,000
Change in nonadmitted assets					(2,848,694)		(2,848,694)
Stock issued (repurchased) during the year	27,103	27,103		370,897		(18,623)	379,377

BALANCE — December 31, 2008	2,087,216	2,087,216	5,000,000	18,723,900	4,047,086	(56,444)	29,801,758
Net income					2,589,785		2,589,785
Change in unrealized loss on invested assets — net of $599,000 of taxes					1,111,233		1,111,233
Change in net deferred income tax					840,000		840,000
Cumulative change in accounting principle — SSAP 10R					1,291,000		1,291,000
Change in nonadmitted assets					(1,897,148)		(1,897,148)
Change in provision for reinsurance					(1,293)		(1,293)
Stock issued (repurchased) during the year	16,629	16,629		224,298		(34,125)	206,802

BALANCE — December 31, 2009	2,103,845	$2,103,845	$5,000,000	$18,948,198	$7,980,663	$(90,569)	$33,942,137

See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
From underwriting:
Premiums collected — net	$25,923,493	$27,400,883
Losses and loss expenses paid — net	(17,368,065)	(18,061,725)
Underwriting benefits paid	(8,380,837)	(7,817,793)

Net cash from underwriting	174,591	1,521,365

Investment income received — net	1,907,954	2,250,749
Other income — net	501,676	1,133,487
Federal income taxes paid — net	(932,290)	(602,894)

Net cash provided by operating activities	1,651,931	4,302,707

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Proceeds from investments sold, matured, or repaid:
Bonds	40,713,431	15,984,136
Stocks	1,142,859	765,770

Total proceeds of investments sold, matured, or repaid	41,856,290	16,749,906

Cost of investments acquired:
Bonds	47,172,121	13,789,054
Stocks	1,529,578	3,940,300

Total cost of investments acquired	48,701,699	17,729,354

Net cash used in investment activities	(6,845,409)	(979,448)

CASH FLOWS FROM FINANCING ACTIVITIES AND MISCELLANEOUS SOURCES:
Capital and surplus paid in	206,802	379,377
Borrowed funds received	78,331	56,602
Other provided (applied)	357,665	(1,023,382)

Net cash provided by (used in) financing activities and miscellaneous sources	642,798	(587,403)

NET CHANGE IN CASH AND SHORT-TERM INVESTMENTS	(4,550,680)	2,735,856

CASH AND SHORT-TERM INVESTMENTS:
Beginning of year	8,740,475	6,004,619

End of year	$4,189,795	$8,740,475

     See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations — Michigan Insurance Company (the “Company”) was formed on November 3, 1997, by WBM Corporation (WBM), a wholly owned subsidiary of West Bend Mutual Insurance Company (“West Bend”). The Company is a property casualty insurer, which writes business in the state of Michigan. The Company’s major lines of business based on net premiums written include, auto liability and physical damage (38%), workers’ compensation (22%), homeowners (17%), and multiple peril (13%). In December 2006, West Bend dissolved WBM Corporation and now the Company is majority-owned directly by West Bend.

Basis of Presentation — The Michigan Office of Financial and Insurance Regulation (OFIR) recognizes only statutory accounting practices prescribed or permitted by the State of Michigan for determining and reporting the financial condition and results of operations of an insurance company. The Michigan OFIR has adopted the National Association of Insurance Commissioners’ statutory accounting practices (NAIC SAP) as the basis for its statutory accounting practices. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed. Permitted practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not have any permitted statutory accounting practices for 2009 or 2008.

Accounting practices and procedures of the NAIC as prescribed or permitted by the insurance department of the applicable state of domicile comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (GAAP). These practices differ in certain respects, which in some cases may be material, from GAAP applied in the presentation of financial condition and results of operations on the “going concern” basis commonly followed by other types of enterprises. The most significant differences are as follows:
•	Investment in bonds are generally carried at amortized cost, while under GAAP they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

•	Acquisition costs, such as commissions and other costs related to acquiring new business, are immediately charged to income, while the related premium income is recognized over the periods covered by the policies. Under GAAP, they are deferred and amortized to income as premiums are earned or in relation to estimated gross profits.

•	Under GAAP, a provision is made for deferred taxes on temporary differences between the financial reporting and tax basis of assets and liabilities. NAIC SAP requires an amount to be recorded for deferred taxes; however, there are limitations as to the amount of deferred tax assets that may be reported as “admitted assets” and the change in deferred taxes is recorded directly in surplus for NAIC SAP.

•	Surplus notes are accounted for within policyholders’ surplus for statutory purposes in comparison to a liability for GAAP purposes.

•	Assets are reported under NAIC SAP at “admitted-asset” value, and “nonadmitted” assets are excluded through a charge against surplus, while under GAAP “nonadmitted assets” are reinstated to the statements of admitted assets, liabilities, and policyholders’ surplus, net of any valuation allowance.

•	The change in provision for reinsurance is charged or credited directly through surplus under NAIC SAP, while this provision is not recognized for GAAP purposes.

•	The statements of admitted assets, liabilities, and policyholders’ surplus under NAIC SAP are reported net of reinsurance, while under GAAP the statements of admitted assets, liabilities, and policyholders’ surplus reports reinsurance recoverable, including amounts related to losses incurred but not reported, and prepaid reinsurance premiums as assets.

•	Comprehensive income and its components are not presented for statutory-basis financial statements.

•	Realized investment gains or losses are reported net of related income taxes, while under GAAP such gains or losses are reported gross of tax.
A reconciliation of net policyholders’ surplus and net income as of and for the years ended December 31, 2009 and 2008, presented in accordance with statutory accounting practices prescribed or permitted by the Michigan OFIR, as reflected in the accompanying statutory-basis financial statements, as compared to that determined in accordance with GAAP is as follows:

	Net Income (Loss)		Policyholders’ Surplus
	2009	2008	2009	2008
Statutory — per accompanying financial statements	$2,589,785	$4,502	$33,942,137	$29,801,758
Deferred acquisition costs — net	2,432	(109,871)	8,722,869	8,720,437
Unearned commissions on ceded premium	(27,567)	2,132,076	(10,305,406)	(10,277,839)
Deferred income taxes	172,586	228,576	(565,359)	2,291,215
Premium receivable	(79,000)	13,000	96,515	226,059
Unrealized gain (loss) on investments			1,380,483	(804,026)
Surplus notes			(5,000,000)	(5,000,000)
Nonadmitted furniture and equipment and other assets			3,907,353	1,824,368

GAAP	$2,658,236	$2,268,283	$32,178,592	$2,268,283

Significant statutory accounting policies are described below:

Cash and Invested Assets — Bonds and stocks are valued in accordance with the laws of the Michigan OFIR, and the valuations prescribed by the SVO of the NAIC are as follows: generally, bonds are stated at amortized cost; all other securities are stated at fair value.

Collateralized mortgage obligations and structured securities are valued at amortized cost using the interest method, including anticipated prepayments. Prepayment assumptions are obtained from external sources based on historical trends. The retrospective adjustment method is used to value all such securities, except for interest-only securities, which are valued using the prospective method.

Amortization of bond premium and accretion of bond discount are calculated using the effective-yield method over the remaining term of the investment. Interest is accrued on bonds. Dividends declared on stocks are accrued on the ex-dividend date. All investment income due and accrued over 90 days past due is nonadmitted. Realized gains and losses on the sales of investments are calculated on the basis of specific identification.

When it is determined that a decline in fair value of an investment is other-than-temporary, the investment is written down to fair value, which establishes the new cost basis, and the amount of the write-down is accounted for as a realized loss. In determining whether a security impairment is other-than-temporary, the Company considers how long the security has been impaired, information available on the issuer, and whether the Company intended to hold this security until it recovers. The Company has the capability and intent to hold bonds and preferred stocks to maturity or recovery.

Beginning in 2009, when an other-than-temporary impairment of a loan-backed or structured security has occurred because the Company does not expect to recover the entire cost, even though it has no intent to sell and has the intent and ability to hold to recovery, the amount of the impairment loss recognized is equal to the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected at the balance sheet date.

Cash and short-term investments include U.S. Treasury securities with an original maturity of less than one year. Short-term investments are carried at amortized cost, which approximates fair value.

Premiums and Acquisition Costs — Premium income is taken into earnings over periods covered by the policies. Acquisition costs related to premium income, such as commissions and premium taxes, are charged to expense when incurred. Premiums which have been earned, but have not been reported to the Company are accrued for in the statutory-basis financial statements.

Premium Deficiency Reserve — The Company has determined that a premium deficiency reserve is not necessary at December 31, 2009 and 2008. Investment income was not included as a factor in determining whether a premium deficiency reserve was necessary.

Electronic Data Processing (EDP) Equipment and Software — EDP equipment and software of $113,429 and $228,360 are reported as nonadmitted assets as of December 31, 2009 and 2008, respectively. EDP equipment and software is carried at cost less accumulated depreciation. Depreciation is recorded using the three-year straight-line method. Accumulated depreciation on EDP equipment and software was $853,177 and $656,156 as of December 31, 2009 and 2008, respectively. Depreciation expense related to EDP equipment and software was $205,030 and $204,974 in 2009 and 2008, respectively.

Furniture, Fixtures, Equipment, and Leasehold Improvements — Furniture, fixtures, equipment, and leasehold improvements of $69,236 and $38,459 are reported as nonadmitted assets as of December 31, 2009 and 2008, respectively. The acquired value of furniture, fixtures, and equipment is $136,398 and $168,857 with accumulated depreciation of $67,163 and $130,398 as of December 31, 2009 and 2008, respectively. Depreciation expense of $13,341 and $14,782 was recorded on furniture, fixtures, equipment, and leasehold improvements during 2009 and 2008, respectively. Depreciation on furniture is recorded using the 10-year straight-line method. Leasehold improvements are depreciated over the shorter of their estimated useful life or the remaining life of the original lease.

Reserves for Losses and Loss Adjustment Expense — Loss and loss adjustment expenses are charged to operations as incurred. The reserve for losses is based upon (i) the accumulation of case and factor estimates for losses reported prior to the close of the year on direct business written by the Company; (ii) estimates received from ceding insurers; and (iii) estimates of unreported losses based upon past experience modified for current trends, the total being reduced for that portion ceded to other insurers and salvage and subrogation. The Company provides reserves for loss adjustment expenses by estimating future expenses to be incurred in settlement of claims provided for in the reserve for losses. The estimates are continually reviewed and updated, and any adjustments that may be material are reflected in current operations.

Reinsurance — Under state regulations, insurance companies are permitted to treat risks, which have been reinsured with other approved insurance companies, to the extent of the reinsurance and within the limits specified, as though they were not risks for which the Company is liable. However, in the event of nonperformance by reinsurers, the Company remains primarily liable to policyholders.

Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the statutory-basis financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are only reported as admitted assets to the extent that they will be realized within one year, or offset against deferred tax liabilities. Changes in deferred tax assets and liabilities, including changes attributable to changes in tax rates and changes in tax status, are recognized as a separate component of the change in policyholders’ surplus. Net realized gains or losses in the statutory-basis statements of income are reported net of tax.

Financial Instruments and Concentrations of Credit Risks — The Company’s investments in fixed maturities and equity securities comprise a diverse portfolio represented by a significant number of issuers. The Company held the following investments, which were greater than 3% of total admitted assets: Investments in mutual funds — Vanguard included in common stocks comprised of $4,632,665 (5%) based on fair value at December 31, 2009, and $3,658,905 (4%) based on fair value at December 31, 2008.

The Company has reinsurance recoverable on paid and unpaid losses and loss expenses from West Bend of approximately $35,709,672 and $36,584,603 at December 31, 2009 and 2008, respectively. West Bend is rated A+ by A.M. Best.

Use of Estimates — The statutory-basis financial statements have been prepared in accordance with statements of statutory accounting principles, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets at the date of the statutory-basis financial statements, and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.

2.	INVESTED ASSETS

U.S. Government securities, with a carrying value of $401,004 and $401,343 at December 31, 2009 and 2008, respectively, were on deposit with government agencies as prescribed by law in the State of Michigan.

The cost/amortized cost and estimated fair values of investment securities at December 31, 2009, are as follows:

	Cost/	Unrealized	Unrealized	Fair
	Amortized Cost	Gains	Losses	Value
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$2,175,539	$77,530	$2,450	$2,250,619
States and political subdivisions	9,550,201	367,924	25,129	9,892,996
Special revenue	24,936,602	696,693	93,703	25,539,592
Industrial and miscellaneous	17,242,179	504,407	140,102	17,606,484

Total fixed maturities	53,904,521	1,646,554	261,384	55,289,691

Common stocks	7,361,092	779,708	346,960	7,793,840

Total	$61,265,613	$2,426,262	$608,344	$63,083,531

The cost/amortized cost and estimated fair values of investment securities at December 31, 2008, are as follows:

	Cost/	Unrealized	Unrealized	Fair
	Amortized Cost	Gains	Losses	Value
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$1,083,531	$83,286	$—	$1,166,817
States and political subdivisions	10,178,185	149,961	148,703	10,179,443
Special revenue	15,590,201	294,100	337,223	15,547,078
Public utility	796,933	10,965	4,139	803,759
Industrial and miscellaneous	19,759,849	349,816	1,202,087	18,907,578

Total fixed maturities	47,408,699	888,128	1,692,152	46,604,675

Common stocks	7,015,828	135,638	1,407,999	5,743,467

Total	$54,424,527	$1,023,766	$3,100,151	$52,348,142

At December 31, 2009, the Company has two bonds with a market value of $560,245 and an amortized cost of $549,536 with NAIC ratings of three or higher. These bonds are carried at the lower of cost or market of $542,120, resulting in a reduction to the carrying value of fixed maturities of $7,416, and is reflected in surplus as unrealized loss, net of tax.

Maturities of fixed maturity investment securities as of December 31, 2009, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in one year or less	$1,304,728	$1,319,734
Due after one year through five years	21,554,484	22,456,312
Due after five years through ten years	14,160,137	14,392,755
Due after ten years	2,695,752	2,710,981

	39,715,101	40,879,782
Mortgage-backed securities	14,189,420	14,409,909

Total	$53,904,521	$55,289,691

Net investment income at December 31, 2009 and 2008, consists of the following:

	2009	2008
Investment income:
Bonds	$2,090,737	$2,149,096
Cash and short-term investments	20,876	126,543
Common stock	138,141	167,673
Income ceded to reinsurers	(124,685)	—

	2,125,069	2,443,312

Investment expenses:
Other expenses	(213,062)	(213,761)
Interest expense	(256,786)	—

	(469,848)	(213,761)

Investment income — net	$1,655,221	$2,229,551

The Company had gross realized gains related to the sale of investments of $540,996 and gross realized losses of $122,261 for the year ended December 31, 2009. The Company had gross realized gains related to the sale of investments of $196,919 and gross realized losses of $219,374 for the year ended December 31, 2008. Proceeds from the sale of bonds and stocks were $36,815, 414 and $1,142,860 during 2009 and $12,902,561 and $765,727 during 2008, respectively.

As of December 31, 2009, the Company had 13 investments with a decline in fair value that was considered other-than-temporary. The Company recorded other-than-temporary impaired charges of $93,984 during 2009. As of December 31, 2008, the Company had 34 investments with declines in fair value that were considered other-than-temporary. The Company recorded other-than-temporary impaired charges of $1,413,080 during 2008. The Company continually monitors the difference between the cost basis and the estimated fair value of investments. The Company’s accounting policy for impairment recognition requires that other-than-temporary impairment charges be recorded when it is determined that it is more likely than not that the Company will be unable to collect all amounts due according to the contractual terms of the fixed maturity security, or that the anticipated recovery in the market value of the equity security will not occur in a reasonable amount of time. Impairment charges on investments are recorded based on the fair value of the investments at the measurement date and are included in net realized gains and losses. Factors considered in evaluating whether a decline in value is other-than-temporary include the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery. Following is a summary of fixed maturity and equity securities that were in an unrealized loss position at December 31, 2009 and 2008. Amounts listed as less than 12 months represent securities that have been in an unrealized loss position for less than 12 consecutive months. Amounts listed as 12 months or longer represent securities that have been in an unrealized loss position for 12 or more consecutive months. The Company has the ability and intent to hold the securities until such time as the value recovers or the securities mature. Further, the Company believes the deterioration in the value of its fixed maturity portfolio is primarily attributable to changes in market interest rates and not the credit quality of the issuer. Therefore, the Company has concluded that its unrealized losses are temporary in nature.

	Less Than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2009	Value	Losses	Value	Losses	Value	Losses
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$390,656	$2,450	$—	$—	$390,656	$2,450
States and political subdivisions	—	—	543,245	25,129	543,245	25,129
Special revenue	4,168,791	76,248	502,325	17,455	4,671,116	93,703
Industrial and miscellaneous	2,474,433	23,731	2,648,671	116,371	5,123,104	140,102

Total bonds	$7,033,880	$102,429	$3,694,241	$158,955	$10,728,121	$261,384

Common stocks	$158,960	$9,269	$4,708,264	$337,691	$4,867,224	$346,960

	Less Than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2008	Value	Losses	Value	Losses	Value	Losses
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$—	$—	$—	$—	$—	$—
States and political subdivisions	2,459,100	56,195	485,040	92,508	2,944,140	148,703
Special revenue	2,808,295	123,462	1,626,978	213,761	4,435,273	337,223
Public utilities	347,603	4,139	—	—	347,603	4,139
Industrial and miscellaneous	6,667,681	460,277	3,720,856	741,810	10,388,537	1,202,087

Total bonds	$12,282,679	$644,073	$5,832,874	$1,048,079	$18,115,553	$1,692,152

Total common stocks	$4,291,420	$1,375,715	$89,515	$32,284	$4,380,935	$1,407,999

The Company’s exposure to subprime mortgage-related risk is limited to the investment portfolio. The Company does not have any direct mortgage loan exposure and does not underwrite exposure to subprime mortgage risk. The Company has identified all investments with subprime exposure through coordination with their investment advisors. The Company has not recognized any significant realized or unrealized losses on these investments. Detail on the Company’s subprime investment exposure is listed below.

	Actual	Book	Fair	Other-Than-Temporary
	Cost	Value	Value	Impairments to Date
Residential mortgage-backed securities	$27,828	$27,828	$27,203	$—

Fair Value Measurements — Included in various investment related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock, when carried at the lower of cost or market.
The fair value of an asset is the amount at which that asset could be bought or sold in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of a liability is the amount at which that liability could be incurred or settled in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale.
Fair values are based on quoted market prices when available, When market prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality (matrix pricing). In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models, and assumptions that management believes market participants would use to determine a current transaction price at the measurement date. These valuation techniques involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model, or input used.
The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by the Financial Accounting Standards Board (FASB) Accounting Standards Codification™ (ASC) 820, Fair Value Measurements. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable and unobservable. The levels of the fair value hierarchy are as follows:
Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.
Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads, and yield curves.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.
Financial Assets and Liabilities Measured at Fair Value on a Recurring Basis — The following table provides information as of December 31, 2009, about the Company’s financial assets measured at fair value on a recurring basis.

	Level 1	Level 2	Level 3	Total
Assets at fair value — common stock(l)	$7,668,840	$125,000	$—	$7,793,840
Assets at fair value — money market(2)	—	5,376,765	—	5,376,765

Total	$7,668,840	$5,501,765	$—	$13,170,605

(1)	Included within common stocks on the Statutory-Basis Statements of Admitted Assets, Liabilities, and Policyholders’ Surplus.

(2)	Included within cash and short-term investments on the Statutory-Basis Statements of Admitted Assets, Liabilities, and Policyholders’ Surplus.
Assets Measured at Fair Value on a Nonrecurring Basis — Certain financial assets are measured at fair value on a nonrecurring basis, such as certain bonds valued at the lower of cost or fair value due to NAIC ratings of Level 3 or higher, or investments that are impaired during the reporting period and recorded at fair value on the balance sheet at December 31, 2009. The following table summarizes the changes in assets measured at fair value on a nonrecurring basis as of December 31, 2009, as follows:

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)
Fixed income	$—	$542,120	$—

Level 1 Financial Assets — $7.7 million — Most of the Company’s investments are held at amortized cost per statutory accounting rules and are not considered recurring assets. The Company’s recurring basis investments include almost all of its common stocks. These assets include actively-traded exchange-listed equity securities. Unadjusted quoted prices for these securities are provided to the Company by independent pricing services.
Level 2 Financial Assets — $6.0 million — There are 1.0% of total fixed income securities are reported at the lower of cost of market rather than amortized cost due to an NAIC rating of Level 3 or higher. Two of the Company’s short-term money market mutual funds can be redeemed at net asset value per share and must be recorded as a Level 2. We have also determined that the Company’s investment in FHLB Stock is a level 2 investment. Fair values of securities reported in this category are largely provided by independent pricing services. Where independent pricing services provide fair values, the Company has obtained through its investment managers an understanding of the methods, models, and inputs used in pricing, and has controls in place to validate that amounts provided represent current fair values.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.
Level 3 Financial Assets — The Company has no newly issued, privately placed, complex, or illiquid securities in Level 3.
Loan Backed and Structured Securities — The Company holds certain securitized financial assets with contractual cash flows. Prior to the adoption of the Statement of Statutory Accounting Principles (SSAP) No. 43 — Revised, Loan-backed and Structured Securities as of September 30, 2009, if the undiscounted estimated future cash flows of securitized financial asset are less than its cost or amortized cost and there was a decrease in the present value of the estimated cash flows since the last revised estimate, considering both timing and amount, an other-than-temporary impairment charge was recognized. Estimating future cash flows is a judgment process involving both quantitative and qualitative factors. Such determinations incorporate various information and assessments regarding the future performance of the underlying collateral. In addition, projections of expected future cash flows may change based upon new information regarding the performance of the underlying collateral. The Company also considers its intent and ability to retain an impaired security until recovery.
Beginning September 30, 2009, if a loan-backed or structured security is deemed to be other-than-temporarily impaired because the Company intends to sell or does not have the intent and ability to hold to recovery, a charge is recorded in net realized capital losses equal to the difference between the fair value and the cost or amortized cost basis of the security. The fair value of the other-than-temporarily impaired loan-backed or structured security becomes its new cost basis. In addition, when an other-than-temporarily impairment has occurred because the Company does not expect to recover the entire cost or amortized cost, even though it has no intent to sell and has the intent and ability to hold to recovery, the amount of the impairment loss recognized is equal to the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected at the balance sheet date. The new cost basis of the other-than-temporarily impaired loan-backed or structured security is the present value of cash flows expected to be collected.
The Company had no loan-backed securities during 2009 with a recognized other-than-temporarily impairment, and therefore no securities whereby the present value of cash flows expected to be collected is less than the amortized cost basis.
Of the Company’s loan-backed securities whose fair value is less than cost or amortized cost for which an other-than-temporary impairment has not been recognized in earnings as a realized loss, their unrealized loss and fair value positions at December 31, 2009, are as follows:

December 31, 2009
Less Than 12 Months		12 Months or Longer
	Gross		Gross		Total Gross
	Unrealized		Unrealized	Total	Unrealized
Fair Value	Losses	Fair Value	Losses	Fair Value	Losses
$972,168	$(4,430)	$2,321,471	$(115,743)	$3,293,639	$(120,173)

3. RESERVES FOR LOSSES AND LOSS EXPENSES
Activity in the loss and loss expense reserves at December 31, 2009 and 2008, is summarized as follows:

	2009	2008
Net loss and loss expense reserves — January 1	$24,451,298	$21,547,399

Incurred related to:
Current year	20,258,540	20,359,673
Prior years	(2,682,804)	(2,124,107)

Total incurred	17,575,736	18,235,566

Paid related to:
Current year	(10,179,041)	(8,792,548)
Prior years	(7,867,409)	(6,539,119)

Total paid — net of reinsurance recoverable	(18,046,450)	(15,331,667)

Net loss and loss expense reserves — December 31	$23,980,584	$24,451,298

Reserves for incurred loss and loss expense attributable to events of prior years decreased by $2,682,804 and $2,124,107 for the years ended December 31, 2009 and 2008, respectively. This decrease was generally attributable to ongoing analysis of recent loss development trends and is primarily attributable to the private passenger auto, commercial auto, and commercial multiple peril lines of business. The estimated amount of anticipated salvage and subrogation included as a reduction to the loss and loss expense reserves as of December 31, 2009 and 2008, is $900,500 and $855,000, respectively.
4. INCOME TAX
The Company files a consolidated property and casualty insurance federal income tax return with West Bend. West Bend has elected, under Section 1552 (a)(2) of the Internal Revenue Code, to allocate the consolidated federal income tax liability based on each consolidated member’s federal income tax liability computed on a separate-return basis, for the year ended December 31, 2009. The allocation of tax or benefit between the Company and West Bend is based on a ratio of each company’s federal income tax or benefit to the total federal income tax calculated on the consolidated federal income tax return, and intercompany balances are settled within sixty days after the consolidated tax return is filed with the Internal Revenue Service.

The components of the net deferred tax asset (liability) at period-end and the change in those components are as follows:

	2009			2008
	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross deferred tax assets	$3,736,000	$474,000	$4,210,000	$2,889,000	$936,000	$3,825,000
Statutory valuation allowance	—	—	—	—	—	—

Adjusted gross deferred tax assets	3,736,000	474,000	4,210,000	2,889,000	936,000	3,825,000

Gross deferred tax liabilities	17,000	150,000	167,000	23,000	—	23,000

Net deferred tax asset (liability) before admissibility test	$3,719,000	$324,000	$4,043,000	$2,866,000	$936,000	$3,802,000

Admitted pursuant to 10.a. carryback period	$1,116,000	$—	$1,116,000	$735,000	$—	$735,000
10.b.i. DTAs realized within one year	908,000	—	908,000	914,000	—	914,000
10.b.ii. 10% surplus limitation	2,924,000	—	2,924,000	3,027,000	—	3,027,000

Admitted pursuant to 10.b. (lesser of i. or ii.)	$908,000	$—	$908,000	$914,000	$—	$914,000

Admitted pursuant to 10.c. offset against DTLs	$17,000	$150,000	$167,000	$23,000	$—	$23,000

10.e.i. additional carryback period	$—	$—	$—	$—	$—	$—

10.e.ii.a. DTAs realized within three years	$1,291,000	$—	$1,291,000	$—	$—	$—
10.e.ii.b. 15% surplus limitation	1,462,000	—	1,462,000	—	—	—

Additional admitted pursuant to 10.e.ii. (lesser of a. or b.)	$1,291,000	$—	$1,291,000	$—	$—	$—

Additional admitted pursuant to 10.e.iii. offset against DTLs	$—	$—	$—	$—	$—	$—

Admitted deferred tax asset (sum of 10a, b, c, ei, eii and eiii above)	$3,332,000	$150,000	$3,482,000	$1,672,000	$—	$1,672,000
Deferred tax liability	17,000	150,000	167,000	23,000		23,000

Net admitted deferred tax asset (liability)	$3,315,000	$—	$3,315,000	$1,649,000	$—	$1,649,000

Nonadmitted deferred tax asset	$404,000	$324,000	$728,000	$1,217,000	$936,000	$2,153,000

	Change During 2009
	Ordinary	Capital	Total
Gross deferred tax assets	$847,000	$(462,000)	$385,000
Statutory valuation allowance	—	—	—

Adjusted gross deferred tax assets	847,000	(462,000)	385,000

Gross deferred tax liabilities	(6,000)	150,000	144,000

Net deferred tax asset before admissibility test	$841,000	$(312,000)	$529,000

Admitted pursuant to Paragraph 10.a. carryback period	$381,000	$—	$381,000
Paragraph 10.b.i. DTAs realized within one year	(6,000)	—	(6,000)
Paragraph 10.b.ii. 10% surplus limitation	(103,000)	—	(103,000)

Admitted pursuant to Paragraph 10.b. (lesser of i. or ii.)	$(103,000)	$—	$(103,000)

Admitted pursuant to Paragraph 10.c. offset against DTLs	$(6,000)	$150,000	$144,000

Paragraph 10.e.i. additional carryback period	$—	$—	$—

Paragraph 10.e.ii.a. DTAs realized within three years	$1,291,000	$—	$1,291,000
Paragraph 10.e.ii.b. 15% surplus limitation	1,462,000	—	1,462,000

Additional admitted pursuant to Paragraph 10.e.ii. (lesser of a. or b.)	$1,291,000	$—	$1,291,000

Additional admitted pursuant to Paragraph 10.e.iii. offset against DTLs	$—	$—	$—

Admitted deferred tax asset (sum of 10a, b, c, ei, eii and eiii above)	$1,563,000	$150,000	$1,713,000
Deferred tax liability	6,000	(150,000)	(144,000)
Change in net admitted deferred tax asset (liability)	1,569,000	—	1,569,000

Change in nonadmitted deferred tax asset (decrease)	$(813,000)	$(612,000)	$(1,425,000)

The Company has elected to admit deferred tax assets pursuant to paragraph 10.e. of SSAP No. 10R for the year ended December 31, 2009. This current period election differs from the prior reporting period since this election was not available in 2008.

	Paragraphs	Paragraphs
Risk-Based Capital level	10.a.-c.	10.e.	Difference
Admitted deferred tax assets	$2,024,000	$3,315,000	$1,291,000
Admitted assets	103,587,149	104,878,149
Statutory surplus	32,651,137	33,942,137
Total adjusted capital	32,651,137	33,942,137
Authorized control level used in 10.d.	2,661,668	2,661,668
The Company did not have any deferred tax liabilities not recognized.

The components of current income tax expense are as follows:

	2009	2008
Federal	$1,058,223	$841,978
Foreign
Realized capital gains tax	89,417	(10,395)

Total current federal income taxes incurred	$1,147,640	$831,583

The main components of the period-end deferred tax amounts and the change in those components are as follows:

	2009	2008	Change
Deferred Tax Assets
Discount of unpaid losses and LAE	$952,312	$968,348	$(16,036)
20% of unearned premiums	844,829	868,861	(24,032)
Net unrealized capital losses	—	448,170	(448,170)
Nonadmitted assets	1,439,898	754,973	684,925
Accelerated depreciation on admitted assets	7,775	—	7,775
Allowance for doubtful accounts	42,742	36,209	6,533
Incentive accrual	245,446	138,589	106,857
Long-term Incentive Plan accrual	38,182	—	38,182
Paid time off accrual	50,134	70,554	(20,420)
Other-than-temporary impairment writedowns	463,858	488,140	(24,282)
Nonqualified deferred compensation	114,834	51,253	63,581
Capital loss not allowed	10,327	—	10,327
Other	(337)	(97)	(240)

			—
Total gross deferred tax asset	4,210,000	3,825,000	385,000

Adjustments to gross deferred tax assets	—	—	—

Total adjusted gross deferred tax assets	$4,210,000	$3,825,000	$385,000

Nonadmitted deferred tax assets	$728,000	$2,153,000	$(1,425,000)

Deferred Tax Liabilities

Net unrealized capital gains	$150,412	$—	$150,412
Accelerated depreciation on admitted assets	—	2,848	(2,848)
Bond market discount	12,396	15,985	(3,589)
Others	4,192	4,167	25

Total gross deferred tax liabilities	$167,000	$23,000	$144,000

Total deferred tax assets	$4,210,000	$3,825,000	$385,000
Total deferred tax liabilities	167,000	23,000	144,000

Net deferred tax asset	$4,043,000	$3,802,000	241,000

Adjust for the change in deferred tax on unrealized gains/losses			599,000

Adjusted change in net deferred income tax			$840,000

The following is a reconciliation of federal income tax rate to actual effective rate. The sum of the income tax incurred and the change in the deferred tax asset/liability is different from the result obtained by applying the statutory federal income tax rate to the pretax net income. The significant items causing this difference are as follows:

		% of Pre-Tax
	Tax Effect	Income
Statutory pretax income	$3,737,425

Provision computed at statutory rate	$1,308,099	35.00%
Dividends received deduction	(24,508)	(0.70)
Tax exempt income deduction	(316,881)	(8.50)
Proration on tax exempt investment income	49,198	1.30
Nondeductible expenses	9,634	0.30
Change in nonadmitted assets	(708,664)	(19.00)
True-up of prior year tax return	(8,518)	(0.20)
Other	(720)	—

Total statutory income tax	$307,640	8.20%

Federal and foreign income taxes incurred	$1,058,223	28.30%
Realized capital gains tax	89,417	2.40
Change in net deferred income taxes	(840,000)	(22.50)

Total statutory income tax	$307,640	8.20%

At December 31, 2009, the Company had no net operating loss carryforward or foreign tax credit carryforward.
The amount of federal income taxes incurred in the current year and prior year that will be available for recoupment in the event of future net losses are:

2009	$1,205,380
2008	—
The Company did not have any deposits admitted under Section 6603 of the Internal Revenue Service Code.
5.	BENEFIT AND INCENTIVE PLANS
As of December 31, 2009 and 2008, the Company accrued $869,925 and $529,919, respectively, as a provision for incentive plans available to employees of the Company, which is comprised of an Employee Stock Ownership Plan (ESOP) and cash bonus plan.
The ESOP is a defined contribution plan, and funding of the plan is primarily dependent on compensation of the eligible employees. Compensation is measured as all amounts paid to employees during the year for their services excluding any bonuses. Compensation eligible for the ESOP plan is capped at $200,000. ESOP contributions are determined annually by the Company’s board of directors and expensed in the year earned. All employees are eligible to participate with the exception of those defined as highly compensated under Employee Retirement Income Security Act of 1974 definitions.

Cash dividends on stock allocated to the ESOP plan may be paid to the plan to purchase additional shares or may be paid directly to the participants as determined by the Company. The plan is obligated to repurchase the shares of any terminated employees who were part of the plan. ESOP-related expenses were $198,699 and $201,818 for 2009 and 2008, respectively, and these expenses are considered additional compensation expense for the Company. During 2009, the ESOP purchased 7,564 shares of the Company’s common stock at a price of $13.34 per share. During 2008, the ESOP purchased 13,401 shares of the Company’s common stock at a price of $13.65 per share. As of December 31, 2009 and 2008, the ESOP plan held 91,853 and 84,288 shares, respectively, of the Company’s common stock.
Certain officers are eligible to participate in a long-term incentive plan whose benefits are earned based upon meeting specific Company performance objectives. The Company has $109,093 and $0 accrued at December 31, 2009 and 2008, respectively.
The Company has a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The expense related to this plan was $139,740 and $139,153 in 2009 and 2008, respectively.
6. REINSURANCE
The effect on premiums written and earned and on losses and loss expense incurred for the years ended December 31, 2009 and 2008, are as follows:

	2009
	Direct	Ceded	Ceded
	and Assumed	WBM	Other	Net
Reserves for losses and loss expenses	$94,527,160	$50,481,057	$20,065,519	$23,980,584
Unearned premiums	47,496,774	32,127,040	3,300,751	12,068,983
Premiums written	109,539,155	71,456,547	11,382,201	26,700,407
Premiums earned	110,887,211	72,847,907	10,995,582	27,043,722
Losses and loss expenses incurred	73,698,141	46,340,529	9,781,877	17,575,735

	2008
	Direct	Ceded	Ceded
	and Assumed	WBM	Other	Net
Reserves for losses and loss expenses	$94,256,004	$56,454,902	$13,349,804	$24,451,298
Unearned premiums	48,844,829	33,518,400	2,914,133	12,412,296
Premiums written	116,584,874	76,697,932	11,216,606	28,670,336
Premiums earned	117,532,250	79,450,439	11,595,776	26,486,035
Losses and loss expenses incurred	81,883,278	56,298,985	7,348,727	18,235,566
The Company’s maximum exposure on its property and casualty business was $375,000 per occurrence in 2009 and 2008. Catastrophic reinsurance provided property coverages with a limit of approximately $110,000,000 in excess of a $10,000,000 retention for each loss event in 2009 and 2008. The Company’s reinsurance for property and casualty and catastrophic coverage is purchased on a group basis, which includes West Bend.

The Company has a quota-share agreement with West Bend. Under this agreement, for the years ended December 31, 2009 and 2008, the Company cedes 75% of its direct premiums less all other ceded premium to West Bend. The amount of losses and unearned premiums ceded, including reinsurance recoverable on paid losses and loss expenses, under this agreement at December 31, 2009 and 2008, is $86,243,232 and $94,483,369, respectively. The Company receives a ceding commission on the premiums it cedes to West Bend. The ceding commission paid to the Company for 2009 and 2008, was $26,068,222 and $26,918,812, respectively.
The Company has unsecured aggregate recoverables from outside reinsurers for losses paid, losses unpaid, loss adjustment expense, and unearned premium that exceed 3% of the Company’s total surplus as of December 31,2009 and 2008, with the following reinsurers:

	FEIN Code	2009	2008
West Bend Mutual Insurance Company	39-0698170	$86,243,232	$94,483,369
Michigan Catastrophic Claims Association	AA-9991159	23,570,992	16,127,152
The maximum amount of return commission which would have been due to reinsurers if all reinsurance was canceled as of December 31, 2009 and 2008, was $190,000 and $175,000, respectively. The additional or return commission, predicated on loss experience or any other form of profit-sharing arrangement related to reinsurance, was $522,000 as of December 31,2009, and $601,000 as of December 31,2008.
7. COMMITMENTS AND CONTINGENCIES
Like other members of the insurance industry, the Company is the target of a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company’s practices. The exact outcome of these disputes is unpredictable.
In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to the Company’s operating results or cash flows. However, based on information currently known to it, management believes that the outcome of all known matters as they are resolved over time is not likely to have a material effect on the statutory-basis financial statements of the Company.

Leases — The Company leases office space under an operating lease agreement that will expire on June 30, 2014. This lease has an escalation clause such that every July the rent will increase by a percentage equal to the change in the Bureau of Labor Statistics cost-of-living index. This increase is subject to a maximum increase of 5%, unless the index is greater than 10%, in which case the annual increase shall be 50% of the annual increase in the index. The Company has a cancellation option under this lease where they can cancel the lease with 90 days prior notice. Upon cancellation, the Company would be subject to a cancellation penalty equal to the unamortized cost of any leasehold improvements. In 2009 and 2008, the Company expensed $114,714 and $117,953, respectively, for operating leases. Future minimum lease payments on current operating leases as of December 31,2009, are as follows:

Years Ending December 31
2010	$109,200
2011	109,200
2012	109,200
2013	109,200
2014 and thereafter	54,600

Total future minimum lease payments	$491,400

Borrowed Money — The Company’s Borrowed Money at December 31,2009 represents amounts owed to the Employee Stock Ownership Plan of $43,559 and amounts from the Federal Home Loan Bank (FHLB) of Indianapolis. The Company has no other debt as of December 31, 2009 other than a surplus note.
The Company has an agreement with the FHLB of Indianapolis. Through its membership, the Company has issued debt to the FHLB of Indianapolis in exchange for cash advances in the amount of $2,500,000. The interest rate on the advances is variable and was .58% at December 31, 2009. The advances are due in 2010. It is part of the Company’s strategy to utilize these funds for operations, and any funds obtained from the FHLB of Indianapolis for use in general operations would be accounted for consistent with SSAP No. 15, Debt and Holding Company Obligations, as borrowed money. The table below indicates the amount of FHLB of Indianapolis stock purchased, collateral pledged, assets, and liabilities related to the agreement.

	2009	2008
FHLB stock purchased/owned as part of the agreement	$125,000	$—
Collateral pledged to the FHLB	3,450,000	—
Borrowing capacity currently available	3,138,054	—
Agreement assets — carrying value	3,383,151	—

8. UNASSIGNED SURPLUS
The portion of cumulative changes contributing to the increase (reduction) of unassigned surplus at December 31, 2009 and 2008, was as follows:

	2009	2008
Unrealized gains (losses) — net of taxes of $150,412 and $(448,170) in 2009 and 2008, respectively	$279,337	$(832,315)
Nonadmitted asset values (excluding nonadmitted relating to taxes)	4,216,308	(2,192,427)
Admitted deferred tax assets (net of $728,000 and $2,153,000 nonadmitted in 2009 and 2008, respectively)	3,315,000	1,649,000
9. FAIR VALUE OF FINANCIAL INSTRUMENTS
Fixed maturity investment and equity securities are valued using NAIC fair value prices, if available. If a NAIC fair value is not available, fair value is estimated using quoted market prices of the security or similar securities. Fair values of fixed maturity investments are disclosed in Note 2. Equity securities are carried at NAIC fair value. Due to the relatively short-term nature of cash, short-term investments, accounts receivable, and accounts payable, the carrying value is a reasonable estimate of fair value.
10. RISK-BASED CAPITAL
The NAIC has developed Property-Casualty Risk-Based Capital (RBC) standards that relate to an insurer’s reported statutory capital and surplus to the risks inherent in its overall operations. The RBC formula uses the statutory annual statement to calculate the minimum indicated capital level to support asset (investment and credit) risk and underwriting (loss reserves, premiums written, and unearned premium) risk. The NAIC model law calls for various levels of regulatory action based on the magnitude of an indicated RBC deficiency, if any. The Company has determined that its capital levels are in excess of the minimum capital requirements for all RBC action levels.
11. DIVIDEND RESTRICTION
The Company is subject to statutory restrictions that limit the amount of dividends, which can be paid by State of Michigan insurance companies to shareholders without prior approval from the Michigan OFIR. Based on these restrictions, no dividends can be paid in 2010 without the consent of the Michigan OFIR. The Company did not pay any dividends in 2009 or 2008.
12. SURPLUS NOTE
In January 2002, WBM Corporation purchased a surplus note from the Company for $5,000,000, which thereby increased capital and surplus above the minimum requirements of the Michigan OFIR. Statutes for the State of Michigan require insurers to have a minimum capital and surplus of $7,500,000. The surplus note has an interest rate of 5% and the repayment of any principal can only be paid from the surplus earnings of the Company to WBM Corporation with the prior approval of the Company’s board of directors and the OFIR. As of December 19, 2006, the ownership of the surplus note was transferred to West Bend as part of the dissolution of WBM Corporation. Interest is noncumulative and paid annually, although starting in 2008 it was not accrued for until approved by the OFIR. Interest expense of $250,000 and $0 was recorded during 2009 and 2008, respectively. Total cumulative interest and principal paid as of December 31, 2009 and 2008 was $1,000,000 and $750,000, respectively.

13. RELATED-PARTY TRANSACTIONS
At December 31, 2009, West Bend owned 83.60% of the Company’s stock. West Bend provided certain accounting, tax, and actuarial services to the Company in 2009 and 2008 and has been reimbursed according to a cost allocation agreement approved by the Michigan OFIR. The cost allocation agreement became effective on January 1, 1997. The Company incurred $216,190 and $199,369 of expense under the cost allocation agreement during 2009 and 2008, respectively. At December 31, 2009 and 2008, the Company had a liability of $7,996 and $8,363 due to West Bend under this agreement.
14. RECONCILIATION TO THE ANNUAL STATEMENT
The Company’s Annual Statement filed with the Office Michigan Office of Financial and Insurance Regulation includes classification of admitted assets, liabilities and surplus that differ from this financial statement’s presentation. There is no impact to net income or surplus. The differences from the Annual Statement are as follows:

		Balance Reported		Balance Reported
		in 2009 Audited		in 2008 Audited
	Balance Reported	Statutory-Basis	Balance Reported	Statutory-Basis
	in 2009 Annual	Financial	in 2008 Annual	Financial
	Statement	Statements	Statement	Statements
Reinsurance recoverable	$4,602,295	$6,140,395	$5,170,095	$6,818,780
Ceded reinsurance premiums payable	17,043,695	18,581,795	18,009,036	19,657,721
Premiums receivable	27,976,700	28,520,489	28,230,919	28,768,957
Other liabilities	2,415,558	2,959,347	1,586,404	2,124,442
15. RECENTLY ADOPTED ACCOUNTING STANDARDS
In September 2008, SSAP No. 99, Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, was adopted to be effective as of January 1, 2009. This statement establishes the statutory accounting principles for the treatment of premium or discount applicable to certain securities subsequent to the recognition of an other-than-temporary impairment. The Company has adopted this new guidance, and did not have a material impact upon adoption.
In November 2008, SSAP No. 98, Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments, An Amendment of SSAP No. 43 — Loan-backed and Structured Securities, was adopted to be effective as of January 1, 2009. This statement established statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. Effective September 30, 2009, SSAP No. 43 — Revised, Loan-backed and Structured Securities, superseded SSAP No. 98 and paragraph 13 of SSAP No. 99 effective September 30, 2009 and provided revised guidance on the accounting impairment and treatment for loan-backed securities. The Company has adopted this new guidance, which did not have a material impact to its financial statements.
In December 2008, the Financial Accounting Standards Board issued FASB Staff Position (FSP) FASB Interpretation (FIN) No. 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises. FSP FIN No. 48-3 permits an entity within its scope to defer the effective date of FIN No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, to its annual financial statements for fiscal years beginning after December 15, 2008. The Company had elected to defer the application of FIN No. 48 for the year ended December 31, 2008, and has adopted it for the year ended December 31, 2009, financial statements. The Company evaluates its uncertain tax positions using the provisions of FASB ASC 450, Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.
On November 24, 2009, SSAP No. 10R, Income Taxes — Revised, A Temporary Replacement of SSAP No. 10, was issued. This standard was effective for annual statements ending December 31, 2009, and interim and annual statements ending December 31, 2010, but is not considered effective for periods subsequent to 2010. This statement substantively revised SSAP No. 10 admission guidance for deferred tax assets, and the impact of this adoption by the Company in 2009 was $1,291,000 and is presented in surplus as a cumulative change in accounting principle.
In December 2009, SSAP No. 100, Fair Value Measurements, was adopted to be effective December 31, 2010. This statement defines fair value, establishes a framework for measuring fair value, and establishes disclosure requirements about fair value. It does not require any new assets or liabilities to be measured at fair value and is generally similar to GAAP guidance for fair value measurements. The Company does not expect a material impact upon adoption.
16. SUBSEQUENT EVENTS
The Company evaluated subsequent events from December 31, 2009 through April 20, 2010, the issuance date of these financial statements. During this period, there have been no significant subsequent events that require adjustment to or disclosure in the financial statements as of December 31, 2009, or for the twelve months then ended.
* * * * * *

SUPPLEMENTAL SCHEDULES

MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES
DECEMBER 31, 2009

l.	Reporting entity’s total admitted assets.	$104,878,148

2.	Ten largest exposures to a single issuer/borrower/investment.

	1	2	3	4
				Percentage
				of Total
				Admitted
	Issuer	Description of Exposure	Amount	Assets
2.01	Vanguard Group	Investments in Mutual Funds	$4,632,665	4.4%
2.02	DFA International Value Portfolio	Investments in Mutual Funds	1,365,310	1.3%
2.03	California State Go Bds	Securities Issued by States	1,062,528	1.0%
2.04	Phoenix Ariz	Securities Issued by States	1,032,830	1.0%
2.05	Commercial Mtg	Unaffiliated Domestic Securities	1,004,698	1.0%
2.06	LB-UBS Coml Mtg	Unaffiliated Domestic Securities	1,003,391	1.0%
2.07	Morgan Stanley	Unaffiliated Domestic Securities	1,000,000	1.0%
2.08	Missouri St Hwys & Trans Comm	Securities Issued by States	990,555	0.9%
2.09	Indiana St	Securities Issued by States	981,405	0.9%
2.10	Wachovia Bk Coml Mtg	Unaffiliated Domestic Securities	976,598	0.9%
3.	Amounts and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

	Bonds	1	2
3.01	NAIC-1	$55,934,695	53.3%
3.02	NAIC-2	2,804,471	2.7%
3.03	NAIC-3	508,995	0.5%
3.04	NAIC-4		%
3.05	NAIC-5		%
3.06	NAIC-6	33,125	0.0%

	Preferred Stocks	3	4
3.07	P/RP-1		0.000%
3.08	P/RP-2		0.000%
3.09	P/RP-3		0.000%
3.10	P/RP-4		0.000%
3.11	P/RP-5		0.000%
3.12	P/RP-6	—	0.000%

4.	Assets held in foreign investments:

4.01	Are assets held in foreign investments less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No ☐
4.02	Total admitted assets held in foreign investments.	$911,460	0.9%
4.03	Foreign-currency-denominated investments.		%
4.04	Insurance liabilities denominated in that same foreign currency. If response to 4.01 above is yes, responses are not required for interrogatories 5-10		%
5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

6.	Largest foreign investment exposures by country, categorized by the country’s NAIC sovereign rating:

		1	2
7.	Aggregate unhedged foreign currency exposure:	$—	0.000%
8.	Aggregate unhedged foreign currency exposure categorized by NAIC sovereign rating:

9.	Largest unhedged foreign currency exposure by country, categorized by the country’s NAIC sovereign rating:

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

11.	Amounts and percentages of the reporting entity’s total admitted assets held in Canadian investments and unhedged Canadian currency exposure:

11.01	Are assets held in Canadian investments less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No ☐
If response to 11.01 is yes, detail is not required for the remainder of Interrogatory 11.
12.	Report aggregate amounts and percentages of the reporting entity’s total admitted assets held in investments with contractual sales restrictions.

12.01	Are assets held in investments with contractual sales restrictions less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No ☐
If response to 12.01 is yes, responses are not required for the remainder of Interrogatory 12.

13.	Amounts and percentages of admitted assets held in the largest ten equity interests:
13.01	Are assets held in equity interest less than 2.5% of the reporting entity’s
	total admitted assets?	Yes ☐	No ☑

If response to 13.01 above is yes, responses are not required for the remainder of Interrogatory 13.

	1	2	3
	Name of Issuer
13.02	Vanguard Group	$4,632,665	4.4%
13.03	DFA International Value Portfolio	1,365,310	1.3%
13.04	Federal home Loan Bank	125,000	0.1%
13.05	Columbia mid Cap Index	77,929	0.1%
13.06	Templeton World	63,877	0.1%
13.07	Wm Blair Smallcap Growth	44,083	0.0%
13.08	JDA Software Group inc Com	39,224	0.0%
13.09	WDS Inds Inc Com	35,960	0.0%
13.10	Skechers USA Inc	34,469	0.0%
13.11	Eagle Capital Appreciation	33,030	0.0%
14.	Amounts and percentages of the reporting entity’s total admitted assets held in nonaffiliated, privately placed equities:

14.01	Are assets held in nonaffiliated, privately placed equities less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No☐

If response to 14.01 above is yes, responses are not required for the remainder of Interrogatory 14.

15.	Amounts and percentages of the reporting entity’s total admitted assets held in general partnership interests:

15.01	Are assets held in general partnership interests less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No☐

If response to 15.01 is yes, responses are not required for the remainder of Interrogatory 15.

16.	Amounts and percentages of the reporting entity’s total admitted assets held in mortgage loans:

16.01	Are mortgage loans reported in Schedule B less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No☐

If response to 16.01 above is yes, responses are not required for the remainder of Interrogatory 16 and Interrogatory 17.

Amount and percentage of the reporting entity’s total assets held in the following categories of mortgage loans:

		Loans
16.12	Construction loans	$—	0.000%
16.13	Mortgage loans over 90 days past due	—	0.000%
16.14	Mortgage loans in the process of foreclosure	—	0.000%
16.15	Mortgage loans foreclosed	—	0.000%
16.16	Restructured mortgage loans	—	0.000%

17.	Aggregate mortgage loans having the following loan-to-value ratios as determined from the most current appraisal as of the annual statement date;

		Residential		Commercial		Agricultural
	Loan-to-Value	1	2	3	4	5	6
17.01	Above 95%	$—	0.000%	$—	0.000%	$—	0.000%
17.02	91% to 95%	—	0.000%	—	0.000%	—	0.000%
17.03	81% to 90%	—	0.000%	—	0.000%	—	0.000%
17.04	71% to 80%	—	0.000%	—	0.000%	—	0.000%
17.05	Below 70%	—	0.000%	—	0.000%	—	0.000%

18.	Amounts and percentages of the reporting entity’s total admitted assets held in each of the five largest investments in real estate:

18.01	Are assets held in real estate reported in less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑	No ☐

If response to 18.01 above is yes, responses are not required for the remainder of Interrogatory 18.

Largest five investments in any one parcel or group of contiguous parcels of real estate.

	Description
	1	2	3
18.02		$—	0.000%
18.03		—	0.000%
18.04		—	0.000%
18.05		—	0.000%
18.06		—	0.000%

19.	Report aggregate amounts and percentages of the reporting entity’s total admitted assets held in mezzanine real estate loans:

19.01	Are assets held in investments held in mezzanine real estate loans less than 2.5% of the reporting entity’s total admitted assets? Yes ☑ No ☐
If response to 19.01 above is yes, responses are not required for the remainder of Interrogatory 19.

	1	2	3
19.02	Aggregate statement value of investments held in mezzanine real estate loans Largest three investment held in mezzanine real estate loans
19.03		$—	0.000%
19.04		—	0.000%
19.05		—	0.000%

20.	Amounts and percentages of the reporting entity’s total admitted assets subject to the following types of agreements:

		At Year-end		At End of Each Quarter
				1st	2nd	3rd
				Quarter	Quarter	Quarter
		1	2	3	4	5
20.01	Securities lending agreements (do not include assets held as collateral for such transactions)	$—	0.000%	$—	$—	$—
20.02	Repurchase agreements	—	0.000%	—	—	—
20.03	Reverse repurchase agreements	—	0.000%	—	—	—
20.04	Dollar repurchase agreements	—	0.000%	—	—	—
20.05	Dollar reverse repurchase agreements	—	0.000%	—	—	—
21.	Amounts and percentages of the reporting entity’s total admitted assets for warrants not attached to other financial instruments, options, caps, and floors:

		Owned		Written
		1	2	3	4
21.01	Hedging	—	0.000%	—	0.000%
21.02	Income generation	—	0.000%	—	0.000%
21.03	Other	—	0.000%	—	0.000%
22.	Amounts and percentages of the reporting entity’s total admitted assets of potential exposure for collars, swaps, and forwards

		At Year-End		At End of Each Quarter
				1st Quarter	2nd Quarter	3rd Quarter
		1	2	3	4	5
22.01	Hedging	—	0.000%	—	—	—
22.02	Income generation	—	0.000%	—	—	—
22.03	Replications	—	0.000%	—	—	—
22.04	Other	—	0.000%	—	—	—
23.	Amounts and percentages of the reporting entity’s total admitted assets of potential exposure for futures contracts:

		At Year-End		At End of Each Quarter
				1st Quarter	2nd Quarter	3rd Quarter
		1	2	3	4	5
23.01	Hedging	—	0.000%	—	—	—
23.02	Income generation	—	0.000%	—	—	—
23.03	Replications	—	0.000%	—	—	—
23.04	Other	—	0.000%	—	—	—

MICHIGAN INSURANCE COMPANY
SUMMARY INVESTMENT SCHEDULE
DECEMBER 31, 2009

			Admitted Assets
			as Reported in the
	Gross Investment Holdings		Annual Statement
Investment Categories	Amount	Percentage	Amount	Percentage
1. Bonds
1.1 U.S. Treasury Securities	$1,692,394	2.57%	$1,692,394	2.57%
1.2 U.S. government agency and corporate obligations (excluding mortgage-backed securities):
1.21 Issued by U.S. government agencies
1.22 Issued by U.S. government sponsored agencies
1.4 Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
1.41 States, territories, and possessions general obligations	3,859,658	5.86	3,859,658	5.86
1.42 Political subdivisions of states, territories, and possessions and political subdivisions general obligations	5,690,548	8.64	5,690,548	8.64
1.43 Revenue and assessment obligations	16,894,318	25.64	16,894,318	25.64
1.44 Industrial development and similar obligations	396,428	0.60	396,428	0.60
1.5 Mortgage-backed securities (includes residential and commercial MBS):
1.51 Pass-through securities:
1.511 Guaranteed by GNMA	483,145	0.73	483,145	0.73
1.512 Issued by FNMA and FHLMC	6,673,129	10.13	6,673,129	10.13
1.52 CMOs and REMICs
1.521 Issued by FNMA and FHLMC	972,723	1.48	972,723	1.48
1.523 All other privately issued	607,658	0.92	607,658	0.92
2. Other debt and other fixed income securities (excluding short-term):
2.1 Unaffiliated domestic securities (includes credit tenant loans rated by the SVO)	15,723,061	23.86	15,723,061	23.86
2.2 Unaffiliated foreign securities	911,460	1.38	911,460	1.38
3. Equity interests:
3.1 Investments in mutual funds	6,326,080	9.60	6,326,080	9.60
3.3 Publicly traded equity securities (excluding preferred stocks):
3.32 Unaffiliated	1,467,759	2.23	1,467,759	2.23
7. Receivables for securities
8. Cash and short-term investments	4,189,795	6.36	4,189,795	6.36

10. Total invested assets	$65,888,156	100.00%	$65,888,156	100.00%

MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF REINSURANCE INTERROGATORIES
DECEMBER 31, 2009
7.1	Has the reporting entity reinsured any risk with any other entity under a quota share reinsurance contract that includes a provision that would limit the reinsurer’s losses below the stated quota share percentage (e.g., a deductible, a loss ratio corridor, a loss cap, an aggregate limit, or any similar provisions)?
Yes ☐ No ☑
7.2	If yes, indicate the number of reinsurance contracts containing such provisions.

7.3	If yes, does the amount of reinsurance credit taken reflect the reduction in quota share coverage caused by any applicable limiting provision(s)?
Yes ☐ No ☑
8.1	Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from any loss that may occur on the risk or portion thereof, reinsured?
Yes ☐ No ☑
8.2	If yes, give full information.
9.1	Has the reporting entity ceded any risk under any reinsurance contract (or under multiple contracts with the same reinsurer or its affiliates) for which during the period covered by the statement: (i) it recorded a positive or negative underwriting result greater than 5% of prior year-end surplus as regards policyholders or it reported calendar year written premium ceded or year-end loss and loss expense reserves ceded greater than 5% of prior year-end surplus as regards policyholders; (ii) it accounted for that contract as reinsurance and not as a deposit; and (iii) the contract(s) contain one or more of the following features or other features that would have similar results:
(a)	A contract term longer than two years and the contract is noncancellable by the reporting entity during the contract term;

(b)	A limited or conditional cancellation provision under which cancellation triggers an obligation by the reporting entity, or an affiliate of the reporting entity, to enter into a new reinsurance contract with the reinsurer, or an affiliate of the reinsurer;

(c)	Aggregate stop loss reinsurance coverage;

(d)	An unconditional or unilateral right by either party (or both parties) to commute the reinsurance contract, whether conditional or not, except for such provisions which are only triggered by a decline in the credit status of the other party;

(e)	A provision permitting reporting of losses, or payment of losses, less frequently than on a quarterly basis (unless there is no activity during the period); or

(f)	Payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding entity.
Yes ☐ No ☑

9.2	Has the reporting entity during the period covered by the statement ceded any risk under any reinsurance contract (or under multiple contracts with the same reinsurer or its affiliates), for which, during the period covered by the statement, it recorded a positive or negative underwriting result greater than 5% of prior year-end surplus as regards policyholders or it reported calendar year written premium ceded or year-end loss and loss expense reserves ceded greater than 5% of prior year-end surplus as regards policyholders; excluding cessions to approved pooling agreements or to captive insurance companies that are directly or indirectly controlling, controlled by, or under common control with (i) one or more unaffiliated policyholders of the reporting entity, or (ii) an association of which one or more unaffiliated policyholders of the reporting entity is a member, where:
(a)	The written premium ceded to the reinsurer by the reporting entity or its affiliates represents fifty percent (50%) or more of the entire direct and assumed premium written by the reinsurer based on its most recently available financial statement; or

(b)	Twenty-five percent (25%) or more of the written premium ceded to the reinsurer has been retroceded back to the reporting entity or its affiliates in a separate reinsurance contract.
Yes ☐ No ☑
9.3	If yes to 9.1 or 9.2, please provide the following information in the Reinsurance Summary Supplemental Filing for General Interrogatory 9:
(a)	The aggregate financial statement impact gross of all such ceded reinsurance contracts on the balance sheet and statement of income;

(b)	A summary of the reinsurance contract terms and indicate whether it applies to the contracts meeting the criteria in 9.1 or 9.2; and

(c)	A brief discussion of management’s principle objectives in entering into the reinsurance contract, including the economic purpose to be achieved.
9.4	Except for transactions meeting the requirements of paragraph 30 of SSAP No. 62, Property and Casualty Reinsurance, has the reporting entity ceded any risk under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statement, and either:
(a)	Accounted for that contract as reinsurance (either prospective or retroactive) under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or

(b)	Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?
Yes ☐ No ☑
9.5	If yes to 9.4, explain in the Reinsurance Summary Supplemental Filing for General Interrogatory 9 (Section D) why the contract(s) is treated differently for GAAP and SAP.

9.6	The reporting entity is exempt from the Reinsurance Attestation Supplement under one or more of the following criteria:
(a)	The entity does not utilize reinsurance; or,
Yes ☐ No ☑

(b)	The entity only engages in a 100% quota share contract with an affiliate and the affiliated or lead company has filed an attestation supplement; or
Yes ☐ No ☑
(c)	The entity has no external cessions and only participates in an intercompany pool and the affiliated or lead company has filed an attestation supplement.
Yes ☐ No ☑
10.	If the reporting entity has assumed risks from another entity, there should be change, on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the risks. Has this been done?
Yes ☑ No ☐ N/A ☐

STATUTORY-BASIS ADDITIONAL INFORMATION

MICHIGAN INSURANCE COMPANY
STATUTORY SCHEDULE OF EXPENSES INCURRED
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Claims adjustment services:
Direct	$2,554,343	$3,495,585
Reinsurance assumed	143,805	118,628
Reinsurance ceded	(2,080,736)	(2,420,038)

Total claims adjustment services	617,412	1,194,175

Commissions:
Direct	15,276,672	16,345,214
Reinsurance assumed	672,238	555,235
Reinsurance ceded	(26,396,592)	(27,156,472)
Contingent — net	2,129,617	2,390,102

Total commissions	(8,318,065)	(7,865,921)

Allowances to managers and agents
Advertising	26,590	32,322
Boards, bureaus, and associations	270,956	356,965
Surveys and underwriting reports	644,048	500,174
Audit of assureds’ records	228,138	291,732
Salaries and related items	6,929,890	6,119,289
Employee relations and welfare	853,850	810,818
Insurance	24,169	3,286
Directors’ fees	20,000	20,000
Travel and travel items	435,229	486,797
Rent and rent items	133,077	137,137
Equipment	27,152	31,831
Cost or depreciation of EDP equipment and software	668,171	606,724
Printing and stationery	87,742	102,055
Postage, telephone, telegraph, and express	697,848	714,707
Legal and auditing	531,978	481,793
Taxes, licenses, and fees:
State and local income taxes, and insurance and payroll taxes	3,209,544	3,642,153
Insurance department licenses and fees	42,418	38,192
Other	7,248	6,954
Expense on assumed reinsurance	95,962	508,827
Miscellaneous expenses and donations	3,300,643	2,718,575
Interest expense	256,786	—

TOTAL EXPENSES INCURRED	$10,790,786	$10,938,585

Allocation:
Loss adjustment expenses	$2,006,065	$1,899,492
Underwriting expenses	8,314,873	8,825,332
Investment expenses	469,848	213,761

TOTAL EXPENSES INCURRED	$10,790,786	$10,938,585

See independent auditors’ report.

Michigan Insurance Company
Statutory-Basis Financial Statements as of and for the Years Ended December 31, 2008 and 2007, Supplemental Schedules as of and for the Year Ended December 31, 2008, Additional Information for the Years Ended December 31, 2008 and 2007, and Independent Auditors’ Report

MICHIGAN INSURANCE COMPANY
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS’ REPORT	1-2

STATUTORY-BASIS FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007:

Statements of Admitted Assets, Liabilities, and Policyholders’ Surplus	3

Statements of Income	4

Statements of Policyholders’ Surplus	5

Statements of Cash Flows	6

Notes to Statutory-Basis Financial Statements	7-23

SUPPLEMENTAL SCHEDULES AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2008:	24

Supplemental Investment Risk Interrogatories	25-30

Supplemental Summary Investment Schedule	31

Supplemental Schedule of Reinsurance Interrogatories	32-33

STATUTORY BASIS ADDITIONAL INFORMATION FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007 —	34

Statutory Schedule of Expenses Incurred	35

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors of
Michigan Insurance Company:
We have audited the accompanying statutory-basis statements of admitted assets, liabilities, and policyholders’ surplus of Michigan Insurance Company (the “Company”) as of December 31, 2008 and 2007, and the related statutory-basis statements of income, policyholders’ surplus, and cash flows for the years then ended. These statutory-basis financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statutory-basis financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As described more fully in Note 1 to the statutory-basis financial statements, the Company prepared these statutory-basis financial statements using accounting practices prescribed or permitted by the Michigan Office of Financial and Insurance Regulation, and such practices differ from accounting principles generally accepted in the United States of America. The effects on such financial statements of the differences between the statutory basis of accounting and accounting principles generally accepted in the United States of America are also described in Note 1.
In our opinion, because of the effects of the matter discussed in the preceding paragraph, the statutory-basis financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2008 and 2007, or the results of its operations or its cash flows for the years then ended.
However, in our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities, and policyholders’ surplus of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the years then ended on the basis of accounting described in Note 1.

Our 2008 audit was conducted for the purpose of forming an opinion on the basic 2008 statutory-basis financial statements taken as a whole. The supplemental schedule of investment risk interrogatories, the supplemental summary investment schedule, and the supplemental schedule of reinsurance interrogatories as of and for the year ended December 31, 2008, are presented for purposes of additional analysis and are not a required part of the basic 2008 statutory-basis financial statements. These schedules are the responsibility of the Company’s management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic 2008 statutory-basis financial statements. The effects on these schedules of the differences between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material. Accordingly, in our opinion, such schedules do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the information shown therein. However, in our opinion, such schedules are fairly stated, in all material respects, when considered in relation to the basic 2008 statutory-basis financial statements taken as a whole.
April 21, 2009

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES,
AND POLICYHOLDERS’ SURPLUS
AS OF DECEMBER 31, 2008 AND 2007

	2008	2007
ADMITTED ASSETS

CASH AND INVESTED ASSETS:
Bonds	$47,408,699	$49,997,276
Common stocks — mutual funds	5,743,467	6,042,469
Cash and short-term investments	8,740,475	6,004,619

Total cash and invested assets	61,892,641	62,044,364

PREMIUMS RECEIVABLE	28,230,919	28,565,741

REINSURANCE RECOVERABLE ON PAID LOSSES AND LOSS EXPENSES	5,170,095	4,178,973

ELECTRONIC DATA PROCESSING EQUIPMENT AND SOFTWARE — At cost, less accumulated depreciation of $656,156 and $884,755 in 2008 and 2007, respectively	123,950	180,551

ACCRUED INTEREST AND DIVIDENDS RECEIVABLE	566,890	508,698

NET DEFERRED TAX ASSET	1,649,000	1,282,000

OTHER ASSETS	280,539	798,871

TOTAL	$97,914,034	$97,559,198

See notes to statutory-basis financial statements.

	2008	2007
LIABILITIES AND POLICYHOLDERS’ SURPLUS

RESERVES FOR LOSSES AND LOSS ADJUSTMENT EXPENSES —Net:
Reserve for losses — net	$17,845,222	$15,688,950
Reserve for loss expenses — net	6,606,076	5,858,449

Total reserves for losses and loss expenses — net	24,451,298	21,547,399

COMMISSIONS PAYABLE	8,033,517	9,166,346

CEDED REINSURANCE PREMIUMS PAYABLE —Net	18,009,036	19,526,660

TAXES, LICENSES AND FEES, EXCLUDING FEDERAL INCOME TAXES	2,050,629	1,770,658

UNEARNED PREMIUMS	12,412,297	10,227,995

ADVANCE PREMIUMS	1,189,862	1,220,916

OTHER LIABILITIES	1,690,607	1,719,566

FEDERAL INCOME TAX PAYABLE	275,030	46,341

Total liabilities	68,112,276	65,225,881

POLICYHOLDERS’ SURPLUS:
Common stock, $1 par value — authorized, 20,000,000 shares; issued and outstanding, 2,087,216 and 2,060,113 shares in 2008 and 2007, respectively	2,087,216	2,060,113
Surplus notes	5,000,000	5,000,000
Paid-in and contributed surplus	18,723,900	18,353,003
Retained earnings	4,047,086	6,958,022
Treasury stock (5,501 shares in 2008 and 4,167 in 2007)	(56,444)	(37,821)

Total policyholders’ surplus	29,801,758	32,333,317

TOTAL	$97,914,034	$97,559,198

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
UNDERWRITING INCOME:
Net premiums written	$28,670,336	$23,035,584
Change in unearned premiums	(2,184,301)	(460,777)

Premiums earned	26,486,035	22,574,807

UNDERWRITING DEDUCTIONS:
Losses incurred	16,336,074	14,412,382
Loss expenses incurred	1,899,492	1,736,213
Underwriting expenses incurred	8,825,332	7,101,213

Total underwriting deductions	27,060,898	23,249,808

NET UNDERWRITING LOSS	(574,863)	(675,001)

INVESTMENT INCOME — Net	2,229,551	2,231,815

REALIZED (LOSS) GAIN ON INVESTMENTS — Net of $(10,395) and $448 in taxes for 2008 and 2007, respectively	(1,425,140)	831

OTHER GAIN — Net	616,932	693,416

INCOME BEFORE FEDERAL INCOME TAX EXPENSE	846,480	2,251,061

FEDERAL INCOME TAX EXPENSE	841,978	706,618

NET INCOME	$4,502	$1,544,443

See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF POLICYHOLDERS’ SURPLUS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

				Paid-In and			Total
	Common Stock		Surplus	Contributed	Retained	Treasury	Policyholders’
	Shares	Amount	Notes	Surplus	Earnings	Stock	Surplus
BALANCE — December 31, 2006	2,030,561	$2,030,561	$5,000,000	$17,951,048	$5,839,758	$(14,550)	$30,806,817

Net income					1,544,443		1,544,443

Change in unrealized loss on invested assets — net of $(27,000) of taxes					(50,454)		(50,454)

Change in net deferred income tax					326,000		326,000

Change in nonadmitted assets					(701,725)		(701,725)

Stock issued (repurchased) during the year	29,552	29,552		401,955		(23,271)	408,236

BALANCE — December 31, 2007	2,060,113	2,060,113	5,000,000	18,353,003	6,958,022	(37,821)	32,333,317

Net income					4,502		4,502

Change in unrealized loss on invested assets — net of $733,000 of taxes					(1,360,744)		(1,360,744)

Change in net deferred income tax					1,294,000		1,294,000

Change in nonadmitted assets					(2,848,694)		(2,848,694)

Stock issued (repurchased) during the year	27,103	27,103		370,897		(18,623)	379,377

BALANCE —December 31, 2008	2,087,216	$2,087,216	$5,000,000	$18,723,900	$4,047,086	$(56,444)	$29,801,758

See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
STATUTORY-BASIS STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
From underwriting:
Premiums collected — net	$26,273,211	$22,593,201
Losses and loss expenses paid — net	(16,357,605)	(12,635,905)
Underwriting benefits paid	(8,401,705)	(7,394,866)

Net cash from underwriting	1,513,901	2,562,430

Investment income received — net	2,250,749	2,516,675
Other income — net	1,140,951	292,510
Federal income taxes paid — net	(602,894)	(693,066)

Net cash provided by operating activities	4,302,707	4,678,549

CASH FLOWS FROM INVESTMENT ACTIVITIES:
Proceeds from investments sold, matured, or repaid:
Bonds	15,984,136	15,076,344
Stocks	765,770	3,264,672

Total proceeds of investments sold, matured, or repaid	16,749,906	18,341,016

Cost of investments acquired:
Bonds	13,789,054	16,825,213
Stocks	3,940,300	6,539,145

Total cost of investments acquired	17,729,354	23,364,358

Net cash used in investment activities	(979,448)	(5,023,342)

CASH FLOWS FROM FINANCING ACTIVITIES AND MISCELLANEOUS SOURCES:
Capital and surplus paid in	379,377	408,235
Borrowed funds received	104,202
Other applied	(1,070,982)	(630,577)

Net cash used in financing activities and miscellaneous sources	(587,403)	(222,342)

NET CHANGE IN CASH AND SHORT-TERM INVESTMENTS	2,735,856	(567,135)

CASH AND SHORT-TERM INVESTMENTS:
Beginning of year	6,004,619	6,571,754

End of year	$8,740,475	$6,004,619

See notes to statutory-basis financial statements.

MICHIGAN INSURANCE COMPANY
NOTES TO STATUTORY-BASIS FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007
1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of Operations — Michigan Insurance Company (the “Company”) was formed on November 3, 1997, by WBM Corporation (WBM), a wholly owned subsidiary of West Bend Mutual Insurance Company (“West Bend”). The Company is a property casualty insurer, which writes business in the state of Michigan. The Company’s major lines of business based on net premiums written include, auto liability and physical damage (37%), workers’ compensation (25%), homeowners (16%), and multiple peril (12%). In December 2006, West Bend dissolved WBM Corporation and now the Company is majority owned directly by West Bend.
Basis of Presentation —The Michigan Office of Financial and Insurance Regulation (OFIR) recognizes only statutory accounting practices prescribed or permitted by the State of Michigan for determining and reporting the financial condition and results of operations of an insurance company. The Michigan OFIR has adopted the National Association of Insurance Commissioners’ statutory accounting practices (NAIC SAP) as the basis for its statutory accounting practices. Prescribed statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners (NAIC). Permitted statutory accounting practices encompass all accounting practices that are not prescribed. Permitted practices differ from state to state, may differ from company to company within a state, and may change in the future. The Company does not have any permitted statutory accounting practices for 2008 or 2007.
Accounting practices and procedures of the NAIC as prescribed or permitted by the insurance department of the applicable state of domicile comprise a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America (GAAP). These practices differ in certain respects, which in some cases may be material, from GAAP applied in the presentation of financial condition and results of operations on the “going concern” basis commonly followed by other types of enterprises. The most significant differences are as follows:
•	Investment in bonds are generally carried at amortized cost, while under GAAP they are carried at either amortized cost or fair value based on their classification according to the Company’s ability and intent to hold or trade the securities.

•	Investments in common stocks are valued as prescribed by the Securities Valuation Office (SVO) of the NAIC, while under GAAP common stocks are reported at market value.

•	Acquisition costs, such as commissions and other costs related to acquiring new business, are immediately charged to income, while the related premium income is recognized over the periods covered by the policies. Under GAAP, they are deferred and amortized to income as premiums are earned or in relation to estimated gross profits.

•	Under GAAP, a provision is made for deferred taxes on temporary differences between the financial reporting and tax basis of assets and liabilities. NAIC SAP requires an amount to be recorded for deferred taxes; however, there are limitations as to the amount of deferred tax assets that may be reported as “admitted assets” and the change in deferred taxes is recorded directly in surplus for NAIC SAP.

•	Surplus notes are accounted for within policyholders’ surplus for statutory purposes in comparison to a liability for GAAP purposes.

•	Assets are reported under NAIC SAP at “admitted-asset” value, and “nonadmitted” assets are excluded through a charge against surplus, while under GAAP “nonadmitted assets” are reinstated to the statements of admitted assets, liabilities, and policyholders’ surplus, net of any valuation allowance.

•	The change in provision for reinsurance is charged or credited directly through surplus under NAIC SAP, while this provision is not recognized for GAAP purposes.

•	The statements of admitted assets, liabilities, and policyholders’ surplus under NAIC SAP are reported net of reinsurance, while under GAAP the statements of admitted assets, liabilities, and policyholders’ surplus reports reinsurance recoverable, including amounts related to losses incurred but not reported, and prepaid reinsurance premiums as assets.

•	Comprehensive income and its components are not presented for statutory-basis financial statements.

•	Realized investment gains or losses are reported net of related income taxes, while under GAAP such gains or losses are reported gross of tax.
A reconciliation of net policyholders’ surplus and net income as of and for the years ended December 31,2008 and 2007, presented in accordance with statutory accounting practices prescribed or permitted by the Michigan OFIR, as reflected in the accompanying statutory-basis financial statements, as compared to that determined in accordance with GAAP is as follows:

	Net Income (Loss)		Policyholders’ Surplus
	2008	2007	2008	2007
Statutory — per accompanying financial statements	$4,502	$1,544,443	$29,801,758	$32,333,317
Deferred acquisition costs — net	(109,871)	60,744	8,720,437	8,830,308
Unearned commissions on ceded premium	2,132,076	(463,670)	(10,277,839)	(12,409,915)
Deferred income taxes	228,576	303,903	2,291,215	1,306,335
Premium receivable	13,000	(15,000)	226,059	151,949
Unrealized (loss) gain on investments			(804,026)	311,670
Surplus notes			(5,000,000)	(5,000,000)
Nonadmitted furniture and equipment and other assets			1,824,368	696,783

GAAP	$2,268,283	$1,430,420	$26,781,972	$26,220,447

Significant statutory accounting policies are described below:
Cash and Invested Assets — Bonds and stocks are valued in accordance with the laws of the Michigan OFIR, and the valuations prescribed by the SVO of the NAIC are as follows: generally, bonds are stated at amortized cost; all other securities are stated at quotations prescribed by the SVO, which generally approximate fair value.
Collateralized mortgage obligations and structured securities are valued at amortized cost using the interest method, including anticipated prepayments. Prepayment assumptions are obtained from external sources based on historical trends. The retrospective adjustment method is used to value all such securities, except for interest-only securities, which are valued using the prospective method.

Amortization of bond premium and accretion of bond discount are calculated using the effective-yield method over the remaining term of the investment. Interest is accrued on bonds. Dividends declared on stocks are accrued on the ex-dividend date. All investment income due and accrued over 90 days past due is nonadmitted. Realized gains and losses on the sales of investments are calculated on the basis of specific identification.
When it is determined that a decline in fair value of an investment is other-than-temporary, the investment is written down to fair value, which establishes the new cost basis, and the amount of the write-down is accounted for as a realized loss. In determining whether a security impairment is other-than-temporary, the Company considers how long the security has been impaired, information available on the issuer, and whether the Company intended to hold this security until it recovers. The Company has the capability and intent to hold bonds and preferred stocks to maturity or recovery.
Cash and short-term investments include U.S. Treasury securities with an original maturity of less than one year. Short-term investments are carried at amortized cost, which approximates fair value.
Premiums and Acquisition Costs — Premium income is taken into earnings over periods covered by the policies. Acquisition costs related to premium income, such as commissions and premium taxes, are charged to expense when incurred. Premiums which have been earned, but have not been reported to the Company are accrued for in the statutory-basis financial statements.
Premium Deficiency Reserve — The Company has determined that a premium deficiency reserve is not necessary at December 31, 2008 and 2007. Investment income was not included as a factor in determining whether a premium deficiency reserve was necessary.
Electronic Data Processing (EDP) Equipment and Software — EDP equipment and software is carried at cost less accumulated depreciation. Depreciation is recorded using the three-year straight-line method. Accumulated depreciation on EDP equipment and software was $656,156 and $884,755 as of December 31, 2008 and 2007, respectively. Depreciation expense related to EDP equipment and software was $204,974 and $138,857 in 2008 and 2007, respectively.
Furniture, Fixtures, Equipment, and Leasehold Improvements — Furniture, fixtures, equipment, and leasehold improvements of $38,459 and $43,059 are reported as nonadmitted assets as of December 31, 2008 and 2007, respectively. The acquired value of furniture, fixtures, and equipment is $168,857 and $158,675 with accumulated depreciation of $130,398 and $115,616 as of December 31, 2008 and 2007, respectively. Depreciation expense of $14,782 and $14,291 was recorded on furniture, fixtures, equipment, and leasehold improvements during 2008 and 2007, respectively. Depreciation on furniture is recorded using the 10-year straight-line method. Leasehold improvements are depreciated over the shorter of their estimated useful life or the remaining life of the original lease.
Reserves for Losses and Loss Adjustment Expense — Loss and loss adjustment expenses are charged to operations as incurred. The reserve for losses is based upon (i) the accumulation of case and factor estimates for losses reported prior to the close of the year on direct business written by the Company; (ii) estimates received from ceding insurers; and (iii) estimates of unreported losses based upon past experience modified for current trends, the total being reduced for that portion ceded to other insurers and salvage and subrogation. The Company provides reserves for loss adjustment expenses by estimating future expenses to be incurred in settlement of claims provided for in the reserve for losses. The estimates are continually reviewed and updated, and any adjustments that may be material are reflected in current operations.

Reinsurance — Under state regulations, insurance companies are permitted to treat risks, which have been reinsured with other approved insurance companies, to the extent of the reinsurance and within the limits specified, as though they were not risks for which the Company is liable. However, in the event of nonperformance by reinsurers, the Company remains primarily liable to policyholders.
Income Taxes — Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the statutory-basis financial statement carrying amounts of existing assets and liabilities and their respective tax basis, and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are only reported as admitted assets to the extent that they will be realized within one year, or offset against deferred tax liabilities. Changes in deferred tax assets and liabilities, including changes attributable to changes in tax rates and changes in tax status, are recognized as a separate component of the change in policyholders’ surplus. Net realized gains or losses in the statutory-basis statements of income are reported net of tax.
Financial Instruments and Concentrations of Credit Risks — The Company’s investments in fixed maturities and equity securities comprise a diverse portfolio represented by a significant number of issuers. The Company held the following investments, which were greater than 3% of total admitted assets: Investments in mutual funds — Vanguard included in common stocks comprised of $3,658,905 (4%) based on fair value at December 31, 2008, and $4,079,412 (4%) at December 31, 2007.
The Company has reinsurance recoverable on paid and unpaid losses and loss expenses from West Bend of approximately $36,584,603 and $33,783,804 at December 31, 2008 and 2007, respectively. West Bend is rated A+ by A.M. Best.
Use of Estimates — The statutory-basis financial statements have been prepared in accordance with statements of statutory accounting principles, which require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets at the date of the statutory-basis financial statements, and the reported amounts of revenues and expenses during the periods reported. Actual results could differ from those estimates.
2. INVESTED ASSETS
U.S. Government securities, with a carrying value of $401,343 and $401,670 at December 31, 2008 and 2007, respectively, were on deposit with government agencies as prescribed by law in the State of Michigan.

The cost/amortized cost and estimated fair values of investment securities at December 31, 2008, are as follows:

	Cost/	Unrealized	Unrealized	NAIC
	Amortized Cost	Gains	Losses	Fair Value
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$1,083,531	$83,286	$—	$1,166,817
States and political subdivisions	10,178,185	149,961	148,703	10,179,443
Special revenue	15,590,201	294,100	337,223	15,547,078
Public utility	796,933	10,965	4,139	803,759
Industrial and miscellaneous	19,759,849	349,816	1,202,087	18,907,578

Total fixed maturities	47,408,699	888,128	1,692,152	46,604,675

Common stocks	7,015,828	135,638	1,407,999	5,743,467

Total	$54,424,527	$1,023,766	$3,100,151	$52,348,142

     The cost/amortized cost and estimated fair values of investment securities at December 31, 2007, are as follows:

	Cost/	Unrealized	Unrealized	NAIC
	Amortized Cost	Gains	Losses	Fair Value
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$1,029,362	$12,362	$6,843	$1,034,881
States and political subdivisions	8,291,619	57,659	15,908	8,333,370
Special revenue	16,269,378	118,200	33,651	16,353,927
Public utility	797,443	11,086	894	807,635
Industrial and miscellaneous	23,609,474	261,881	130,115	23,741,240

Total fixed maturities	49,997,276	461,188	187,411	50,271,053

Common stock — mutual fund	5,229,209	893,942	80,682	6,042,469

Total	$55,226,485	$1,355,130	$268,093	$56,313,522

At December 31, 2008, the Company has one bond with a market value of $25,000 and an amortized cost of $33,125 with NAIC ratings of three or higher, which are carried at the lower of cost or market, which were not considered to be other-than-temporarily impaired, resulting in a reduction to the carrying value of fixed maturities of $8,125 and is reflected in surplus as unrealized loss, net of tax.

Maturities of fixed maturity investment securities as of December 31, 2008, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	NAIC
	Cost	Fair Value
Due in one year or less	$2,348,992	$2,348,724
Due after one year through five years	22,168,408	21,985,905
Due after five years through ten years	15,643,370	15,024,371
Due after ten years	4,170,820	4,284,132

	44,331,590	43,643,132

Mortgage-backed securities	3,077,109	2,961,543

Total	$47,408,699	$46,604,675

Net investment income at December 31, 2008 and 2007, consists of the following:

	2008	2007
Investment income:
Bonds	$2,149,096	$2,225,794
Cash and short-term investments	126,543	309,733
Common stock	167,673	144,473

	2,443,312	2,680,000

Investment expenses	(213,761)	(448,185)

Investment income — net	$2,229,551	$2,231,815

The Company had gross realized gains related to the sale of investments of $196,919 and gross realized losses of $219,374 for the year ended December 31, 2008. The Company had gross realized gains related to the sale of investments of $393,755 and gross realized losses of $392,476 for the year ended December 31, 2007. Proceeds from the sale of investments during 2008 and 2007 were $13,668,288 and $14,111,255, respectively.
As of December 31, 2008, the Company had 34 investments with declines in fair value that were considered other-than-temporary. The Company recorded other-than-temporary impaired charges of $1,413,080 during 2008. As of December 31, 2007, the Company had no investments with declines in fair value that were considered other-than-temporary. The Company continually monitors the difference between the cost basis and the estimated fair value of investments. The Company’s accounting policy for impairment recognition requires that other-than-temporary impairment charges be recorded when it is determined that it is more likely than not that the Company will be unable to collect all amounts due according to the contractual terms of the fixed maturity security, or that the anticipated recovery in the market value of the equity security will not occur in a reasonable amount of time. Impairment charges on investments are recorded based on the fair value of the investments at the measurement date and are included in net realized gains and losses. Factors considered in evaluating whether a decline in value is other-than-temporary include the length of time and the extent to which the fair value has been less than cost, the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery. Following is a summary of fixed maturity and equity securities that were in an unrealized loss position at December 31, 2008 and 2007. Amounts listed as less than 12 months represent securities that have been in an unrealized loss position for less than 12 consecutive months. Amounts listed as 12 months or longer represent securities that have been in an unrealized loss position for 12 or more consecutive months. The Company has the ability and intent to hold the securities until such time as the value recovers or the securities mature. Further, the Company believes the deterioration in the value of our fixed maturity portfolio is primarily attributable to changes in market interest rates and not the credit quality of the issuer. Therefore, the Company has concluded that its unrealized losses are temporary in nature.

	Less than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2008	Value	Losses	Value	Losses	Value	Losses
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$—	$—	$—	$—	$—	$—
States and political subdivisions	2,459,100	56,195	485,040	92,508	2,944,140	148,703
Special revenue	2,808,295	123,462	1,626,978	213,761	4,435,273	337,223
Public utilities	347,603	4,139			347,603	4,139
Industrial and miscellaneous	6,667,681	460,277	3,720,856	741,810	10,388,537	1,202,087

Total bonds	$12,282,679	$644,073	$5,832,874	$1,048,079	$18,115,553	$1,692,152

Total common stocks	$4,291,420	$1,375,715	$89,515	$32,284	$4,380,935	$1,407,999

	Less than 12 Months		12 Months or Longer		Total
		Gross		Gross		Gross
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31,2007	Value	Losses	Value	Losses	Value	Losses
Bonds:
U.S. Treasury securities and obligations of U.S. Government corporations and agencies	$—	$—	$620,849	$6,843	$620,849	$6,843
States and political subdivisions	327,306	2,069	572,560	13,839	899,866	15,908
Special revenue	1,131,833	8,423	2,859,488	25,228	3,991,321	33,651
Public utilities			150,830	894	150,830	894
Industrial and miscellaneous	4,743,879	34,046	5,910,048	96,069	10,653,927	130,115

Total bonds	$6,203,018	$44,538	$10,113,775	$142,873	$16,316,793	$187,411

The Company’s exposure to subprime mortgage-related risk is limited to the investment portfolio. The Company does not have any direct mortgage loan exposure and does not underwrite exposure to subprime mortgage risk. The Company has identified all investments with subprime exposure through coordination with their investment advisors. The Company has not recognized any significant realized or unrealized losses on these investments. Detail on the Company’s subprime investment exposure is listed below.

	Actual	Book	Fair	Other-Than-Temporary
	Cost	Value	Value	Impairments to Date
Residential mortgage-backed securities	$79,396	$79,396	$70,017	$—

Fair Value Measurements — Included in various investment related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

The fair value of an asset is the amount at which that asset could be bought or sold in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale. The fair value of a liability is the amount at which that liability could be incurred or settled in an orderly transaction between willing parties, that is, other than in a forced or liquidation sale.

Fair values are based on quoted market prices when available. When market prices are not available, fair value is generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality (matrix pricing). In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price at the measurement date. These valuation techniques involve some level of management estimation and judgment which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model or input used.

The Company’s financial assets and liabilities carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by SFAS No. 157, Fair Value Measurements. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable and unobservable. The levels of the fair value hierarchy are as follows:

Level 1 — Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Such inputs include market interest rates and volatilities, spreads and yield curves.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Financial Assets And Liabilities Measured At Fair Value On A Recurring Basis — The following table provides information as of December 31, 2008 about the Company’s financial assets measured at fair value on a recurring basis.

	Level 1	Level 2	Level 3	Total

Assets at fair value — common stock	$5,743,467	$—	$—	$5,743,467

Level 1 Financial Assets — $5.7 million — Since most of the Company’s investments are held at amortized cost per Statutory accounting rules, all of the Company’s recurring basis investment assets held at fair value are classified in Level 1. These assets include actively-traded exchange-listed equity securities and some short-term money market mutual funds. Unadjusted quoted prices for these securities are provided to the Company by independent pricing services.

Assets Measured At Fair Value On A Non-Recurring Basis — Certain financial assets are measured at fair value on a non-recurring basis, such as certain bonds and preferred stock valued at the lower of cost or fair value due to NAIC ratings of 3 or higher, or investments that are impaired during the reporting period and recorded at fair value on the balance sheet at December 31, 2008. The following table summarizes the changes in assets measured at fair value on a non-recurring basis as of December 31, 2008:

	Quoted Prices in	Significant Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)

Fixed income	$—	$25,000	$—

Level 2 Financial Assets — $25,000 — Less than 0.1% of total fixed income securities are reported at the lower of cost of market rather than amortized cost due to an NAIC rating of three or higher. Fair values of securities reported in this category are largely provided by independent pricing services. Where independent pricing services provide fair values, the Company has obtained through its investment managers an understanding of the methods, models and inputs used in pricing, and has controls in place to validate that amounts provided represent current fair values.

Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates.

Level 3 Financial Assets — The Company has no newly issued, privately placed, complex or illiquid securities in Level 3.

3.	RESERVES FOR LOSSES AND LOSS EXPENSES

Activity in the loss and loss expense reserves at December 31, 2008 and 2007, is summarized as follows:

	2008	2007
Net loss and loss expense reserves — January 1	$21,547,399	$19,117,784

Incurred related to:
Current year	20,359,673	17,727,491

Prior years	(2,124,107)	(1,578,896)

Total incurred	18,235,566	16,148,595

Paid related to:
Current year	(8,792,548)	(8,188,264)
Prior years	(6,539,119)	(5,530,716)

Total paid — net of reinsurance recoverable	(15,331,667)	(13,718,980)

Net loss and loss expense reserves — December 31	$24,451,298	$21,547,399

Reserves for incurred loss and loss expense attributable to events of prior years decreased by $2,124,107 and $1,578,896 for the years ended December 31,2008 and 2007, respectively. This decrease was generally attributable to ongoing analysis of recent loss development trends and is primarily attributable to the private passenger auto liability and workers’ compensation lines of business. The estimated amount of anticipated salvage and subrogation included as a reduction to the loss and loss expense reserves as of December 31, 2008 and 2007, is $855,000 and $769,500, respectively.

4.	INCOME TAX

The Company files a consolidated property and casualty insurance federal income tax return with West Bend. West Bend has elected, under Section 1552 (a)(2) of the Internal Revenue Code, to allocate the consolidated federal income tax liability based on each consolidated member’s federal income tax liability computed on a separate return basis, for the year ended December 31, 2008. The allocation of tax or benefit between the Company and West Bend is based on a ratio of each company’s federal income tax or benefit to the total federal income tax calculated on the consolidated federal income tax return.

The components of the net deferred tax asset (liability) at December 31, 2008 and 2007, are as follows:

	2008	2007
Total of gross deferred tax assets	$3,872,000	$2,102,000
Total of deferred tax liabilities	(70,000)	(327,000)

Net deferred tax asset	3,802,000	1,775,000

Deferred tax assets non admitted	(2,153,000)	(493,000)

Net admitted deferred tax asset	$1,649,000	$1,282,000

(Increase) decrease in non admitted asset	$(1,660,000)	$219,000

The components of current income tax expense at December 31, 2008 and 2007, are as follows:

	2008	2007
Federal income tax:
Exclusive of capital gains (losses)	$841,978	$706,618
Capital (losses) gains	(10,395)	448

Total federal income tax	$831,583	$707,066

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities at December 31, 2008 and 2007, are as follows:

	2008	2007
Deferred tax assets:
Unearned premiums	$968,348	$715,960
Unpaid losses and LAE	868,861	927,411
Unrealized losses	495,643	28,239
Nonadmitted assets	754,973	342,603
Allowance for doubtful accounts	36,209	34,213
Paid time off accrual	70,554	55,087
Incentive accrual	138,589
Other-than-temporary impairment investment write-downs	488,140
Nonqualified deferred compensation	51,253
Other items	(570)	(1,513)

Total deferred tax assets	3,872,000	2,102,000

Nonadmitted deferred tax assets	2,153,000	493,000

Admitted deferred tax assets	1,719,000	1,609,000

Deferred tax liabilities:
Unrealized gains	(47,473)	(312,880)
Others	(22,527)	(14,120)

Total deferred tax liabilities	(70,000)	(327,000)

Net deferred tax asset admitted	$1,649,000	$1,282,000

The change in net deferred income taxes at December 31, 2008 and 2007, is comprised of the following (this analysis is exclusive of nonadmitted assets as the change in nonadmitted assets is reported separately from the change in net deferred income taxes in the surplus section of the Annual Statement):

	2008	2007	Change
Total deferred tax assets	$3,872,000	$2,102,000	$1,770,000
Total deferred tax liabilities	(70,000)	(327,000)	257,000

Net deferred tax asset	$3,802,000	$1,775,000	2,027,000

Tax effect of unrealized gain			(733,000)

Change in net deferred income taxes			$1,294,000

	2007	2006	Change
Total deferred tax assets	$2,074,000	$1,745,000	$329,000
Total deferred tax liabilities	(299,000)	(323,000)	24,000

Net deferred tax asset	$1,775,000	$1,422,000	353,000

Tax effect of unrealized gain			(27,000)

Change in net deferred income taxes			$326,000

The reported amount of income tax expense differs from the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax net income. The significant items causing these differences at December 31, 2008 and 2007, are as follows:

	2008	2007
Provision computed at statutory rate	$292,630	$788,028
Dividends received deduction	(21,901)	(13,278)
Nondeductibles	14,177	9,808
Tax-exempt interest	(280,659)	(247,159)
Change in nonadmitted assets	(416,509)	(167,084)
Prior-year adjustment	4,587	6,910
Other	(54,742)	3,841

Total	$(462,417)	$381,066

Federal income taxes incurred	$831,583	$707,066
Change in net deferred income taxes relating to the provision	(1,294,000)	(326,000)

Total statutory income taxes	$(462,417)	$381,066

At December 31, 2008, the Company had no net operating loss carryforwards or tax credits carryforwards available to offset future net income subject to federal income taxes.

Income taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses at December 31,2008 and 2007, are as follows:

2008	$779,273
2007	802,126
5.	BENEFIT AND INCENTIVE PLANS

As of December 31, 2008 and 2007, the Company accrued $529,919 and $395,287, respectively, as a provision for incentive plans available to employees of the Company, which is comprised of an Employee Stock Ownership Plan (ESOP) and cash bonus plan.

The ESOP is a defined contribution plan, and funding of the plan is primarily dependent on compensation of the eligible employees. Compensation is measured as all amounts paid to employees during the year for their services excluding any bonuses, Compensation eligible for the ESOP plan is capped at $200,000. ESOP contributions are determined annually by the Company’s board of directors and expensed in the year earned. All employees are eligible to participate with the exception of those defined as highly compensated under Employee Retirement Income Security Act of 1974 definitions. Cash dividends on stock allocated to the ESOP plan may be paid to the plan to purchase additional shares or may be paid directly to the participants as determined by the Company. The plan is obligated to repurchase the shares of any terminated employees who were part of the plan. ESOP-related expenses were $201,818 and $287,497 for 2008 and 2007, respectively, for 2008 and 2007 and these expenses are considered additional compensation expense for the Company. During 2008, the ESOP purchased 13,401 shares of the Company’s common stock at a price of $13.65 per share. During 2007, the ESOP purchased 12,481 shares of the Company’s common stock at a price of $13.96 per share. As of December 31, 2008 and 2007, the ESOP plan held 84,288 and 70,888 shares, respectively, of the Company’s common stock.

The Company has a profit-sharing plan pursuant to Section 401(k) of the Internal Revenue Code. Employee contributions of up to 6% of eligible compensation are matched 50% by the Company. The expense related to this plan was $139,153 and $135,054 in 2008 and 2007, respectively.
6.	REINSURANCE

The effect on premiums written and earned and on losses and loss expense incurred for the years ended December 31, 2008 and 2007, are as follows:

	2008
	Direct	Ceded	Ceded
	and Assumed	WBM	Other	Net
Reserves for losses and loss expenses	$94,256,004	$56,454,902	$13,349,804	$24,451,298
Unearned premiums	48,844,829	33,518,400	2,914,133	12,412,297
Premiums written	116,584,874	76,697,932	11,216,606	28,670,336
Premiums earned	117,532,250	79,450,439	11,595,776	26,486,035
Losses and loss expenses incurred	81,883,278	56,298,985	7,348,727	18,235,566

	2007
	Direct	Ceded	Ceded
	and Assumed	WBM	Other	Net
Reserves for losses and loss expenses	$83,052,124	$52,551,278	$8,953,447	$21,547,399
Unearned premiums	49,792,205	36,270,906	3,293,303	10,227,996
Premiums written	118,505,148	82,019,922	13,449,642	23,035,584
Premiums earned	116,771,337	80,663,615	13,532,915	22,574,807
Losses and loss expenses incurred	79,057,162	57,993,737	4,914,830	16,148,595
The Company’s maximum exposure on its property and casualty business was $375,000 and $250,000 per occurrence in 2008 and 2007, respectively. Catastrophic reinsurance provided property coverage’s with a limit of approximately $120,000,000 and $110,000,000 for each loss event in 2008 and 2007, respectively. The Company’s reinsurance for property and casualty and catastrophic coverage is purchased on a group basis, which includes West Bend.

The Company has a quota-share agreement with West Bend. Under this agreement, for the years ended December 31, 2008 and 2007, the Company cedes 75% and 80%, respectively, of its direct premiums less all other ceded premium to West Bend. The amount of losses and unearned premiums ceded, including reinsurance recoverable on paid losses and loss expenses, under this agreement at December 31, 2008 and 2007, is $94,483,369 and $92,580,275, respectively. The Company receives a ceding commission on the premiums it cedes to West Bend. The ceding commission paid to the Company for 2008 and 2007, was $26,918,812 and $28,844,832, respectively.

The Company has unsecured aggregate recoverables from outside reinsurers for losses paid, losses, unpaid, loss adjustment expense, and unearned premium that exceed 3% of the Company’s total surplus as of December 31, 2008 and 2007, with the following reinsurers:

	FEIN Code	2008	2007
West Bend Mutual Insurance Company	39-0698170	$94,483,369	$92,580,275
Michigan Catastrophic Claims Association	AA-9991159	16,127,152	11,525,294
7.	COMMITMENTS AND CONTINGENCIES

Like other members of the insurance industry, the Company is the target of a number of lawsuits and other types of proceedings, some of which may involve claims for substantial or indeterminate amounts. These actions are based on a variety of issues and target a range of the Company’s practices. The exact outcome of these disputes is unpredictable.

In the event of an unfavorable outcome in one or more of these matters, the ultimate liability may be in excess of amounts currently reserved and may be material to the Company’s operating results or cash flows. However, based on information currently known to it, management believes that the outcome of all known matters as they are resolved over time is not likely to have a material effect on the statutory-basis financial statements of the Company.

Leases — The Company leases office space under an operating lease agreement that will expire on June 30, 2009. This lease has an escalation clause such that every July the rent will increase by a percentage equal to the change in the Bureau of Labor Statistics cost-of-living index. This increase is subject to a maximum increase of 5%, unless the index is greater than 10%, in which case the annual increase shall be 50% of the annual increase in the index. The Company has a cancellation option under this lease where they can cancel the lease with 90 days prior notice. Upon cancellation, the Company would be subject to a cancellation penalty equal to the unamortized cost of any leasehold improvements. In 2008 and 2007, the Company expensed $117,953 and $119,425, respectively, for operating leases. Future minimum lease payments on current operating leases as of December 31, 2008, are as follows:

Years Ending
December 31
2009	$60,115
2010 and thereafter

Total future minimum lease payments	$60,115

Line of Credit — The Company has an unsecured revolving line of credit in the amount of $1,000,000, which it opened on May 9, 2005. Borrowings under the line of credit bear interest at London InterBank Offered Rate plus 3%, and there are no restrictive covenants associated with the line of credit. At December 31, 2008, there was nothing outstanding under this line of credit, and throughout 2008 no interest expense was incurred on this line of credit. The line of credit expires on May 1, 2009.

8.	UNASSIGNED SURPLUS

The portion of cumulative changes contributing to the increase (reduction) of unassigned surplus at December 31, 2008 and 2007, was as follows:

	2008	2007
Unrealized (losses) gains — net of taxes of $(448,170) and $284,641 in 2008 and 2007, respectively	$(1,280,485)	$813,259
Nonadmitted asset values (excluding nonadmitted relating to taxes)	(2,192,427)	(1,003,733)
Admitted deferred tax assets (net of $2,153,000 and $493,000 nonadmitted in 2008 and 2007, respectively)	1,649,000	1,282,000
9.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fixed maturity investment and equity securities are valued using NAIC fair value prices, if available. If a NAIC fair value is not available, fair value is estimated using quoted market prices of the security or similar securities. Fair values of fixed maturity investments are disclosed in Note 2. Equity securities are carried at NAIC fair value. Due to the relatively short-term nature of cash, short-term investments, accounts receivable, and accounts payable, the carrying value is a reasonable estimate of fair value.

10.	RISK-BASED CAPITAL

The NAIC has developed Property-Casualty Risk-Based Capital (RBC) standards that relate to an insurer’s reported statutory capital and surplus to the risks inherent in its overall operations. The RBC formula uses the statutory annual statement to calculate the minimum indicated capital level to support asset (investment and credit) risk and underwriting (loss reserves, premiums written, and unearned premium) risk. The NAIC model law calls for various levels of regulatory action based on the magnitude of an indicated RBC deficiency, if any. The Company has determined that its capital levels are in excess of the minimum capital requirements for all RBC action levels.

11.	DIVIDEND RESTRICTION

The Company is subject to statutory restrictions that limit the amount of dividends, which can be paid by State of Michigan insurance companies to shareholders without prior approval from the Michigan OFIR. Based on these restrictions, no dividends can be paid in 2008 without the consent of the Michigan OFIR. The Company did not pay any dividends in 2008 or 2007.

12.	SURPLUS NOTE

In January 2002, WBM Corporation purchased a surplus note from the Company for $5,000,000, which thereby increased capital and surplus above the minimum requirements of the Michigan OFIR. Statutes for the State of Michigan require insurers to have a minimum capital and surplus of $7,500,000. The surplus note has an interest rate of 5% and the repayment of any principal can only be paid from the surplus earnings of the Company to WBM Corporation with the prior approval of the Company’s board of directors and the OFIR. As of December 19, 2006, the ownership of the surplus note was transferred to West Bend as part of the dissolution of WBM Corporation. Interest is noncumulative and paid annually, although starting in 2008 it was not accrued for until approved by the OFIR. Interest expense of $0 and $250,000 was recorded during 2008 and 2007, respectively.

13.	RELATED-PARTY TRANSACTIONS

At December 31, 2008, West Bend owned 84.17% of the Company’s stock. West Bend provided certain accounting, tax, and actuarial services to the Company in 2008 and 2007 and has been reimbursed according to a cost allocation agreement approved by the Michigan OFIR. The cost allocation agreement became effective on January 1, 1997. The Company incurred $199,369 and $144,380 of expense under the cost allocation agreement during 2008 and 2007, respectively. At December 31, 2008 and 2007, the Company had a liability of $0 and $525 due to West Bend under this agreement.

14.	RECENTLY ADOPTED ACCOUNTING STANDARDS

In September 2006, Statement of Statutory Accounting Principles (SSAP) No. 95, Exchanges of Nonmonetary Asset — a Replacement of SSAP No. 28, Nonmonetary Transactions, was adopted to be effective as of January 1, 2007. The Company adopted this new guidance and it did not have any impact upon adoption.

In December 2006, SSAP No. 96, Settlement Requirements for Intercompany Transactions — an Amendment to SSAP No. 25, Accounting for and Disclosures about Transactions with Affiliates and Other Related Parties, was adopted to be effective as of December 31, 2007. The Company adopted this new guidance and did not realize any impact upon adoption.

In December 2008, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) FIN No. 48-3, Effective Date of FASB interpretation No. 48 for Certain Nonpublic Enterprises. FSP FIN No. 48-3 permits an entity within its scope to defer the effective date of FASB Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, to its annual statutory-basis financial statements for fiscal years beginning after December 15, 2008. The Company has elected to defer the application of FIN No. 48 for the year ending December 31, 2008. The Company evaluates its uncertain tax positions using the provisions of FASB Statement No. 5, Accounting for Contingencies. Accordingly, a loss contingency is recognized when it is probable that a liability has been incurred as of the date of the statutory-basis financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recognized.

In November 2008, SSAP No. 98, Treatment of Cash Flows When Quantifying Changes in Valuation and Impairments — an Amendment of SSAP No. 43, Loan-backed and Structured Securities, was adopted to be effective as of January 1, 2009. This statement establishes statutory accounting principles for impairment analysis and subsequent valuation of loan-backed and structured securities. The Company has not yet adopted this new guidance, but does not expect there to be a material impact upon adoption.

In September 2008, SSAP No. 99, Accounting for Certain Securities Subsequent to an Other-Than-Temporary Impairment, was adopted to be effective as of January 1, 2009. This statement establishes the statutory accounting principles for the treatment of premium or discount applicable to certain securities subsequent to the recognition of an other-than-temporary impairment. The Company has not yet adopted this new guidance, but does not expect there to be a material impact upon adoption.
* * * * * *

SUPPLEMENTAL SCHEDULES

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES
For The Year Ended December 31, 2008

(To Be Filed by April 1)

OF The MICHIGAN INSURANCE COMPANY

Address (City, State and Zip Code) Grand Rapids, MI 49525

NAIC Group Code 1243	NAIC Company Code 10857	Employer’s ID Number 38-3377789

The Investment Risks Interrogatories are to be filed by April 1. They are also to be included with the Audited Statutory Financial Statements.

Answer the following interrogatories by reporting the applicable U. S. dollar amounts and percentages of the reporting entity’s total admitted assets held in that category of investments.
1.	Reporting entity’s total admitted assets as reported on Page 2 of this annual statement. $ 97,914,034

2.	Ten largest exposures to a single issuer/borrower/investment.

	1	2	3	4
	Issuer	Description of Exposure	Amount	Percentage of Total Admitted Assets
2.01	Vanguard Group	Investments in Mutual Funds	$3,658,905	3.7%
2.02	Maricopa County, Arizona	Securities Issued by States	$1,684,263	1.7%
2.03	Morgan Stanley	Unaffiliated Domestic Securities	$1,551,612	1.6%
2.04	Puerto Rico	Securities Issued by States	$1,381,848	1.4%
2.05	Washington State	Securities Issued by States	$1,312,294	1.3%
2.06	Metro Govt Nashvi1le	Securities Issued by States	$1,076,730	1.1%
2.07	Phoenix Ariz	Securities Issued by States	$1,036,439	1.1%
2.08	Commercial Mtg	Unaffiliated Domestic Securities	$1,007,288	1.0%
2.09	LB-UBS Coml Mtg	Unaffiliated Domestic Securities	$1,003,900	1.0%
2.10	Indiana St	Securities Issued by States	$997,804	1.0%
3.	Amounts and percentages of the reporting entity’s total admitted assets held in bonds and preferred stocks by NAIC rating.

	Bonds	1		2		Preferred Stocks	3	4
3.01	NAIC-1		$55,349,149	56.5%	3.07	P/RP-1	$		%
3.02	NAIC-2		$2,807,065	2.9%	3.08	P/RP-2	$		%
3.03	NAIC-3	$		%	3.09	P/RP-3	$		%
3.04	NAIC-4	$		%	3.10	P/RP-4	$		%
3.05	NAIC-5	$		%	3.11	P/RP-5	$		%
3.06	NAIC-6		$25,000	0.0%	3.12	P/RP-6	$		%
4.	Assets held in foreign investments:

4.01	Are assets held in foreign investments less than 2.5% of the reporting entity’s total admitted assets?		Yes ☑ No ☐

4.02	Total admitted assets held in foreign investments	$	%

4.03	Foreign-currency-denominated investments	$	%

4.04	Insurance liabilities denominated in that same foreign currency	$	%

If response to 4.01 above is yes, responses are not required for interrogatories 5-10.

25

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (cont.)

5.	Aggregate foreign investment exposure categorized by NAIC sovereign rating:

6.	Largest foreign investment exposures by country, categorized by NAIC sovereign rating:

			1	2
7.	Aggregate unhedged foreign currency exposure	$		%

8.	Aggregate unhedged foreign currency exposure categorized by the country’s NAIC sovereign rating:

9.	Largest unhedged foreign currency exposures by country, categorized by the country’s NAIC sovereign rating:

10.	Ten largest non-sovereign (i.e. non-governmental) foreign issues:

26

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (cont.)

11.	Amounts and percentages of the reporting entity’s total admitted assets held in Canadian investments and unhedged Canadian currency exposure:

11.01	Are assets held in Canadian Investments less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐
If response to 11.01 is yes, detail is not required for the remainder of Interrogatory 11

12.	Report aggregate amounts and percentages of the reporting entity’s total admitted assets held in investments with contractual sales restrictions.

12.01	Are assets held in investments with contractual sales restrictions less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐

If response to 12.01 is yes, responses are not required for the remainder of Interrogatory 12.

13.	Amounts and percentages of admitted assets held in the ten largest equity interests:

13.01	Are assets held in equity interest less than 2.5% of the reporting entity’s total admitted assets	Yes ☐ No ☑

If response to 13.01 above is yes, responses are not required for the remainder of Interrogatory 13.

	1
	Name of Issuer	2	3
13.02	Vanguard Group	$3,658,905	3.7%
13.03	DFA International Value Portfolio	$979,052	1.0%
13.04	T Rowe Price Small Cap Stk	$222,149	0.2%
13.05	Munder	$69,680	0.1%
13.06	J2 Global Communications Inc.	$26,573	0.0%
13.07	Argo Group	$26,186	0.0%
13.08	Templeton World	$22,929	0.0%
13.09	Federated Total Ret Bd	$19,723	0.0%
13.10	Monro Muffler Brake	$17,441	0.0%
13.11	Vasco Data Sec Intl Inc.	$17,045	0.0%

27

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (cont.)

14.	Amounts and percentages of the reporting entity’s total admitted assets held in nonaffiliated, privately placed equities:

14.01	Are assets held in nonaffiliated, privately placed equities less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐

If response to 14.01 above is yes, responses are not required for the remainder of Interrogatory 14.

15.	Amounts and percentages of the reporting entity’s total admitted assets held In general partnership Interests:

15.01	Are assets held in general partnership interests less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐

If response to 15.01 is yes, responses are not required for the remainder of Interrogatory 15.

16.	Amounts and percentages of the reporting entity’s total admitted assets held in mortgage loans:

16.01	Are mortgage loans reported in Schedule B less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐

If response to 16.01 above is yes, responses are not required for the remainder of Interrogatory 16 and Interrogatory 17.

28

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (cont.)

18.	Amounts and percentages of the reporting entity’s total admitted assets held in each of the five largest investments in real estate:
18.01	Are assets held in real estate reported less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐
If response to 18.01 above is yes, responses are not required for the remainder of Interrogatory 18.

19.	Report aggregate amounts and percentages of the reporting entity’s total admitted assets held in investments held in mezzanine real estate loans:
19.01	Are assets held in investments held in mezzanine real estate loans less than 2.5% of the reporting entity’s total admitted assets?	Yes ☑ No ☐
If response to 19.01 above is yes, responses are not required for the remainder of Interrogatory 19.

29

SUPPLEMENTAL EXHIBIT FOR THE YEAR 2008 OF THE MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL INVESTMENT RISKS INTERROGATORIES (cont.)
20. Amounts and percentages of the reporting entity’s total admitted assets subject to the following types of agreements:

At End of Each Quarter
		At Year-end			1st Quarter	2nd Quarter	3rd Quarter
		1	2		3	4	5
20.01	Securities lending agreements (do not include assets held as collateral for such transactions)	$		%	$	$	$
20.02	Repurchase agreements	$		%	$	$	$
20.03	Reverse repurchase agreements	$		%	$	$	$
20.04	Dollar repurchase agreements	$		%	$	$	$
20.05	Dollar reverse repurchase agreements	$		%	$	$	$
21. Amounts and percentages of the reporting entity’s total admitted assets for warrants not attached to other financial instruments, options, caps, and floors:

		Owned			Written
		1	2		3	4
21.01	Hedging	$		%	$		%
21.02	Income generation	$		%	$		%
21.03	Other	$		%	$		%
22. Amounts and percentages of the reporting entity’s total admitted assets of potential exposure for collars, swaps, and forwards:

At End of Each Quarter
		At Year-end			1st Quarter	2nd Quarter	3rd Quarter
		1	2		3	4	5
22.01	Hedging	$		%	$	$	$
22.02	Income generation	$		%	$	$	$
22.03	Replications	$		%	$	$	$
22.04	Other	$		%	$	$	$
23. Amounts and percentages of the reporting entity’s total admitted assets of potential exposure for futures contracts:

At End of Each Quarter
		At Year-end			1st Qtr	2nd Qtr	3rd Qtr
		1	2		3	4	5
23.01	Hedging	$		%	$	$	$
23.02	Income generation	$		%	$	$	$
23.03	Replications	$		%	$	$	$
23.04	Other	$		%	$	$	$

30

MICHIGAN INSURANCE COMPANY
SUMMARY INVESTMENT SCHEDULE
DECEMBER 31, 2008

			Admitted Assets
			as Reported in the
	Gross Investment Holdings		Annual Statement
Investment Categories	Amount	Percentage	Amount	Percentage
1. Bonds
1.1 U.S. Treasury Securities	$401,343	0.65%	$401,343	0.65%
1.2 U.S. government agency and corporate obligations (excluding mortgage-backed securities):
1.21 Issued by U.S. government agencies	123,266	0.20	123,266	0.20
1.22 Issued by U.S. government sponsored agencies	804,614	1.30	804,614	1.30
1.4 Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
1.41 States, territories and possessions general obligations	3,705,790	5.99	3,705,790	5.99
1.42 Political subdivisions of states, territories and possessions and political subdivisions general obligations	6,472,395	10.46	6,472,395	10.46
1.43 Revenue and assessment obligations	15,193,488	24.54	15,193,488	24.54
1.44 Industrial development and similar obligations	396,713	0.64	396,713	0.64
1.5 Mortgage-backed securities (includes residential and commercial MBS):
1.51 Pass-through securities:
1.511 Guaranteed by GNMA	558,922	0.90	558,922	0.90
1.512 Issued by FNMA and FHLMC	4,162,601	6.72	4,162,601	6.72
1.52 CMOs and REMICs
1.521 Issued by FNMA and FHLMC	804,863	1.30	804,863	1.30
1.523 All other privately issued	6,518,313	10.53	6,518,313	10.53
2. Other debt and other fixed income securities (excluding short-term)
2.1 Unaffiliated domestic securities (includes credit tenant loans rated by the SVO)	7,100,978	11.47	7,100,978	11.47
2.2 Unaffiliated foreign securities	1,165,412	1.88	1,165,412	1.88
3. Equity interests:
3.1 Investments in mutual funds	5,006,547	8.09	5,006,547	8.09
3.32 Unaffiliated	736,921	1.19	736,921	1.19
7. Receivables for securities	11,679	0.02	11,679	0.02
8. Cash and short-term investments	8,740,475	14.12	8,740,475	14.12

10. Total invested assets	$61,904,320	100.00%	$61,904,320	100.00%

MICHIGAN INSURANCE COMPANY
SUPPLEMENTAL SCHEDULE OF REINSURANCE INTERROGATORIES
DECEMBER 31, 2008
7.1 Has the reporting entity reinsured any risk with any other entity under a quota share reinsurance contract that includes a provision that would limit the reinsurer’s losses below the stated quota share percentage (e.g., a deductible, a loss ratio corridor, a loss cap, an aggregate limit or any similar provisions)?
Yes ☐ No ☑
7.2 If yes, indicate the number of reinsurance contracts containing such provisions.
7.3 If yes, does the amount of reinsurance credit taken reflect the reduction in quota share coverage caused by any applicable limiting provision(s)?
Yes ☐ No ☐
8.1 Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from any loss that may occur on the risk or portion thereof, reinsured?
Yes ☐ No ☑
8.2 If yes, give full information.
9.1 Has the reporting entity ceded any risk under any reinsurance contract (or under multiple contracts with the same reinsurer or its affiliates) for which during the period covered by the statement: (i) it recorded a positive or negative underwriting result greater than 5% of prior year-end surplus as regards policyholders or it reported calendar year written premium ceded or year-end loss and loss expense reserves ceded greater than 5% of prior year-end surplus as regards policyholders; (ii) it accounted for that contract as reinsurance and not as a deposit; and (iii) the contract(s) contain one or more of the following features or other features that would have similar results:
(a) A contract term longer than two years and the contract is noncancellable by the reporting entity during the contract term;
(b) A limited or conditional cancellation provision under which cancellation triggers an obligation by the reporting entity, or an affiliate of the reporting entity, to enter into a new reinsurance contract with the reinsurer, or an affiliate of the reinsurer;
(c) Aggregate stop loss reinsurance coverage;
(d) An unconditional or unilateral right by either party (or both parties) to commute the reinsurance contract, whether conditional or not, except for such provisions which are only triggered by a decline in the credit status of the other party;
(e) A provision permitting reporting of losses, or payment of losses, less frequently than on a quarterly basis (unless there is no activity during the period); or
(f) Payment schedule, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding entity.
Yes ☐ No ☑
9.2 Has the reporting entity during the period covered by the statement ceded any risk under any reinsurance contract (or under multiple contracts with the same reinsurer or its affiliates), for which, during the period covered by the statement, it recorded a positive or negative underwriting result greater than 5% of prior year-end surplus as regards policyholders or it reported calendar year written premium ceded or year end loss and loss expense reserves ceded greater than 5% of prior year-end surplus as regards policyholders; excluding cessions to approved pooling agreements or to captive insurance companies that are directly or indirectly controlling, controlled by, or under common control with (i) one or more unaffiliated policyholders of the reporting entity, or (ii) an association of which one or more unaffiliated policyholders of the reporting entity is a member, where:
(a) The written premium ceded to the reinsurer by the reporting entity or its affiliates represents fifty percent (50%) or more of the entire direct and assumed premium written by the reinsurer based on its most recently available financial statement; or
(b) Twenty-five percent (25%) or more of the written premium ceded to the reinsurer has been retroceded back to the reporting entity or its affiliates in a separate reinsurance contract.
Yes ☐ No ☑
9.3 If yes to 9.1 or 9.2, please provide the following information in the Reinsurance Summary Supplemental Filing for General Interrogatory 9:
(a) The aggregate financial statement impact gross of all such ceded reinsurance contracts on the balance sheet and statement of income;
(b) A summary of the reinsurance contract terms and indicate whether it applies to the contracts meeting the criteria in 9.1 or 9.2; and
(c) A brief discussion of management’s principle objectives in entering into the reinsurance contract, including the economic purpose to be achieved.
9.4 Except for transactions meeting the requirements of paragraph 30 of SSAP No. 62, Property and Casualty Reinsurance, has the reporting entity ceded any risk under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statement, and either:
(a) Accounted for that contract as reinsurance (either prospective or retroactive) under statutory accounting principles (SAP) and as a deposit under generally accepted accounting principles (GAAP); or
(b) Accounted for that contract as reinsurance under GAAP and as a deposit under SAP?
Yes ☐ No ☑
9.5 If yes to 9.4, explain in the Reinsurance Summary Supplemental Filing for General Interrogatory 9 (Section D) why the contract(s) is treated differently for GAAP and SAP.
9.6 The reporting entity is exempt from the Reinsurance Attestation Supplement under one or more of the following criteria:
(a) The entity does not utilize reinsurance; or,
Yes ☐ No ☑
(b) The entity only engages in a 100% quota share contract with an affiliate and the affiliated or lead company has filed an attestation supplement; or
Yes ☐ No ☑
(c) The entity has no external cessions and only participates in an intercompany pool and the affiliated or lead company has filed an attestation supplement.
Yes ☐ No ☑
10. If the reporting entity has assumed risks from another entity, there should be change, on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the risks. Has this been done?
Yes ☑ No ☐ N/A ☐

STATUTORY-BASIS ADDITIONAL INFORMATION

MICHIGAN INSURANCE COMPANY
STATUTORY SCHEDULE OF EXPENSES INCURRED FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2007

	2008	2007
Claims adjustment services:
Direct	$3,495,585	$3,573,082
Reinsurance assumed	118,628	275,285
Reinsurance ceded	(2,420,038)	(2,694,456)

Total claims adjustment services	1,194,175	1,153,911

Commissions:
Direct	16,345,214	16,909,285
Reinsurance assumed	555,235	430,668
Reinsurance ceded	(27,156,472)	(29,020,642)
Contingent — net	2,390,102	3,438,933

Total commissions	(7,865,921)	(8,241,756)

Allowances to managers and agents		(1,185)
Advertising	32,322	45,926
Boards, bureaus, and associations	356,965	289,323
Surveys and underwriting reports	500,174	557,163
Audit of assureds’ records	291,732	332,565
Salaries and related items	6,119,289	5,667,673
Employee relations and welfare	810,818	892,426
Insurance	3,286	25,931
Directors’ fees	20,000	17,500
Travel and travel items	486,797	395,613
Rent and rent items	137,137	131,784
Equipment	31,831	86,724
Cost or depreciation of EDP equipment and software	606,724	438,870
Printing and stationery	102,055	86,824
Postage, telephone, telegraph, and express	714,707	680,421
Legal and auditing	481,793	476,288
Taxes, licenses, and fees:
State and local income taxes, and insurance and payroll taxes	3,642,153	2,741,239
Insurance department licenses and fees	38,192	35,763
Other	6,954	10,913
Expense on assumed reinsurance	508,827	421,805
Miscellaneous expenses and donations	2,718,575	2,789,890
Interest expense		250,000

TOTAL EXPENSES INCURRED	$10,938,585	$9,285,611

Allocation:
Loss adjustment expenses	$1,899,492	$1,736,213
Underwriting expenses	8,825,332	7,101,213
Investment expenses	213,761	448,185

TOTAL EXPENSES INCURRED	$10,938,585	$9,285,611

STATEMENT AS OF MARCH 31, 2010 OF THE MICHIGAN INSURANCE COMPANY
ASSETS

		Current Statement Date
					4
		1	2	3	December 31
			Nonadmitted	Net Admitted	Prior Year Net
		Assets	Assets	Assets (Cols. 1 - 2)	Admitted Assets
1.	Bonds	55,539,414		55,539,414	53,904,525
2.	Stocks:
	2.1 Preferred stocks
	2.2 Common stocks	8,275,067		8,275,067	7,793,837
3.	Mortgage loans on real estate:
	3.1 First liens
	3.2 Other than first liens
4.	Real estate:
	4.1 Properties occupied by the company (less $ ________ encumbrances)
	4.2 Properties held for the production of income (less $ ________ encumbrances)
	4.3 Properties held for sale (less $ ________ encumbrances)
5.	Cash ($ (934,254)), cash equivalents ($ _______ ) and short-term investments ($ 1,793,893)	859,639		859,639	4,189,795
6.	Contract loans (including $ _________ premium notes)
7.	Derivatives
8.	Other invested assets
9.	Receivables for securities
10.	Aggregate write-ins for invested assets
11.	Subtotals, cash and invested assets (Lines 1 to 10)	64,674,120		64,674,120	65,888,157
12.	Title plants less $ _______ charged off (for Title insurers only)
13.	Investment Income due and accrued	633,185		633,185	663,089
14.	Premiums and considerations:
	14.1 Uncollected premiums and agents’ balances in the course of collection	840,369	250,114	590,255	332,974
	14.2 Deferred premiums, agents’ balances and installments booked but deferred and not yet due (including $ _______ earned but unbilled premiums)	29,635,105		29,635,105	27,643,726
	14.3 Accrued retrospective premiums
15.	Reinsurance:
	15.1 Amounts recoverable from reinsurers	4,683,273		4,683,273	4,602,295
	15.2 Funds held by or deposited with reinsured companies
	15.3 Other amounts receivable under reinsurance contracts
16.	Amounts receivable relating to uninsured plans
17.1	Current federal and foreign income tax recoverable and interest thereon
17.2	Net deferred tax assets	3,963,000	744,000	3,219,000	3,315,000
18.	Guaranty funds receivable or on deposit
19.	Electronic data processing equipment and software	126,306	93,288	33,018	45,618
20.	Furniture and equipment, including health care delivery assets ($ ________)	68,643	68,643
21.	Net adjustment in assets and liabilities due to foreign exchange rates
22.	Receivables from parent, subsidiaries and affiliates
23.	Health care ($ ________) and other amounts receivable
24.	Aggregate write-ins for other than invested assets	3,975,507	3,948,620	26,987	305,401
25.	Total assets excluding Separate Accounts, Segregated Accounts and Protected Cell Accounts (Lines 11 to 24)	108,599,508	5,104,565	103,494,943	102,796,260
26.	From Separate Accounts, Segregated Accounts and Protected Cell Accounts
27.	Total (Lines 25 and 26)	108,599,508	5,104,565	103,494,943	102,796,260
	DETAILS OF WRITE-INS

1001.
1002.
1003.
1098.	Summary of remaining write-ins for Line 10 from overflow page
1099.	Totals (Lines 1001 through 1003 plus 1098) (Line 10 above)
2401.	Prepaid assets	3,948,520	3,948,520
2402.	Premium tax offsets	16,646		16,646	280,486
2403.	Equities and deposits in pools and associations	10,341		10,341	10,341
2498.	Summary of remaining write-ins for Line 24 from overflow page				14,574
2499.	Totals (Lines 2401 through 2403 plus 2498) (Line 24 above)	3,975,507	3,948,520	26,987	305,401

2

STATEMENT AS OF MARCH 31, 2010 OF THE MICHIGAN INSURANCE COMPANY
LIABILITIES, SURPLUS AND OTHER FUNDS

			1	2
			Current	December 31,
			Statement Date	Prior Year
1.		Losses (current accident year $ 2,518,723)	17,833,766	17,371,882
2.		Reinsurance payable on paid losses and loss adjustment expenses	308,330	204,118
3.		Loss adjustment expenses	6,716,944	6,608,702
4.		Commissions payable, contingent commissions and other similar charges	6,357,231	7,545,846
5.		Other expenses (excluding taxes, licenses and fees)	1,487,914	1,629,933
6.		Taxes, licenses and fees (excluding federal and foreign income taxes)	2,046,195	2,071,217
7.	1	Current federal and foreign income taxes (including $ 13,552 on realized capital gains (losses))	245,059	490,380
7.	2	Net deferred tax liability
8.		Borrowed money $ 2,598,028 and interest thereon $	2,598,028	2,543,559
9.		Unearned premiums (after deducting unearned premiums for ceded reinsurance of $ 37,120,315 and including warranty reserves of $ )	12,558,439	12,068,982
10.		Advance premium	900,266	978,365
11.		Dividends declared and unpaid:
		11.1 Stockholders
		11.2 Policyholders
12.		Ceded reinsurance premiums payable (net of ceding commissions)	17,561,750	17,043,695
13.		Funds held by company under reinsurance treaties
14.		Amounts withheld or retained by company for account of others	238,832	204,061
15.		Remittances and items not allocated
16.		Provision for reinsurance	15,293	1,293
17.		Net adjustments in assets and liabilities due to foreign exchange rates
18.		Drafts outstanding
19.		Payable to parent, subsidiaries and affiliates	1,252	7,996
20.		Derivatives
21.		Payable for securities	12,329	1,093
22.		Liability for amounts held under uninsured plans
23.		Capital notes $ and interest thereon $
24.		Aggregate write-ins for liabilities	83,000	83,000
25.		Total liabilities excluding protected cell liabilities (Lines 1 through 24)	68,964,630	68,854,123
26.		Protected cell liabilities
27.		Total liabilities (Lines 25 and 26)	68,964,630	68,854,123
28.		Aggregate write-ins for special surplus funds	1,291,000	l,291,000
29.		Common capital stock	2,104,497	2,103,845
30.		Preferred capital stock
31.		Aggregate write-ins for other than special surplus funds
32.		Surplus notes	5,000,000	5,000,000
33.		Gross paid in and contributed surplus	18,957,547	18,948,198
34.		Unassigned funds (surplus)	7,267,838	6,689,663
35.		Less treasury stock, at cost:
		35.1 8,801 shares common (value included in Line 29 $ 8,801)	90,569	90,569
		35.2 shares preferred (value included in Line 30 $ )

36.		Surplus as regards policyholders (Lines 28 to 34, less 35)	34,530,314	33,942,137

37.		Totals	103,494,943	102,796,260

		DETAILS OF WRITE-INS
2401.		Earned but unbilled premium returns	83,000	83,000
2402.
2403.
2498.		Summary of remaining write-ins for Line 24 from overflow page
2499.		Totals (Lines 2401 through 2403 plus 2498) (Line 24 above)	83,000	83,000

2801.		Deferred tax change in accounting principle — SSAP 10-R	1,291,000	1,291,000
2802.
2803.
2898.		Summary of remaining write-ins for Line 28 from overflow page
2899.		Totals (Lines 2801 through 2803 plus 2898) (Line 28 above)	1,291,000	1,291,000

3101.
3102.
3103.
3198.		Summary of remaining write-ins for Line 31 from overflow page
3199.		Totals (Lines 3101 through 3103 plus 3198) (Line 31 above)

STATEMENT AS OF MARCH 31, 2010 OF THE MICHIGAN INSURANCE COMPANY
STATEMENT OF INCOME

		1	2	3
		Current Year	Prior Year	Prior Year Ended
		to Date	to Date	December 31
	UNDERWRITING INCOME
1.	Premiums earned:
	1.1 Direct (written $ 28,246,696 )	26,036,885	27,185,250	108,046,157
	1.2 Assumed (written $ 664,551 )	410,215	724,915	2,841,054
	1.3 Ceded (written $ 21,869,486 )	19,894,797	21,071,058	83,843,489
	1.4 Net (written $ 7,041,761 )	6,552,304	6,839,107	27,043,722
	DEDUCTIONS:
2.	Losses incurred (current accident year $3,809,038 ):
	2.1 Direct	13,892,602	17,954,049	64,540,090
	2.2 Assumed	529,378	721,023	1,643,048
	2.3 Ceded	10,494,162	13,607,876	50,613,467
	2.4 Net	3,927,818	5,067,196	15,569,671
3.	Loss adjustment expenses incurred	585,375	584,085	2,006,065
4.	Other underwriting expenses incurred	2,115,349	2,208,868	8,314,873
5.	Aggregate write-ins for underwriting deductions
6.	Total underwriting deductions (Lines 2 through 5)	6,628,542	7,860,149	25,890,609
7.	Net income of protected cells

8.	Net underwriting gain (loss) (Line 1 minus Line 6 + Line 7)	(76,238)	(1,021,042)	1,153,113

	INVESTMENT INCOME
9.	Net investment income earned	572,459	518,713	1,655,221
10.	Net realized capital gains (losses) less capital gains tax of $13,529	25,858	(49,244)	235,337

11.	Net investment gain (loss) (Lines 9 + 10)	598,317	469,469	1,890,558

	OTHER INCOME
12.	Net gain or (loss) from agents’ or premium balances charged off (amount recovered $ amount charged off $182,483 )	(182,483)	(133,338)	(738,649)
13.	Finance and service charges not included in premiums	392,691	319,911	1,342,985
14.	Aggregate write-ins for miscellaneous income

15.	Total other income (Lines 12 through 14)	210,209	186,573	604,337

16.	Net income before dividends to policyholders, after capital gains tax and before all other federal and foreign income taxes (Lines 8 + 11 + 15)	732,287	(365,000)	3,648,008
17.	Dividends to policyholders

18.	Net income, after dividends to policyholders, after capital gains tax and before all other federal and foreign income taxes (Line 16 minus Line 17)	732,287	(365,000)	3,648,008
19.	Federal and foreign income taxes incurred	231,150	(156,723)	1,058,223

20.	Net income (Line 18 minus Line 19)(to Line 22)	501,137	(208,277)	2,589,785

	CAPITAL AND SURPLUS ACCOUNT
21.	Surplus as regards policyholders, December 31 prior year	33,942,137	29,801,758	29,801,758
22.	Net income (from Line 20)	501,137	(208,277)	2,589,785
23.	Net transfers (to) from Protected Cell accounts
24.	Change in net unrealized capital gains or (losses) less capital gains tax of $113,000	211,028	(369,037)	1,111,233
25.	Change in net unrealized foreign exchange capital gain (loss)
26.	Change in net deferred income tax	33,000	56,000	840,000
27.	Change in nonadmitted assets	(152,990)	(655,866)	(1,897,148)
28.	Change in provision for reinsurance	(14,000)		(1,293)
29.	Change in surplus notes
30.	Surplus (contributed to) withdrawn from protected cells
31.	Cumulative effect of changes in accounting principles
32.	Capital changes:
	32.1 Paid in	652	940	16,629
	32.2 Transferred from surplus (Stock Dividend)
	32.3 Transferred to surplus
33.	Surplus adjustments:
	33.1 Paid In	9,350	14,062	224,298
	33.2 Transferred to capital (Stock Dividend)
	33.3 Transferred from capital
34.	Net remittances from or (to) Home Office
35.	Dividends to stockholders
36.	Change in treasury stock			(34,125)
37.	Aggregate write-ins for gains and losses in surplus			1,291,000

38.	Change in surplus as regards policyholders (Lines 22 through 37)	588,177	(1,162,178)	4,140,379

39.	Surplus as regards policyholders, as of statement date (Lines 21 plus 38)	34,530,314	28,639,580	33,942,137

	DETAILS OF WRITE-INS
0501.
0502.
0503.
0598.	Summary of remaining write-ins for Line 5 from overflow page
0599.	TOTALS (Lines 0501 through 0503 plus 0598) (Line 5 above)

1401.
1402.
1403.
1498.	Summary of remaining write-ins for Line 14 from overflow page
1499.	TOTALS (Lines 1401 through 1403 plus 1498) (Line 14 above)

3701.	Deferred tax change in accounting principle—SSAP 10-R			1,291,000
3702.
3703.
3798.	Summary of remaining write-ins for Line 37 from overflow page
3799.	TOTALS (Lines 3701 through 3703 plus 3798) (Line 37 above)			1,291,000

4

STATEMENT AS OF MARCH 31, 2010 OF THE MICHIGAN INSURANCE COMPANY
CASH FLOW

		1	2	3
		Current Year	Prior Year	Prior Year Ended
		To Date	To Date	December 31
	Cash from Operations
1.	Premiums collected net of reinsurance	5,341,565	5,085,725	26,159,830
2.	Net investment Income	632,043	583,696	1,907,955
3.	Miscellaneous Income	516,650	216,361	509,672

4.	Total (Lines 1 to 3)	6,490,249	5,885,782	28,577,457

5.	Benefit and loss related payments	4,024,044	5,939,683	17,478,650
6.	Net transfers to Separate Accounts, Segregated Accounts and Protected Cell Accounts
7.	Commissions, expenses paid and aggregate write-ins for deductions	3,407,347	4,077,022	8,514,586
8.	Dividends paid to policyholders
9.	Federal and foreign income taxes paid (recovered) net of $27,097 tax on capital gains (losses)	490 ,000	275,757	932,290

10.	Total (Lines 5 through 9)	7,921,391	10,292,462	26,925,526

11.	Net cash from operations (Line 4 minus Line 10)	(1,431,142)	(4,406,680)	1,651,931

	Cash from Investments
12.	Proceeds from investments sold, matured or repaid:
	12.1 Bonds	4,153,821	10,728,916	40,713,431
	12.2 Stocks	188,624	132,458	1 ,142,860
	12.3 Mortgage loans
	12.4 Real estate
	12.5 Other invested assets
	12.6 Net gains or (losses) on cash, cash equivalents and short-term investments
	12.7 Miscellaneous proceeds		14,321

	12.8 Total investment proceeds (Lines 12.1 to 12.7)	4,342,445	10,875,695	41,856,290
13.	Cost of investments acquired (long-term only):
	13.1 Bonds	5,794,052	12,546,727	47,172,121
	13.2 Stocks	320,086	303,792	1,529,578
	13.3 Mortgage loans
	13.4 Real estate
	13.5 Other invested assets
	13.6 Miscellaneous applications		195,190

	13.7 Total investments acquired (Lines 13.1 to 13.6)	6,114,139	13,045,709	48,701,699

14.	Net increase (or decrease) in contract loans and premium notes

15.	Net cash from investments (Line 12.8 minus Line 13.7 and Line 14)	(1,771,694)	(2,170,014)	(6,845,409)

	Cash from Financing and Miscellaneous Sources
16.	Cash provided (applied):
	16.1 Surplus notes, capital notes
	16.2 Capital and paid in surplus, less treasury stock	10,002	15,002	206,802
	16.3 Borrowed funds	54,469	52,574	2,439,357
	16.4 Net deposits on deposit-type contracts and other insurance liabilities
	16.5 Dividends to stockholders
	16.6 Other cash provided (applied)	(191,791)	(350,545)	(2,003,361)

17.	Net cash from financing and miscellaneous sources (Line 16.1 through Line 16.4 minus Line 16.5 plus Line 16.6)	(127,321)	(282,969)	642,798

	RECONCILIATION OF CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS
18.	Net change in cash, cash equivalents and short-term investments (Line 11, plus Lines 15 and 17)	(3,330,157)	(6,859,663)	(4,550,680)
19.	Cash, cash equivalents and short-term investments:
	19.1 Beginning of year	4,189,795	8,740,475	8,740,475
	19.2 End of period (Line 18 plus Line 19.1)	859,639	1,880,812	4,189,795

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Purchase Agreement
Appendix B

CSC Corporation — Agency Link & Point-In enhancements	2,481,000

Total budget	2,481,000

Note:	Enhancements to Agency Link and Point-In are being recorded as prepaid assets, rather than fixed assets, because MICO does not own the software. The prepaid assets are treated as “non-admitted”, and are amortized over a 3 year period.

APPENDIX C
Quota Share
Reinsurance Contract

Effective:
issued to
West Bend Mutual Insurance Company
West Bend, Wisconsin
(hereinafter referred to as the “Company”)
by
Michigan Insurance Company
Grand Rapids, Michigan
(hereinafter referred to as the “Reinsurer”)
Article I – Classes of Business Reinsured
A.	By this Contract the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept quota share reinsurance (hereinafter called “policies”) issued or renewed by NSI, a division of West Bend Mutual Insurance Company, and produced by agents also licensed in Michigan.

B.	This Contract includes only business written for insureds whose principal location is within the boundaries of Michigan.

C.	This Contract does not include any assumed reinsurance.

D.	The liability of the Reinsurer with respect to each cession hereunder shall commence obligatory and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

E.	However in considering paragraphs A, B and C above, premiums written per instructions from MCCA will not be ceded under this contract.

F.	This agreement constitutes the entire agreement between the parties with respect to the business being reinsured hereunder, and there are no understandings between the parties other than expressed herein.

Article II – Commencement and Termination
A.	This Contract shall become effective on , with respect to losses arising out of occurrences commencing on or after that date, and shall continue in force thereafter until terminated.

B.	Either party may terminate this Contract on any December 31, by giving the other party not less than 12 months prior notice by certified mail.

C.	Unless the Company elects to reassume the ceded unearned premium in force on the effective date of termination and so notifies the Reinsurer prior to or as promptly as possible after the effective date of termination, reinsurance hereunder on business in force on the effective date of termination shall remain in full force and effect until expiration, cancellation or next premium anniversary of such business, whichever first occurs, but in no event beyond the 12 months following the effective date of termination.

D.	Notwithstanding the provisions of paragraph C above, in the event the Company is prohibited or precluded by the appropriate regulatory authorities, or by law (in those states where applicable and enforced), from arranging mid-term cancellation or non-renewal of any policies subject to this Contract beyond their natural expiry, the Reinsurer agrees to extend reinsurance coverage until such policies may be terminated by the Company.

E.	As provided in paragraph C above, should the Company elect to reassume the ceded unearned premium in force on the effective date of termination, it is understood that the Reinsurer will return the ceded net unearned premium.
Article III – Territory
To follow the Company’s original policies.
Article IV – Exclusions
To follow the Company’s original policies.

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Article V – Retention and Limit
A.	As respects business subject to this Contract, the Company shall cede to the Reinsurer and the Reinsurer agrees to accept 20% of the Company’s net liability.

B.	The company shall purchase or be deemed to have purchased inuring reinsurance to limit its loss subject hereto from any one policy or occurrence, including recoveries from MCCA.

C.	“Net liability” as used herein is defined as the Company’s liability after cessions, if any, to other pro rata reinsurers, or excess of loss reinsurers. It does not include any assumed reinsurance.
Article VI – Definition of Bonds
A.	The word “Bond” as used in this contract shall mean any bond, undertaking, guarantee, indemnity, binder or other obligation, including riders, endorsements, letters and agreements in connection therewith, at any time issued, assumed or accepted by the Company and classified by the Surety Association of America as Surety business, subject to the provisions of Article I.
Article VII – Assignments and Assessments
A.	The provisions of Article V shall apply to risks assigned to the Company under any Assigned Risk Plan if, in the opinion of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

B.	The provisions of Article V shall also apply to a proportion of any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including insurance guaranty and insolvency funds), pools, joint underwriting associations, FAIR plans and similar plans, said proportion to be the proportion of the Company’s total premiums causing the assessment which were or are subject to this Contract.

C.	In the event this Contract is terminated, notwithstanding the provisions of paragraph C of Article II, the provisions of this clause shall continue to apply for

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as long as the Company is required to accept assignments and/or assessments because of the business reinsured hereunder.
Article VIII – Loss in Excess of Policy Limits/ECO
A.	Excess of Original Policy Limits:
1.	This Contract shall protect the company, within the limits hereof, in connection with ultimate net loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

2.	However, this clause shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

3.	For the purpose of this clause, the word “loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.
B.	Extra Contractual Obligations:
1.	This Contract shall protect the Company within the limits hereof, where the ultimate net loss includes any extra contractual obligations. “Extra contractual obligations” are defined as those liabilities not covered under any other provision of this Contract and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit; or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement; or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

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2.	The date on which an extra contractual obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original accident, casualty, disaster or loss occurrence.

3.	However, this clause shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.
Article IX – Other Reinsurance
It is understood that any purchase of any inuring reinsurance will be subject to mutual agreement between the Company and the Reinsurer.
Article X – Claims and Loss Adjustment Expense
A.	Losses shall be reported by the Company in summary form as hereinafter provided, but the Company shall notify the Reinsurer immediately when a specific case involves unusual circumstances or large loss possibilities. The Reinsurer shall have the right to participate, at its own expense, in the defense or control of any claim or suit or proceeding involving this reinsurance.

B.	All loss settlements made by the Company, whether under strict policy conditions or by way of compromise, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its proportion of each settlement in accordance with Article XIII. It is agreed, however, that if the Reinsurer’s share of any loss is equal to or greater than $25,000, the Reinsurer will pay its share of said loss as promptly as possible after receipt of reasonable evidence of the amount paid by the Company.

C.	In the event of a claim under a policy subject hereto, the Reinsurer shall be liable for its proportionate share of loss adjustment expense incurred by the Company in connection therewith. Additionally the Reinsurer will reimburse the Company 20% of the unallocated claims expense.

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Article XI – Salvage and Subrogation
The Reinsurer shall be credited with its proportionate share of salvage (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. The Company hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights.
Article XII – Original Conditions
A.	All reinsurance under this Contract shall be subject to the same rates, terms, conditions and waivers, and to the same modifications and alterations as the respective policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. The Reinsurer shall be credited with its exact proportion of the Company’s Net Written Premiums (as defined in Article XII). As respects business in force at the effective date of this Contract, the Reinsurer will be credited with its exact proportion of the Company’s net unearned premiums.

B.	Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.
Article XIII – Commission
A.	The Reinsurer shall allow the Company a 42.5% commission on all Bond premiums and a 34.0% commission on all other premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate.

B.	Within 20 calendar days of each month end, the Company will furnish the Reinsurer with a calculation of the commission for the current month, calculated in accordance with Paragraph A.

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C.	“Net Premiums Written” as used herein shall include all premiums collected by the Company for the classes of business reinsured hereunder, less cancellations and return premiums.
Article XIV – Reports and Remittances
A.	Within 60 days after the effective date of this Contract, the Company shall remit the Reinsurer’s share of the net unearned premium (less commission thereon) applicable to subject business in force at the effective date of this Contract.

B.	Within 60 days after the end of each month, the Company shall report to the Reinsurer:
1.	Ceded Net Premiums Written for the month;

2.	Net Premiums Received for the month;

3.	Commissions as calculated under Article XIII A;

4.	Ceded losses and loss adjustment expense paid during the month;

5.	Common Account premiums due for the month, if any.
After an initial adjustment on a catch-up basis, the positive of (2) less (3) less (4) less (5) shall be remitted by the Company with its report. Any balance shown due the Company shall be remitted by the Reinsurer within 60 days after receipt and verification of the Company report.

C.	Within 60 days after the end of each month, the Company shall report to the Reinsurer the ceded gross and net unearned premiums and ceded outstanding loss reserves as of the end of the month.

D.	Annually, the Company shall furnish the Reinsurer with such information as he Reinsurer may require to complete its Annual Statement.

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Article XV – Offset
The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Contract. However, in the event of the insolvency of any party hereto, offset shall only be allowed in accordance with the statutes and/or regulations of the state having jurisdiction over the insolvency.
Article XVI – Access to Records (BRMA 1D)
The Reinsurer or its designated representatives shall have access to any reasonable time to all records of the Company which pertain in any way to this reinsurance.
Article XVII – Errors and Omissions (BRMA 14F)
Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discover.
Article XVIII – Taxes (BRMA 50B)
In consideration of the terms under which this Contract is issued, the Company will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or the District of Columbia.
Article XIX – Insolvency
A.	In the event of the insolvency of the reinsured company, this reinsurance shall be payable directly to the Company or to its liquidation, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a

8

portion of the claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the company indicating the policy or bond reinsured which claim would have involved a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or it liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Company.

C.	It is further understood and agreed that, in the event of the insolvency of the reinsured company, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Company or it liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (2) where the Reinsurer with the consent of the direct insured or insured has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.
Article XX – Arbitration (BRMA 6J)
A.	As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Company, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Lloyd’s London

9

Underwriters. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire within 30 days following their appointment, each Arbiter shall nominate three candidates within 10 days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B.	Each party shall present its case to the Arbiters within thirty (30) days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court or competent jurisdiction.

C.	If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.

D.	Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.

E.	Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract, but notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the state in which the Company has it principal office.

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In Witness Whereof, the Company by its duly authorized representative has executed this Contract as of the date undermentioned at:
                                   this ______ day of _________, 2010.

Michigan Insurance Company

In Witness Whereof, the Reinsurer by its duly authorized representative has executed this Contract as of the date undermentioned at:
West Bend, Wisconsin, this ______ day of                         , 2010.

West Bend Mutual Insurance Company

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APPENDIX D
ESCROW AGREEMENT
     THIS ESCROW AGREEMENT (this “Agreement”) made and entered into as of this ___ day of                     , 2010 among DONEGAL GROUP INC., a Delaware corporation (“DGI”), WEST BEND MUTUAL INSURANCE COMPANY, a Wisconsin mutual insurance company (“WBM”) that owns 83.6% of the issued and outstanding capital stock (the “Shares”) of MICHIGAN INSURANCE COMPANY, a Michigan stock insurance company (“MICO”) and has been appointed as the representative of the shareholders of MICO, MICO and MANUFACTURERS AND TRADERS TRUST COMPANY as escrow agent (the “Escrow Agent”). This Agreement is the escrow agreement referred to in the Agreement and Plan of Merger dated as of July 15, 2010 (the “Merger Agreement”) among DGI, Donegal Acquisition Corp., a Delaware corporation (“Merger Sub”), WBM and MICO relating to the proposed merger of MICO and Merger Sub with MICO as the surviving corporation. All capitalized terms used in this Agreement but not defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.
WITNESSETH:
     WHEREAS, DGI, Merger Sub, WBM and MICO have agreed that an amount equal to 10% of the Preliminary Merger Consideration for the Shares (the “Escrow Amount”) shall be paid at the Closing to the Escrow Agent to be held and administered by the Escrow Agent in accordance with the terms and provisions of this Agreement and the Merger Agreement; and
     WHEREAS, the Escrow Agent has agreed to hold and administer the Escrow Amount in accordance with this Agreement and the Merger Agreement;
     NOW, THEREFORE, DGI, Merger Sub, WBM, MICO and the Escrow Agent, in consideration of the agreements, covenants and conditions contained in this Agreement and intending to be legally bound hereby, covenant and agree as follows:
     1. Escrow.
          (a) At the Closing, pursuant to Section 2(a)(iii) of the Merger Agreement, DGI shall deposit the Escrow Amount with the Escrow Agent to be held and administered by the Escrow Agent in accordance with the provisions of this Agreement and the Merger Agreement. The Escrow Agent, by execution of this Agreement, acknowledges receipt of the Escrow Amount and agrees to hold and administer the Escrow Amount in accordance with the provisions of this Agreement. The parties acknowledge that, except as otherwise provided in this Agreement, the Escrow Amount deposited by DGI shall not be the property of, or be subject to any claims against, DGI, Merger Sub, WBM, MICO or their respective creditors.

          (b) The purpose of this Agreement is to secure, on the terms and conditions set forth in this Agreement, the obligations of WBM under (i) Section 2(a)(vii) of the Merger Agreement to pay to DGI the amount by which 122% of the Final Book Value of MICO, as determined pursuant to Section 2(a)(v) or 2(a)(vi) of the Merger Agreement, is less than the Preliminary Merger Consideration and (ii) Section 10 of the Merger Agreement to indemnify and hold DGI harmless against (A) any inaccuracy in or breach of the representations and warranties of MICO set forth in Section 3 of the Merger Agreement and (B) any failure of the Shareholders to duly perform or observe any covenant or agreement to be performed or observed by the Shareholders pursuant to the Merger Agreement.
          (c) If 122% of the Final Book Value of MICO is less than the Preliminary Merger Consideration, within five Business Days after the receipt of joint written instructions from WBM and DGI, the Escrow Agent shall pay to DGI that amount of the Escrow Amount as equals the amount by which the Preliminary Merger Consideration exceeded 122% of the Final Book Value of MICO.
          (d) If DGI shall have incurred any DGI Damages as a result of a claim covered by Section 10(a) of the Merger Agreement during the relevant period established in Section 10(b) of the Merger Agreement, it shall so notify WBM and the Escrow Agent promptly in writing describing such DGI Damages, the amount thereof, if known, and the method of computation of such DGI Damages, all with reasonable particularity and containing a reference to the provision of the Merger Agreement in respect to which such DGI Damages shall have occurred (a “Claim Notice”). The failure of DGI to promptly notify WBM and the Escrow Agent shall not relieve WBM of its obligations under Section 1(b) of this Agreement or Section 10(a) of the Merger Agreement except to the extent that WBM is prejudiced as a result of the failure of DGI to give prompt notice.
          (e) Within 20 Business Days of the date of a Claim Notice (the “Response Date”), WBM shall provide a written response (the “Response Notice”) to DGI and the Escrow Agent in which WBM shall (i) agree that the full amount (the “Claimed Amount”) set forth in DGI’s Claim Notice is valid, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) is valid or (iii) contest that any of the Claimed Amount is valid.
          (f) If WBM in a Response Notice agrees that the Claimed Amount is valid, the Escrow Agent shall promptly, following its receipt of the Response Notice, release to DGI that amount of cash from the Escrow Amount as is sufficient to reimburse DGI in full for the Claimed Amount.
          (g) If WBM in a Response Notice agrees that part, but not all, of the Claimed Amount is valid, the Escrow Agent shall promptly, following its receipt of the Response Notice, release to DGI that amount of cash from the Escrow Amount as is sufficient to satisfy the Agreed Amount.

          (h) If WBM in a Response Notice contests the release of all or part of the Claimed Amount (the “Contested Amount”), the Escrow Agent shall continue to hold in the Escrow Amount an amount equal to the Contested Amount, notwithstanding the expiration of an applicable time period under Section 10(b) of the Merger Agreement, until the Escrow Agent receives either (i) a copy of a settlement agreement executed by WBM and DGI that sets forth instructions as to the amount of the Escrow Amount to be released to DGI and WBM, or (ii) a copy of a final, non-appealable court order setting forth instructions as to the amount of the Escrow Amount to be released to DGI and WBM.
          (i) After the expiration of one year from the Closing Date, the remaining balance of the Escrow Amount shall be paid by the Escrow Agent to the Shareholders as set forth in joint written instructions from DGI and WBM provided, however, that to the extent DGI has submitted a claim that remains pending as of such date, the Escrow Agent shall not pay out that portion of the Escrow Amount as would be required to reimburse DGI if DGI were to prevail in the dispute and, upon the resolution of the dispute, pay any remaining balance of the Escrow Amount to WBM.
     2. Interest. Pending the disposition of the Escrow Amount pursuant to this Agreement, the Escrow Agent agrees to invest the Escrow Amount in short-term obligations of the United States Government or overnight repurchase agreements or fixed income securities rated “A” or higher and with a duration that does not exceed three years. The Escrow Agent shall invest all interest earned on the Escrow Amount in short-term obligations of the United States Government, overnight repurchase agreements or fixed income securities rated “A” or higher and with a duration that does not exceed three years until this Agreement terminates at which time such interest shall be paid to (a) DGI to the extent the interest is attributable to any portion of the Escrow Amount under this Agreement that is disbursed to DGI and (b) to WBM to the extent the interest is attributable to any portion of the Escrow Amount under this Agreement that is disbursed to WBM.
     3. Provisions Concerning the Escrow Agent.
          (a) The Escrow Agent shall be paid a fee for its services under this Agreement in the amount of $1,000 per year. The Escrow Agent shall also be entitled to reimbursement for expenses it incurs in the performance of its obligations under this Agreement. The Escrow Agent shall be entitled to employ such legal counsel and other experts as it may deem necessary to advise it in connection with the performance of its obligations under this Agreement and may rely on the advice of such legal counsel, and may pay them reasonable compensation therefor. All fees and expenses of the Escrow Agent and such legal counsel and other experts shall be shared equally by DGI and WBM.
          (b) Notwithstanding any other provision contained in this Agreement, the Escrow Agent may at all times act upon and in accordance with the joint written instructions of DGI and WBM. The Escrow Agent shall not be liable for any act done or omitted to be done by it in accordance with such instructions or the exercise of its own judgment or pursuant to the advice of legal counsel of its selection.
          (c) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and joint written instructions given to the Escrow Agent pursuant to this Agreement. The Escrow Agent shall not be subject to, nor obligated to recognize, any other agreement between DGI and WBM even though reference thereto may be made in this Agreement or a copy thereof furnished to the Escrow Agent. The Escrow Agent shall have no responsibility or liability to DGI or WBM with respect to the performance of any such other agreement; provided, however, with the written consent of the Escrow Agent, DGI and WBM, this Agreement may be amended at any time or times by an instrument in writing and delivered to the Escrow Agent.
          (d) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited under this Agreement, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security or endorsement or this Agreement, and the Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it in good faith believes to be genuine.
          (e) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by DGI or WBM or by any other person, firm, or corporation, except only as such notices or instructions as are provided for in this Agreement and orders or process of any court entered or issued with or without jurisdiction. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.
     4. Termination. This Agreement shall terminate upon the release by the Escrow Agent of the entire Escrow Amount in accordance with the terms of this Agreement.
     5. Notices. Any notices, requests or instructions pursuant to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by confirmed telecopy, to the parties to this Agreement at the following addresses, or such other respective address as any party hereto may designate in writing from time to time:
     If to DGI, to:
Donegal Group Inc.
1195 River Road
Marietta, Pennsylvania 17547
Attention: Donald H. Nikolaus, President
Fax: (717) 426-7009
     If to WBM, to:
West Bend Mutual Insurance Company
1900 South 18th Avenue
West Bend, WI 53095
Attention: Kevin A. Steiner, President
Fax: (262) 335-7000
     If to MICO, to:
Michigan Insurance Company
P.O. Box 152120
Grand Rapids, Michigan 49515
Attention: President
Fax: (616) 447-9603
     If to Merger Sub, to:
Donegal Acquisition Corp.
1195 River Road
Marietta, Pennsylvania 17547
Attention: Donald H. Nikolaus, President
Fax: (717) 426-7009
     If to the Escrow Agent, to:
Manufacturers and Traders Trust Company
213 Market Street, 2nd Floor
Harrisburg, PA 17101
Attention: Tracey E. Calhoun
Fax: (717) 231-2615

     6. Applicable Law. This Agreement shall be construed and interpreted under, and governed and enforced according to, the laws of and in the courts of the Commonwealth of Pennsylvania.
     7. Assignment. This Agreement shall inure to the benefit and be enforceable by and against DGI, WBM, MICO, Merger Sub and the Escrow Agent and their respective successors and assigns.
     8. Counterparts. This Agreement may be executed by the parties in several counterparts, each of which shall be deemed to be an original copy, and all of which shall be deemed to be one and the same agreement.
     9. Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations under this Agreement by giving notice of its resignation to the parties hereto not less than 60 days prior to the date its resignation is to become effective. DGI may appoint a successor Escrow Agent without the consent of WBM so long as such successor is a bank and trust company with assets of at least $25 billion and as long as such successor is not a creditor of DGI or any of its subsidiaries and may appoint any other successor Escrow Agent with the approval of WBM.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of the day and year first above written.

DONEGAL GROUP INC.
By:
Donald H. Nikolaus, President

WEST BEND MUTUAL INSURANCE COMPANY
By:
Kevin A. Steiner, President

MICHIGAN INSURANCE COMPANY
By:
, President

DONEGAL ACQUISITION CORP.
By:
Donald H. Nikolaus, President

MANUFACTURERS AND TRADERS TRUST COMPANY, as Escrow Agent
By:
Tracey E. Calhoun

APPENDIX E
TRUST AGREEMENT
Dated as of                     , 2010
among
WEST BEND MUTUAL INSURANCE COMPANY,
MICHIGAN INSURANCE COMPANY
and
M&T BANK

EXHIBIT A – List of Reinsurance Agreements

E-(i)

TRUST AGREEMENT
     TRUST AGREEMENT, dated as of                     , 2010 (this “Agreement”), among WEST BEND MUTUAL INSURANCE COMPANY, a Wisconsin-domiciled mutual insurance company (the “Grantor”), MICHIGAN INSURANCE COMPANY, a Michigan-domiciled stock insurance company (the “Beneficiary”), and M&T BANK, a New York banking corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are in this Agreement each sometimes referred to individually as a “Party” and collectively as the “Parties”).
WITNESSETH:
     WHEREAS, the Beneficiary has entered into reinsurance agreements listed in Exhibit A to this Agreement (the “Reinsurance Agreements”);
     WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Reinsurance Agreements;
     WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the “Trust Account”) such assets as it may desire to make subject to this Agreement in order to secure payments under or in connection with the Reinsurance Agreements;
     WHEREAS, the Trustee has agreed to act as Trustee under this Agreement, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary; and
     WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;
     NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged and intending to be legally bound hereby, the Parties hereby agree as follows:
     1. Deposit of Assets to the Trust Account.
          (a) The Grantor shall establish the Trust Account and the Trustee shall administer the Trust Account in the Trustee’s name as Trustee for the Beneficiary.
          (b) From time to time, the Grantor shall transfer to the Trustee, for deposit to the Trust Account, assets consisting only of cash (United States legal tender) and Eligible Securities (as hereinafter defined), individually an “Asset” and, collectively, the “Assets”.

          (c) The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account consist only of cash and Eligible Securities.
          (d) The Grantor will initially deposit Assets into the Trust Account with a market value at least equal to 100% of the Grantor’s Obligations within ten Business Days after the first date on which the Grantor’s Obligations are equal to or exceed $10.0 million. For as long as this Agreement is in effect, the Grantor shall notify the Beneficiary within 60 days following the end of each calendar quarter of the amount calculated by the Grantor as of the last day of such calendar quarter (each, a “Measurement Date”) to be the Grantor’s Obligations.
          (e) For purposes of this Agreement, “the Grantor’s Obligations” shall mean with respect to the Reinsurance Agreements an amount as of a Measurement Date equal to (i) 95% of the premiums received by the Grantor from the Beneficiary less (ii) (A) ceding commissions paid or allowed the Beneficiary, (B) payments made by the Grantor for losses and loss adjustment expenses and (C) any amounts paid by the Grantor to the Beneficiary to commute all or any portion of the Reinsurance Agreements.
          (f) Within ten Business Days following the Beneficiary’s receipt of the Grantor’s calculations of the Grantor’s Obligations pursuant to Section 1(d), the Beneficiary shall advise the Grantor in writing that the Beneficiary does not agree with the Grantor’s calculations and shall provide the Beneficiary’s calculation of the Grantor’s Obligations in accordance with Section 1(e). The Grantor and the Beneficiary hereby agree and acknowledge that any determination of the amount of the Grantor’s Obligations pursuant to this Section 1 shall be solely for the purpose of funding the Trust Account under this Agreement and shall not be determinative in any way of the ultimate amount owed by the Grantor to the Beneficiary pursuant to the Reinsurance Agreements.
          (g) If the Grantor and the Beneficiary are unable to mutually agree on the amount of the Grantor’s Obligations, then within 30 days following the Grantor’s receipt of the Beneficiary’s notice of disagreement as described in Section 1(f) the disagreement shall be resolved by binding arbitration as provided in Section 12. For the avoidance of doubt, in no event shall the Trustee be a party to any arbitration or dispute resolution procedure.
          (h) The Trustee shall make available to the Grantor and the Beneficiary an electronic statement of all Assets in the Trust Account within five Business Days of the initial funding of the Trust Account and, a hardcopy statement within five Business Days of the end of each calendar month.

          (i) Upon review of such statement of market value against the Grantor’s Obligations as determined in accordance with Sections 1(e) and (f) of this Agreement, the Assets in the Trust Account shall be adjusted by the Grantor in the following manner:
(1) if the amount of the Grantor’s Obligations exceeds the market value of the Assets in the Trust Account, then the Grantor shall, within ten Business Days, deliver to the Trustee additional Assets so that the market value of the Assets in the Trust Account is equal to 100% of the Grantor’s Obligations; or
(2) if the market value of the Assets in the Trust Account exceeds the amount of the Grantor’s Obligations then the Trustee shall, upon the Grantor’s written instruction and within ten Business Days thereof, withdraw and deliver to the Grantor sufficient Assets designated by the Grantor so that the market value of the Assets in the Trust Account equals 100% of the Grantor’s Obligations.
     2. Withdrawal of Assets from the Trust Account.
          (a) Except as otherwise provided in this Section 2, the Beneficiary, without the consent of the Grantor, shall have the right, at any time to withdraw from the Trust Account for the purposes set forth in Section 3, upon written notice to the Trustee (the “Withdrawal Notice”), such Assets as are specified in such Withdrawal Notice, provided the Grantor has at least ten Business Days prior written notice of the Withdrawal Notice and has not objected to it;
               (i) the Withdrawal Notice shall specify in reasonable detail the Grantor’s Obligations that are to be satisfied with the withdrawn Assets and shall include a certification by the Beneficiary that:
1 the Beneficiary has submitted a claim to the Grantor in accordance with the applicable provisions of the Reinsurance Agreements for payment of the Grantor’s Obligations so specified;
2 the Grantor has not disputed such claim within 60 days following the date on which the Grantor receives satisfactory proof of loss from the Beneficiary or, if the Grantor has disputed such claim, the Grantor has subsequently agreed that the claim is proper or the claim has been resolved in favor of the Beneficiary in accordance with the dispute resolution procedures of such Reinsurance Agreements.

3 under the terms of the Reinsurance Agreements, including any offset provision, the Beneficiary is currently entitled to payment of the Grantor’s Obligations so specified;
4 the Grantor has failed to pay or offset any of the Grantor’s Obligations so specified because the Grantor is the subject of an insolvency, liquidation or conservatorship proceeding or has ceased underwriting operations or has lost more than 50% of its policyholders surplus or has made a general assignment of its assets for the benefit of creditors; and
5 the Grantor’s Obligations so specified have not been the subject of another Withdrawal Notice or a Payment Direction (as defined below).
               (ii) Upon receipt of a Withdrawal Notice from the Beneficiary, unless the Grantor advises the Trustee within ten Business Days of the Grantor’s receipt of the Withdrawal Notice that it disputes the amount set forth in the Withdrawal Notice pursuant to Section 2(a), the Trustee shall take any and all steps necessary to transfer, absolutely and unequivocally, all right, title and interest to Assets from the Trust Account in the amounts specified in any Withdrawal Notice and deliver such Assets to or for the account of the Beneficiary. The transfer and delivery of such Assets shall take place on the 11th Business Day after the Trustee receives the Withdrawal Notice. The Person to whom Assets are delivered shall execute a receipt evidencing the delivery of Assets when required in the normal and customary transaction of the business of banking. Unless directed otherwise in writing by the Grantor, the Assets delivered from the Trust Account shall be cash and to the extent the Trust Account does not contain a sufficient amount of cash, the Trustee upon written direction shall liquidate and sell Assets, in the order specified by the Grantor, if so specified, to raise a sufficient amount of cash to effect any such withdrawal. The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified in this Agreement shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets.
               (iii) In the event the Beneficiary submits a Withdrawal Notice in accordance with this Section 2(a) for payment of any portion or all of the Grantor’s Obligations so specified, and the Grantor disputes such payment, then:
1 the Beneficiary may withdraw Assets from the Trust Account in payment of that amount of the Grantor’s Obligations that the Grantor has not disputed, if any; and
2 the Beneficiary shall not withdraw any Assets from the Trust Account in payment of the amount of the Grantor’s

Obligations that the Grantor has disputed until such time that (x) the Grantor agrees the amount is proper or (y) such claim has been resolved in favor of the Beneficiary in accordance with the dispute resolution procedures set forth in Section 12.
               (iv) The Grantor shall be credited under the Reinsurance Agreements with amounts equal to sums withdrawn from the Trust Account in connection with any Withdrawal Notice or Payment Direction (as described below). The Trustee shall have no responsibility whatsoever to determine whether the Grantor has been credited in accordance with this subsection.
          (b) Without the consent of the Beneficiary, the Grantor shall have the right, at any time to withdraw from the Trust Account for the following purposes, upon written notice to the Trustee and the Beneficiary (a “Grantor’s Withdrawal Notice”), such Assets as are specified in the Grantor’s Withdrawal Notice.
               (i) To direct the withdrawal from the Trust Account of Assets for delivery solely to the Beneficiary. The Grantor shall specify in reasonable detail the Grantor’s Obligations that the withdrawn Assets are to satisfy and the Assets to liquidate and sell. The Grantor need present no statement or document in addition to a Payment Direction to withdraw any Assets.
               (ii) At any time after the Grantor’s Obligations are equal to or less than $5 million or the Trust Account has existed for ten years from the Closing Date, the Grantor may direct the withdrawal of all Assets in the Trust Account for delivery to the Grantor. The Grantor need present no statement or document in addition to the Grantor’s Withdrawal Notice to withdraw any Assets.
               (iii) As permitted pursuant to Section 1 (i) (2).
A Grantor’s Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified in this Agreement shall be delivered.
          (c) Upon receipt of a Withdrawal Notice or a Grantor’s Withdrawal Notice, the Trustee shall take any and all steps necessary to transfer the Assets specified to the designated account as specified in such Withdrawal Notice or the Grantor’s Withdrawal Notice.
          (d) In the absence of a Withdrawal Notice or a Grantor’s Withdrawal Notice in accordance with Section 2(a) and 2(b), respectively, the Trustee shall allow no withdrawal of any Asset from the Trust Account.

     3. Application of Assets. The Beneficiary shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only.
          (a) To pay or reimburse the Beneficiary for the Grantor’s Obligations under the Reinsurance Agreements if the Grantor has not otherwise paid the Grantor’s Obligations.
          (b) To make payment to the Grantor of any amounts held in the Trust Account that exceed 100% of the actual amount required to fund the Grantor’s Obligations.
          (c) Where the Beneficiary has received a Termination Notice pursuant to Section 10 and the Beneficiary has not approved the transfer of the remaining Assets in the Trust Account to the Grantor as provided in Section 10(c), to withdraw Assets equal to the Grantor’s Obligations and deposit such Assets in a separate account, in the name of the Beneficiary in any Qualified United States Financial Institution, apart from its other assets, in trust for the use and purpose specified in this Section 3 as may remain executory after such withdrawal and for any period after such Termination Date. The relative rights and obligations of the Beneficiary under this Agreement shall apply to any such “separate account” established pursuant to this Section 3(c).
     4. Redemption, Investment and Substitution of Assets.
          (a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.
          (b) From time to time, at the written order and direction of the Grantor or its designated investment advisor, the Trustee shall invest Assets in the Trust Account in Eligible Securities.
          (c) From time to time, the Grantor or its designated investment advisor may direct the Trustee to substitute Assets of comparable value for other Assets presently held in the Trust Account. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.
          (d) All investments and substitutions of securities referred to in Sections 4(b) and 4(c) above shall be in compliance with the definition of “Eligible Securities” in Section 11 of this Agreement. Any instruction or order concerning such investments or substitutions of securities shall be referred to in this Agreement as an “Investment Order”. The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker.

          (e) When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.
          (f) Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.
     5. The Income Account. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be posted and credited by the Trustee, in the separate income column of the custody ledger (the “Income Account”) within the Trust Account established and maintained by the Grantor at an office of the Trustee in Harrisburg, Pennsylvania. Any interest, dividend or other income shall be automatically posted and credited on the payment date to the Income Account. The interest, dividends and other income shall be paid to the Grantor or credited to an account of the Grantor in accordance with written instructions provided from time to time by the Grantor to the Trustee.
     6. Right to Vote Assets. The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to vote any Assets in the Trust Account. The Trustee shall execute and provide to the Grantor any proxies or documents required to enable the Grantor to exercise its voting rights with respect to the Assets.
     7. Additional Rights and Duties of the Trustee.
          (a) The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.
          (b) Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.
          (c) The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.
          (d) The Trustee may deposit any Assets in the Trust Account in a book entry account maintained at the Federal Reserve Bank or in depositories such as the Depository Trust Company and the Participants Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.
          (e) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

          (f) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account at the end of each calendar month.
          (g) Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.
          (h) Unless otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers named in incumbency certificates furnished to the Trustee from time to time by the Grantor and the Beneficiary; respectively, and by attorneys in fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney in fact prior to receipt by it of notice of the revocation of the written authority of the attorney in fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate delivered under this Agreement prior to receipt by it of a more current certificate.
          (i) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall not be liable except for its own gross negligence, willful misconduct or lack of good faith.
          (j) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Agreement or any provision of law.
          (k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable under or in connection with this Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.
          (l) The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets or for the validity, perfection, priority or enforceability of the liens in any of the Assets, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity of title to the Assets, for insuring the Assets or for the payment of taxes, charges, assessments or liens upon the Assets.
          (m) The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Agreement by reason of any occurrence beyond the control of Trustee, including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.
     8. The Trustee’s Compensation, Expenses, etc.
          (a) The Trustee, as compensation for its services under this Agreement, shall be paid a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Beneficiary and the Grantor. The Beneficiary and the Grantor shall each be severally liable to pay or reimburse the Trustee for one-half of the Trustee’s fees, expenses and disbursements in connection with its duties under this Agreement, including attorneys’ fees and expenses, except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct or lack of good faith. The Trustee shall not be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account or Assets deposited into the Income Account as provided in Section 5 of this Agreement. The Grantor and the Beneficiary jointly and severally hereby indemnify the Trustee for, and hold it harmless against, any loss, liability, costs or expenses, including attorney’s fees and expenses, incurred or made without gross negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. Each of the Grantor and the Beneficiary hereby acknowledges that the foregoing indemnities shall survive the resignation or discharge of the Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity under this Agreement.
          (b) No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to or reimbursement or indemnification of the Trustee.
     9. Resignation or Removal of the Trustee.
          (a) The Trustee may resign at any time by giving not less than 90 days written notice thereof to the Beneficiary and to the Grantor. The Trustee may be removed by the Grantor’s delivery of not less than 90 days’ written notice of removal to the Trustee and the Beneficiary. Such resignation or removal shall only become effective on the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 9.
          (b) Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee. Any successor Trustee shall be a bank that is a member of the Federal Reserve System or chartered in the Commonwealth of Pennsylvania and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee under this Agreement by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective. Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided in this Agreement for the Trustee.
     10. Termination of the Trust Account.
          (a) The Trust Account and this Agreement, except for the indemnities provided in this Agreement, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 10. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).
          (b) Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date of giving of the Termination Notice; (b) 30 days subsequent to the date the Termination Notice is given, if the Proposed Date is fewer than 30 days subsequent to the date of giving of the Termination Notice or (c) 45 days subsequent to the date of giving of the Termination Notice, if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.
          (c) On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

     11. Definitions.
     Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):
     The term “Affiliate” with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation.
     The term “the Beneficiary” shall mean Michigan Insurance Company. For purposes of sending and receiving notices and payments required by this Agreement, Michigan Insurance Company is deemed the agent of all other beneficiaries referenced in this Agreement. The liability of the Grantor and all other benefits accruing to the Beneficiary as provided in this Agreement or any amendments to this Agreement, shall apply to the beneficiaries comprising the Beneficiary as a group and not separately to each of them. The Beneficiary shall include any successor of a beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.
     The term “Business Day” shall mean any day on which the principal offices of the Trustee in the United States are open for business.
     The term “control,” including the related terms “controlled by” and “under common control with,” shall mean the ownership, directly or indirectly, of more than 10% of the voting stock of a corporation.
     The term “Eligible Securities” shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender, short-term obligations of the United States Government, overnight repurchase agreements and fixed income securities rated “A” or higher and with a duration that does not exceed five years. Eligible Securities shall include securities issued by the Trustee, provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.
     The term “Person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.
     The term “Parent” shall mean an institution that, directly or indirectly, controls another institution.
     The term “Subsidiary” shall mean an institution controlled, directly or indirectly, by another institution.

     12. Arbitration of Disputes Between the Grantor and the Beneficiary.
          (a) Any dispute arising between the Grantor and the Beneficiary out of or in connection with this Agreement, whether relating to the interpretation, performance, formation or validity of this Agreement or any calculations of the Grantor’s Obligations, and whether arising before or after its termination, shall be referred to and resolved by a single neutral arbitrator, the process for which shall be in accordance with Section 16 of The Insurance and Reinsurance Dispute Resolution Task Force U.S. “Procedures for the Resolution of U.S. Insurance and Reinsurance Disputes;” (ed. 2004) provided, however, that all provisions of Section 16 thereof referencing the consequences of “rejection” shall be disregarded.
          (b) Arbitration shall be initiated by one Party (the “Petitioner) sending a written demand (the “Arbitration Demand”) to the other Party (the “Respondent”) via a method that produces an acknowledgement of the Respondent’s receipt, which writing shall set forth: (i) the subject of the arbitration and (ii) the nature of the dispute.
          (c) The Respondent shall respond in writing via a method that produces an acknowledgement of the Petitioner’s receipt within 30 days of receipt of the Arbitration Demand and such written response shall include: (i) the position of the Respondent and (ii) any counterclaims.
          (d) The neutral arbitrator will be relieved of all judicial formality and will not be bound by rules of procedure and evidence. Unless the Parties agree otherwise, the arbitration hearing, if any, will take place in Philadelphia, Pennsylvania, although hearings may take place in any different location as agreed to between the Parties.
          (e) The neutral arbitrator will interpret this Agreement as an honorable engagement rather than strictly as a legal obligation and will make its decision in writing, taking into consideration the custom and practice of the insurance and reinsurance industry and the evidence presented by the Parties. The arbitrator shall provide the Parties with a reasoned award, no later than 30 days following the termination of the hearing or the submission of briefs, as the case maybe, which shall set forth: (i) the resolution of the disputed issues, (ii) the amount of the award, (iii) and such other relief granted by the arbitrator, if any, and (iv) the arbitrator’s reasons for reaching its decision.
          (f) Each party will bear one-half the cost of the arbitrator.
          (g) All arbitration proceedings initiated under this Agreement shall be private and confidential. The Parties and the arbitrator shall use their best efforts to maintain the confidential nature of the arbitration proceedings and the award. The Parties also shall use their commercially reasonable efforts to maintain this confidentiality in the following circumstances: (i) when pursuing any judicial proceeding relating to the arbitration or the award, including the filing of pleadings “under seal” when permitted; and (ii) if a Party is required by law, regulation, independent accounting audit or judicial decision to disclose the existence of, and any information relating to, the arbitration.
          (h) In the event an arbitrator is unable to serve due to death, disability or other incapacity, a replacement arbitrator shall be chosen in accordance with the procedures set forth in this Section 12 for the original selection of the arbitrator.
          (i) The provisions of this Section 12 shall survive the termination or expiration of this Agreement.
     13. Governing Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania. Each party to this Agreement hereby waives trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of or related to this Agreement or the relationship established under this Agreement. This provision is a material inducement for the parties to enter into this Agreement. The establishment and maintenance of the Trust Account, and all interests, duties and obligations with respect to this Agreement, shall be governed by the laws of the Commonwealth of Pennsylvania.
     Each of the Parties hereby submits to the personal jurisdiction of and each agrees that all proceedings relating to this Agreement shall except as otherwise provided in Section 12, be brought in courts located within Philadelphia, Pennsylvania.
     14. Force Majeure. Notwithstanding anything contained in this Agreement to the contrary, the Trustee shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Trust Account resulting from any event beyond the reasonable control of the Trustee, its agents or its subcustodians, including but not limited to nationalization, strikes, expropriation, devaluation, seizure, or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition, or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Assets; or the breakdown, failure, or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions or acts of war, terrorism, insurrection or revolution; or acts of God or any other similar event. This Section shall survive the termination of this Agreement.
     15. Successors and Assigns. No Party may assign this Agreement or any of its rights or obligations under this Agreement, whether by merger, consolidation or sale of all or substantially all of its assets, liquidation, dissolution or otherwise, provided however that this Agreement shall inure to the benefit of and bind any liquidator, rehabilitator, receiver or conservator and any successor trustee Section 9 of this Agreement permits.

     16. Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement unless such invalidity or unenforceability would frustrate the essential purpose of the Parties in entering into this Agreement.
     17. Entire Agreement. This Agreement constitutes the entire agreement among the Parties. There are no understandings or agreements, conditions or qualifications relative to this Agreement that are not fully expressed in this Agreement or the Reinsurance Agreements.
     18. Amendments. This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by the Parties.
     19. Notices, etc. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms of this Agreement shall be in writing and shall be deemed to have been duly given or made (a) (i) when delivered personally, (ii) when made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:
     If to the Grantor:
West Bend Mutual Insurance Company
1900 South 18th Avenue
West Bend, WI 53095
Attention: James J. Pauly, Esq.
Telephone: 262-334-5571
Facsimile: 262-338-5058
Email: jpauly@wbmi.com

     If to the Beneficiary:
Michigan Insurance Company
1700 East Beltline N.E., Suite 100
Grand Rapids, MI 49525
Attention: President
Telephone: 888-606-6426
Facsimile: 616-447-9603
Email:
     If to the Trustee:
M&T BANK
213 Market Street Branch / First Floor
Harrisburg , PA 17101
Attn: Tracey E. Calhoun
Telephone: 717-255-2070
Facsimile: 717-237-6853
Email: tsawyercalhoun@mtb.com
Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to the approval or authorization to withdraw or substitute Trust Assets and to the termination of the Trust Account shall be in writing and may be made or given by prepaid telex, telegraph, telecopier, facsimile or electronic media.
     20. USA Patriot Act. The Grantor and the Beneficiary hereby each acknowledges that the Trustee is subject to federal laws, including the Customer Identification Program (“CIP”) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Trustee must obtain, verify and record information that allows the Trustee to identify the Grantor and the Beneficiary. Accordingly, prior to opening the Trust Account under this Agreement, the Trustee will ask the Grantor and the Beneficiary to provide certain information including, but not limited to, the Grantor’s and the Beneficiary’s name, physical address, tax identification number and other information that will help the Trustee to identify and verify the Grantor’s and the Beneficiary’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Each of the Grantor and the Beneficiary agrees that the Trustee cannot open the Trust Account under this Agreement unless and until the Trustee verifies the Grantor’s and the Beneficiary’s identity in accordance with the Trustee’s CIP.

     21. Required Disclosure. The Trustee is authorized to supply any information regarding the Trust Account and related Assets that any law, regulation or rule now or hereafter in effect requires. Each of the Grantor and the Beneficiary agrees to supply the Trustee with any required information if such information is not otherwise reasonably available to the Trustee.
     22. Representations. Each Party represents and warrants to the others that it has full authority to enter into this Agreement upon the terms and conditions of this Agreement and that the individual executing this Agreement on its behalf has the requisite authority to bind such Party to this Agreement, and that this Agreement constitutes a binding obligation of such party enforceable in accordance with its terms.
     23. Headings. The headings of the Sections and the Table of Contents have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.
     24. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

WEST BEND MUTUAL INSURANCE COMPANY, as the Grantor
By:
,

MICHIGAN INSURANCE COMPANY, as the Beneficiary
By:
, President

M&T BANK, as Trustee
By:
Tracey E. Calhoun, Authorized Officer

EXHIBIT A
(Reinsurance Agreements)

E-A-1

APPENDIX F
SURPLUS NOTE PURCHASE AGREEMENT
Between
DONEGAL MUTUAL INSURANCE COMPANY
and
WEST BEND MUTUAL INSURANCE COMPANY
DATED AS OF JULY 15, 2010

F-(i)

APPENDICES:

APPENDIX A	—	Form of Surplus Note	A-1

F-(ii)

SURPLUS NOTE PURCHASE AGREEMENT
     THIS SURPLUS NOTE PURCHASE AGREEMENT (this “Agreement”) made as of this 15th day of July, 2010 between DONEGAL MUTUAL INSURANCE COMPANY, a Pennsylvania mutual fire insurance company (“DMIC”) and WEST BEND MUTUAL INSURANCE COMPANY, a Wisconsin mutual insurance company (“WBM”).
WITNESSETH:
     WHEREAS, in connection with, and subject to the closing of, the transactions the Merger Agreement (as defined in Section 5.1(d)) contemplates, WBM proposes to sell a surplus note (the “Note”) issued by Michigan Insurance Company, a Michigan stock insurance company (“MICO”) in the form of Appendix A to this Agreement, the repayment of which would be subordinated to the claims of policyholders of MICO and otherwise be in compliance with applicable provisions of the Michigan Insurance Code and the regulations of the Commissioner of Insurance of the State of Michigan, in the principal amount of Five Million Dollars ($5,000,000);
     WHEREAS, DMIC proposes to purchase the Note;
     WHEREAS, the Board of Directors of DMIC has approved this Agreement and the purchase of the Note by resolutions duly adopted; and
     WHEREAS, the Boards of Directors of WBM and MICO have approved this Agreement and the sale of the Note by resolutions duly adopted;
     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and intending to be legally bound hereby, DMIC and WBM agree as follows:
ARTICLE I
SALE AND PURCHASE OF NOTE
     1.1 Sale and Purchase of Note. Upon the terms, conditions, representations and warranties set forth in this Agreement, WBM hereby agrees to sell the Note to DMIC and DMIC hereby agrees to purchase the Note from WBM.
     1.2 Payment of Purchase Price and Delivery of Note. The purchase price of the Note shall be Five Million Dollars ($5,000,000), an amount equal to the sum of the unpaid principal amount of the Note, plus accrued but unpaid interest on the Note on the closing date (the “Closing Date”) for the sale and purchase of the Note. The entire purchase price of the Note is to be paid in cash by DMIC to WBM on the Closing Date against delivery of the Note.
     1.3 Closing Date.
          (a) Subject to the fulfillment of the conditions precedent specified in Article V, the transactions contemplated by this Agreement shall be consummated (the “Closing”) at 10:00 a.m. on the date on which the parties to the Merger Agreement consummate the transactions the Merger Agreement contemplates. Unless otherwise mutually agreed by DMIC and WBM, the Closing shall be held at the offices of Duane Morris LLP, 190 South LaSalle Street, Chicago, IL 60603-3433.
          (b) At the Closing, WBM shall deliver to DMIC (i) copies of each resolution adopted by the Board of Directors of WBM approving and adopting this Agreement and the sale of the Note, certified by the Secretary of WBM that each such resolution is then in full force and effect and without amendment; (ii) any Officers’ Certificates specified in Section 5.2 duly executed by WBM and (iii) the Note duly executed by WBM.
          (c) At the Closing, DMIC shall deliver to WBM (i) copies of each resolution adopted by the Board of Directors of DMIC approving and adopting this Agreement and the purchase of the Note and (ii) any Officers’ Certificates specified in Section 5.3 duly executed by DMIC.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF WBM
     As an inducement to DMIC to enter into this Agreement and to consummate the transactions contemplated in this Agreement, WBM represents and warrants to DMIC and agrees as follows:
     2.1 Organization and Standing.
          (a) WBM is a corporation duly organized and validly existing under the laws of the State of Wisconsin.
          (b) WBM has the corporate power and authority and other authorizations necessary or required in order for it to own the Note and to carry on its business as now conducted.
     2.2 Authorization. WBM has the requisite corporate power and authority to execute and deliver this Agreement and sell the Note and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and delivery of the

Note, have been duly approved and authorized by the Board of Directors of WBM. No other corporate proceedings on the part of WBM are necessary to authorize this Agreement and the sale of the Note other than the approval of the sale of the Note to DMIC by the Commissioner of Insurance of the State of Michigan. This Agreement, when executed and delivered by WBM and assuming the due execution thereof by the other parties thereto, will constitute the valid, legal and binding agreements of WBM enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought. Neither the execution nor the delivery of this Agreement or the Note nor the consummation of the transactions this Agreement contemplates, nor compliance with nor fulfillment of the terms and provisions hereof or thereof, will (x) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Articles of Incorporation or the Bylaws of WBM, or any instrument, agreement, mortgage, judgment, Order, award, decree or other restriction to which WBM is a party; (y) give any party to or with rights under any such instrument, agreement, mortgage, judgment, Order, award, decree or other restriction the right to terminate, modify or otherwise change the rights or obligations of WBM under such instrument, agreement, mortgage, judgment, Order, award, decree or other restriction or (iii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court or Governmental Authority, except the approval of the Commissioner of Insurance of the State of Michigan.
     2.3 Title to the Note. WBM has good and marketable title to the Note
     2.4 No Omissions. None of the representations or warranties of WBM contained in this Agreement and, to the knowledge of WBM, none of the other information or documents furnished to DMIC or its representatives by WBM in connection with this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.
     2.5 Finders. WBM has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary with the exception of Keefe, Bruyette & Woods, Inc. WBM shall be responsible for the payment of all fees and expenses payable for or on account of the transactions provided for in this Agreement based on actions taken or agreements entered into by WBM.
     2.6 Representations and Warranties to Be True on the Closing Date. All of the representations and warranties set forth in this Article II shall be true and correct on the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF DMIC
     DMIC represents and warrants to WBM as follows:
     3.1 Organization and Standing. DMIC is a mutual fire casualty insurance company duly organized, validly existing and in good standing under the Laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to conduct its business as it is currently being conducted.
     3.2 Authorization. DMIC has the requisite corporate power and authority to execute and deliver this Agreement and to purchase the Note. The execution and delivery of this Agreement and the purchase of the Note have been duly approved and authorized by the Board of Directors of DMIC. No other corporate proceedings on the part of DMIC are necessary to authorize this Agreement and the purchase of the Note. This Agreement when executed and delivered by DMIC and assuming the due execution thereof by WBM, will constitute the valid, legal and binding obligations of DMIC enforceable against DMIC in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, rehabilitation, liquidation, conservation, dissolution, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought.
     3.3 Consents and Approvals of Government Agencies. Other than approval of the purchase of the Note by the Insurance Commissioner of the State of Michigan, no consent, approval, Order or authorization of, or registration, application, declaration or filing with any Person is required with respect to DMIC in connection with the execution and delivery of this Agreement and the purchases of the Note, nor compliance with nor fulfillment of the terms and provisions hereof and thereof, will (i) conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under the Amended Articles of Incorporation or the Amended and Restated By-laws of DMIC, or any instrument, agreement, mortgage, judgment, Order, award, decree or other restriction to which DMIC is party; (ii) give any party to or with rights under any such instrument, agreement, mortgage, judgment, Order, award, decree or other restriction or (iii) require the approval, consent or authorization of or any filing with or notification to any federal, state or local court, Governmental Authority.
     3.4 Transferability. The Note will be acquired by DMIC for its own account and not with a view to, and not in connection with, a public distribution or resale thereof and will not be transferred except in a transaction registered or exempt from registration under the

Securities Act of 1933 as amended. It is understood that DMIC’s investments are at all times within its control and direction.
     3.5 No Omissions. None of the representations or warranties of DMIC contained in this Agreement, and none of the other information or documents furnished to WBM or its representatives by DMIC in connection with this Agreement is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect. To the Knowledge of DMIC, there is no fact that adversely affects, or in the future is reasonably likely to affect adversely, the business or Assets of DMIC that has not been disclosed in writing to WBM.
     3.6 Finders. DMIC has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary on account of the transactions provided for in this Agreement, except for Sanders. DMIC shall be responsible for the payment of all fees and expenses payable for or on account of the transactions provided for in this Agreement and other such fees based on actions taken or agreements entered into by DMIC.
     3.7 Representations and Warranties to Be True on the Closing Date. All of the representations and warranties set forth in this Article IV shall be true and correct on the Closing Date.
ARTICLE IV
CERTAIN COVENANTS
     The parties covenant and agree to take the following action between the date hereof and the Closing Date:
     4.1 Preserve Accuracy of Representations and Warranties.
          (a) WBM shall refrain from taking any action that would render any representation or warranty contained in Article II of this Agreement inaccurate as of the Closing Date. WBM will promptly notify DMIC of any lawsuits, claims, proceedings or investigations that, to the Knowledge of WBM, may be threatened, brought, asserted or commenced against WBM, its officers or its directors (i) involving in any way the transactions this Agreement contemplates.
          (b) DMIC shall refrain from taking any action that would render any representation or warranty contained in Article III of this Agreement inaccurate as of the Closing Date. DMIC will promptly notify WBM of any lawsuits, claims, proceedings or investigations that, to the Knowledge of DMIC, may be threatened, brought, asserted or commenced against DMIC, its officers or its directors (i) involving in any way the transactions this Agreement contemplates.

     4.2 Required Filings. As promptly as practical after the date of this Agreement, WBM and DMIC shall promptly commence and make all required filings with the appropriate Governmental Authority required by Law to be made by any of them in order to consummate the transactions this Agreement contemplates. Between the date of this Agreement and the Closing Date, each party shall cooperate with the other party with respect to all required filings that a party elects to make or is required by Law to make in connection with the transactions this Agreement contemplates.
ARTICLE V
CONDITIONS
     5.1 Conditions to Each Party’s Obligations. The respective obligations of each party to effect the purchase and sale of the Note under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:
          (a) All required filings and approvals required to be obtained prior to the Closing Date solely for this Agreement and the purchase and sale of the Note have been obtained and not rescinded or adversely modified.
          (b) No Order entered or Law promulgated or enacted by any Governmental Authority shall be in effect that would prevent the consummation of the purchase or sale of the Note or the other transactions this Agreement contemplates and no proceeding brought by a Governmental Authority shall have been commenced and be pending that seeks to restrain, prevent or materially delay or restructure the transactions this Agreement contemplates or that otherwise questions the validity or legality of any such transaction; and
          (c) There shall be no pending or threatened litigation initiated by a private party seeking to restrain, prevent, rescind or change the terms of this Agreement or the purchase and sale of the Note or to obtain damages in connection with this Agreement or the consummation of the purchase and sale of the Note.
          (d) Closing under the Agreement and Plan of Merger (the “Merger Agreement”) dated as of July 15, 2010 among WBM, MICO, Donegal Group Inc. and DGI Acquisition Corp. shall occur simultaneously with the closing of the transactions this Agreement contemplates. Capitalized terms used in this Agreement without definition shall have the respective meanings assigned to them in the Merger Agreement.
     5.2 Conditions to Obligations of DMIC. The obligations of DMIC to purchase and pay for the Note on or prior to the Closing Date, shall be subject to the following conditions:
          (a) WBM shall have performed or complied in all material respects with all agreements required to be performed and complied with by it under this Agreement, including the delivery of the Note at or prior to the Closing Date.

          (b) Each of the representations and warranties of WBM contained in this Agreement that is qualified by materiality shall be true and correct on the Closing Date as though made on the Closing Date and each of the representations and warranties of WBM that is not so qualified shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, other than representations and warranties that address matters only as of a certain date, which shall be true and correct in all material respects as of such certain date, and there shall have been delivered to DMIC an Officer’s Certificate or Certificates to that effect, dated as of the Closing Date, and signed on behalf of WBM;
     5.3 Conditions to Obligations of WBM. The obligation of WBM to sell the Note and to perform its other obligations under this Agreement to be performed on the Closing Date shall, at the option of WBM, be subject to the fulfillment on or prior to the Closing Date, of the following conditions:
          (a) DMIC shall have performed or complied in all material respects with all obligations and agreements required to be performed and complied with by it under this Agreement, including the payment of the purchase price of the Note to WBM at or prior to the Closing Date.
          (b) Each of the representations and warranties of DMIC contained in this Agreement that is qualified by materiality shall be true and correct on the Closing Date as though made on the Closing Date and each of the representations and warranties of DMIC that is not so qualified shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, other than representations and warranties that address matters only as of a certain date and which shall be true and correct in all material respects as of such certain date, and there shall have been delivered to WBM an Officer’s Certificate or Certificates to that effect, dated as of the Closing Date, and signed on behalf of DMIC.
ARTICLE VI
TERMINATION
     6.1 Termination. This Agreement may be terminated and the purchase and sale of the Note and the other transactions this Agreement contemplates be abandoned at any time prior to the Closing Date:
          (a) by mutual consent of WBM and DMIC;
          (b) by either WBM or DMIC by one day’s written notice to DMIC or WBM, as the case may be, if the Closing shall not have been consummated on or before December 31, 2010; provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the purchase and sale of the Note to have been consummated on or before such date;

          (c) by either DMIC or WBM by one day’s written notice to WBM or DMIC, as the case may be, if any of the conditions to such party’s obligations to consummate the transactions contemplated by this Agreement shall in the reasonable opinion of the notifying party have become impossible to satisfy; or
          (d) by DMIC if WBM is in breach at any time prior to the Closing Date of any of the representations and warranties made by WBM as though made on and as of such date; or
          (e) by WBM if DMIC is in breach at any time prior to the Closing Date of any of the representations and warranties made by DMIC as though made on and as of such date.
     6.2 Effect of Termination. In the event of the termination of this Agreement by either WBM or DMIC, as provided in Section 6.1, this Agreement shall thereafter become void and there shall be no Liability on the part of any party hereto against any other party to this Agreement, or their respective directors, officers, policyholders or agents, except that (i) any such termination shall be without prejudice to the rights of any party hereto arising out of the willful breach by any other party of any covenant or agreement contained in this Agreement.
ARTICLE VII
AMENDMENT, WAIVER AND INDEMNIFICATION
     7.1 Amendment. This Agreement may be amended or modified in whole or in part any time by an agreement in writing executed in the same manner as this Agreement, provided, however, that no amendment shall be made that changes the terms of this Agreement in any material respect and that requires the further approval or proceedings of any insurance Governmental Authority without such approval having first been obtained or such proceedings having been first completed.
     7.2 Extension; Waiver. At any time prior to the Closing Date, either party hereto may:
          (a) extend the time for the performance of any of the obligations or other acts of the other party hereto,
          (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
          (c) waive compliance with any of the agreements or conditions contained herein.

Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its President. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of such party hereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.
     7.3 Survival of Obligations. All certifications, representations and warranties made in this Agreement by WBM and DMIC and their obligations to be performed pursuant to the terms of this Agreement, shall survive the Closing Date hereunder, notwithstanding any notice of any inaccuracy, breach or failure to perform not waived in writing and notwithstanding the consummation of the transactions contemplated herein with knowledge of such inaccuracy, breach or failure. All representations and warranties contained herein shall terminate upon the repayment in full of the principal amount of the Note and all accrued but unpaid interest thereon.
ARTICLE VIII
MISCELLANEOUS
     8.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed facsimile or registered mail, postage prepaid, addressed as follows:
if to DMIC, to:
Donegal Mutual Insurance Company 1195 River Road Marietta, Pennsylvania 17547 Attention: Donald H. Nikolaus, President Facsimile: 717-426-7009
if to WBM, to:
West Bend Mutual Insurance Company 1900 South 18th Avenue West Bend, WI 53095 Attention: James J. Pauly, Esq. Facsimile: 262-338-5058
or to such other address or facsimile number as the Person to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

     8.2 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses including, without limitation, legal and accounting fees and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein.
     8.3 Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its rules on conflicts of law.
     8.4 Partial Invalidity. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be unreasonable or materially and adversely frustrate the objectives of the parties as expressed in this Agreement.
     8.5 Execution in Counterparts. This Agreement may be executed in two counterparts, both of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered (by facsimile, PDF or otherwise) to the other party.
     8.6 Titles and Headings. Titles and headings to Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
     8.7 Entire Agreement. This Agreement, together with the Note, contains the entire understanding of the parties hereto with regard to the subject matter contained in this Agreement.
     8.8 Specific Performance. Each of the parties hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which WBM or DMIC may be entitled, at law or in equity.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed on its behalf as of the date first above written.

DONEGAL MUTUAL INSURANCE COMPANY
By:
Donald H. Nikolaus, President

WEST BEND MUTUAL INSURANCE COMPANY
By:
Kevin A. Steiner, President